                                                                   EXHIBIT 10.15



                                                                  EXECUTION COPY

                                   $27,000,000




                                CREDIT AGREEMENT

                          Dated as of October 30, 1996


                                     Between


                               O.S.I. CORPORATION,

                            a California corporation,

                                  AS BORROWER,


                                       and


                            COMERICA BANK-CALIFORNIA,


                                    AS LENDER

                                TABLE OF CONTENTS


                                                                                       PAGE
ARTICLE I
                     DEFINITIONS AND ACCOUNTING TERMS..................................  1
         SECTION 1.1.      Certain Defined Terms.......................................  1
         SECTION 1.2.      Accounting Terms............................................ 18
         SECTION 1.3.      Other Definitional Provisions............................... 19

ARTICLE II
                     AMOUNTS AND TERMS OF THE ADVANCES................................. 20
         SECTION 2.1.      Advances.................................................... 20
                 (a)       Facility A Advances......................................... 20
                 (b)       Facility B Advance.......................................... 20
         SECTION 2.2.      Mechanics of Advances....................................... 20
                 (a)       Borrowings.................................................. 20
                 (b)       Notice of Borrowing......................................... 20
                 (c)       Telephonic Notice........................................... 21
                 (d)       Funding of Advances......................................... 21
                 (e)       Notice of Borrowing Irrevocable............................. 21
         SECTION 2.3.      Evidence of Debt............................................ 21
                 (a)       Promise to Repay............................................ 21
                 (b)       Loan Account................................................ 21
         SECTION 2.4.      Fees........................................................ 21
                 (a)       Closing Fee................................................. 21
                 (b)       Commitment Fees............................................. 22
                 (c)       Additional Fees............................................. 22
         SECTION 2.5.      Repayment................................................... 22
                 (a)       Facility A.................................................. 22
                 (b)       Facility B.................................................. 22
                 (c)       Maturity.................................................... 22
                 (d)       Nonscheduled Mandatory Facility Prepayments................. 22
                 (e)       Nonscheduled Voluntary Facility Prepayments................. 23
                 (f)       Application of Nonscheduled Facility B
                           Prepayments................................................. 24
                 (g)       Optional Reduction or Termination of Facility A............. 24
                 (h)       Excess Exposure............................................. 24
                 (i)       Change of Control........................................... 24
                 (j)       Prepayment Fee.............................................. 25
         SECTION 2.6.      Interest.................................................... 25



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

                 (a)       Base Rate Advances.......................................... 25
                 (b)       Eurodollar Rate Advances.................................... 25
                 (c)       Default Interest............................................ 25
         SECTION 2.7.      Interest Rate Determination and Protection.................. 26
                 (a)       Determination of Eurodollar Rate............................ 26
                 (b)       Notice of Eurodollar Rate................................... 26
                 (c)       Suspension of Eurodollar Rate Advances...................... 26
                 (d)       Failure to Specify Duration................................. 26
                 (e)       Minimum Amounts............................................. 26
                 (f)       Lender's Determination Conclusive........................... 26
         SECTION 2.8.      Voluntary Conversion of Advances............................ 27
                 (a)       Notice of Conversion/Continuation........................... 27
                 (b)       Telephonic Notice........................................... 27
                 (c)       Requirements................................................ 27
                 (d)       Base Rate Advances.......................................... 27
         SECTION 2.9.      Funding Losses.............................................. 27
         SECTION 2.10.     Increased Costs............................................. 28
                 (a)       Increase in Cost............................................ 28
                 (b)       Increase in Capital Requirements............................ 29
         SECTION 2.11.     Illegality.................................................. 29
         SECTION 2.12.     Payments and Computations................................... 30
                 (a)       Payments.................................................... 30
                 (b)       Computations................................................ 30
                 (c)       Payment on Business Day..................................... 30
         SECTION 2.13.     Taxes....................................................... 30
                 (a)       Net Payments................................................ 30
                 (b)       Payment of Other Taxes...................................... 30
                 (c)       Indemnification............................................. 31
                 (d)       Evidence of Payments........................................ 31
         SECTION 2.14.     Issuance of Letters of Credit............................... 31
         SECTION 2.15.     Payment of Letters of Credit; Reimbursement................. 32
         SECTION 2.16.     Letter of Credit Fees....................................... 33

ARTICLE III
                     CONDITIONS OF LENDING............................................. 33
         SECTION 3.1.      Conditions Precedent on the Closing Date.................... 33
                 (a)       Loan Documents.............................................. 34
                 (b)       Corporate Documents......................................... 34
                 (c)       Governmental Consents....................................... 35
                 (d)       No Injunction............................................... 35
                 (e)       Other Deliveries............................................ 35
                 (f)       Legal Opinions.............................................. 36



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
                 (g)       Payment of Existing Debt.................................... 36
                 (h)       Payment of Fees and Expenses................................ 36
                 (i)       No Material Adverse Change.................................. 36
         SECTION 3.2.      Conditions Precedent to Each Extension of Credit............ 36
                 (a)       Notice...................................................... 36
                 (b)       Certification............................................... 36

ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES..................................... 37
         SECTION 4.1.      Representations and Warranties of the Borrower.............. 37
                 (a)       Organization................................................ 37
                 (b)       Power and Authority......................................... 37
                 (c)       Due Authorization........................................... 37
                 (d)       Subsidiaries and Ownership of Capital Stock................. 38
                 (e)       Governmental Approval....................................... 38
                 (f)       Binding and Enforceable..................................... 38
                 (g)       Financial Information....................................... 38
                 (h)       Material Adverse Change..................................... 39
                 (i)       Compliance.................................................. 39
                 (j)       Litigation.................................................. 39
                 (k)       No Conflict................................................. 39
                 (l)       No Default.................................................. 39
                 (m)       Payment of Taxes............................................ 39
                 (n)       Margin Regulations.......................................... 40
                 (o)       Conduct of Business......................................... 40
                 (p)       Environmental Matters....................................... 40
                 (q)       ERISA Compliance............................................ 40
                 (r)       Title to Assets............................................. 41
                 (s)       Perfection.................................................. 41
                 (t)       Undisclosed Liabilities..................................... 42

ARTICLE V
                    COVENANTS OF BORROWER.............................................. 42
         SECTION 5.1.      Financial Covenants......................................... 42
                 (a)       Maximum Leverage Ratio...................................... 42
                 (b)       Minimum Fixed Charge Coverage Ratio......................... 42
                 (c)       Minimum Profitability....................................... 43
                 (d)       Minimum Consolidated Tangible Effective Net Worth........... 43
         SECTION 5.2.      Affirmative Covenants....................................... 43
                 (a)       Compliance with Laws........................................ 43
                 (b)       Inspection of Property and Books and Records................ 43
                 (c)       Reporting Requirements...................................... 44



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
                 (d)       Preservation of Corporate Existence, Etc.................... 45
                 (e)       New Subsidiaries............................................ 45
                 (f)       Maintenance of Property..................................... 46
                 (g)       Insurance................................................... 46
                 (h)       Payment of Taxes and Lienable Items......................... 47
                 (i)       Use of Proceeds............................................. 47
                 (j)       Permitted Cash Investments.................................. 47
                 (k)       Further Assurances.......................................... 47
         SECTION 5.3.      Negative Covenants.......................................... 48
                 (a)       Liens....................................................... 48
                 (b)       Disposition of Assets....................................... 51
                 (c)       Investments................................................. 52
                 (d)       Limitation on Debt and Accommodation Obligations............ 53
                 (e)       Transactions with Affiliates................................ 55
                 (f)       Restricted Junior Payments.................................. 55
                 (g)       Mergers, Etc................................................ 56
                 (h)       Conduct of Business......................................... 57
                 (i)       Compliance with ERISA....................................... 57
                 (j)       Payment Restrictions Affecting Subsidiaries................. 57

ARTICLE VI
                     EVENTS OF DEFAULT................................................. 57
         SECTION 6.1.      Events of Default........................................... 57
                 (a)       Non-Payment of Principal.................................... 58
                 (b)       Non-Payment of Interest..................................... 58
                 (c)       Non-Payment of Other Obligations............................ 58
                 (d)       Representations and Warranties.............................. 58
                 (e)       Financial and Negative Covenants............................ 58
                 (f)       Reporting and Collateral Covenants.......................... 58
                 (g)       Other Agreements............................................ 58
                 (h)       Default as to Other Debt.................................... 58
                 (i)       Bankruptcy.................................................. 59
                 (j)       Judgments................................................... 59
                 (k)       Material Adverse Change..................................... 59
                 (l)       Loan Documents.............................................. 59
                 (m)       Collateral Documents........................................ 60
                 (n)       ERISA....................................................... 60
         SECTION 6.2.      Rights Not Exclusive........................................ 61

ARTICLE VII
                     MISCELLANEOUS..................................................... 61
         SECTION 7.1.      Amendments.................................................. 61



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
         SECTION 7.2.      Notices..................................................... 61
         SECTION 7.3.      No Waiver; Remedies......................................... 61
         SECTION 7.4.      Costs and Expenses.......................................... 61
         SECTION 7.5.      Right of Set-off............................................ 62
         SECTION 7.6.      General Indemnity........................................... 62
         SECTION 7.7.      Assignments and Participations.............................. 64
         SECTION 7.8.      Binding Effect.............................................. 64
         SECTION 7.9.      Governing Law............................................... 64
         SECTION 7.10.     Waiver of Jury Trial........................................ 65
         SECTION 7.11.     Limitation of Liability..................................... 65
         SECTION 7.12.     Confidentiality............................................. 65
         SECTION 7.13.     Entire Agreement............................................ 66
         SECTION 7.14.     Survival.................................................... 66
         SECTION 7.15.     Execution in Counterparts................................... 66



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EXHIBITS

         Exhibit A-1     Form of Notice of Borrowing
         Exhibit A-2     Form of Notice of Continuance/Conversion

         Exhibit B-1     Form of Subsidiary Guaranty
         Exhibit B-2     Form of Borrower Pledge and Security Agreement
         Exhibit B-3     Form of Subsidiary Pledge and Security Agreement
         Exhibit B-4     Form of Intellectual Property Security Agreement
         Exhibit B-5     Form of Notice of Security Interest in Deposit Accounts
         Exhibit B-6     Form of Notice of Security Interest in Financial
    Intermediary Accounts
         Exhibit B-7     Form of Subordination Agreement
         Exhibit B-8     Form of Intercreditor Agreement

         Exhibit C-1     Form of Opinion of Counsel for the Borrower and the
                         Guarantors
         Exhibit C-2     Form of Opinion of Puerto Rican Counsel for O.S.I.
                         Puerto Rico
         Exhibit C-3     Form of Opinion of Foreign Counsel for the Guarantors

         Exhibit D-1     Form of Compliance Certificate
         Exhibit D-2     Form of Borrowing Base Certificate

SCHEDULES

         Borrower Schedules:
         Schedule 4.1(d)     List of Subsidiaries
         Schedule 4.1(e)     List of Governmental Approvals
         Schedule 4.1(j)     List of Litigation
         Schedule 4.1(o)     List of Business Lines
         Schedule 4.1(p)     List of Environmental Matters
         Schedule 4.1(q)     List of ERISA Matters
         Schedule 4.1(t)     List of Undisclosed Liabilities
         Schedule 5.3(c)     List of Investments
         Schedule 5.3(d)     List of Liens and Debts



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



                                CREDIT AGREEMENT


                  This CREDIT AGREEMENT, dated as of October 30, 1996, is made by and between O.S.I. CORPORATION, a California corporation, as the Borrower, and COMERICA BANK-CALIFORNIA, a California chartered bank, as the Lender.

                                    RECITALS

         WHEREAS, the Borrower has requested that the Lender loan funds to the Borrower and the Lender has agreed to lend money to the Borrower subject to the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the promises and the agreements, provisions and comments herein contained, the Borrower and the Lender agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.1. CERTAIN DEFINED TERMS. As used in this Agreement:

                  ACCOMMODATION OBLIGATION means, as applied to any Person, any direct or indirect guaranty, endorsement or other liability of that Person with respect to any Debt, lease, dividend, letter of credit or other obligation (the "primary obligation") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (i) to purchase, repurchase or otherwise acquire any such primary obligation or any property constituting direct or indirect security therefor, or (ii) to advance or provide funds (A) for the payment or discharge of any such primary obligation, or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Accommodation Obligation shall be deemed to be an amount equal to the maximum stated or determinable amount of the primary obligation in respect of which such Accommodation Obligation is made or, if not stated or if indeterminable, the maximum reasonably estimated potential liability in respect thereof. Endorsements of checks for collection or deposit in the ordinary course of business are not Accommodation Obligations.

                  ACCOUNT means any right to receive payment arising from the sale or lease of goods or the rendering of services, as further defined in the UCC.

                  ADVANCE means a Facility A Advance or the Facility B Advance.



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                  AFFILIATE of a specified Person means any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person specified. For this purpose, "control," "controlled by" and "under common control with" with respect to any Person mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  AGREEMENT means this Credit Agreement.

                  ASSET SALE means the sale, sale-leaseback, license, transfer or other disposition of any asset, business or property of the Borrower or any of its Subsidiaries, other than (i) sales and other dispositions of inventory in the ordinary course of business, (ii) sales of used, worn-out or surplus equipment in which the proceeds are reinvested in other fixed assets within one hundred eighty (180) days from the date of sale, (iii) sales and leasebacks of equipment acquired by the Borrower or any of its Subsidiaries not more than one hundred eighty (180) days prior to such sale or leaseback, (iv) non-exclusive licenses, and (v) licenses granted outside of the United States in connection with the settlement or resolution of the Galley Litigation.

                  AUTHORIZED OFFICER means the chief executive officer, chief financial officer or controller of the Borrower.

                  BANKRUPTCY, INSOLVENCY OR LIQUIDATION PROCEEDING means (i) any case commenced by or against the Borrower under any chapter of the United States Bankruptcy Code, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower, any receivership or assignment for the benefit of creditors relating to the Borrower or any similar case or proceeding relative to the Borrower or its creditors, as such, in each case whether or not voluntary, (ii) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency, and (iii) any other proceeding of any type or nature in which claims against the Borrower generally are determined, proven or paid.

                  BASE RATE means, for any day, a fluctuating interest rate per annum equal to the higher of (i) the then effective rate of interest announced publicly by the Lender at its head office from time to time as its prime commercial lending rate (it being understood that such rate is merely a reference rate and is not the best, lowest or most favorable rate offered by the Lender), or (ii) the then effective Federal Funds Rate PLUS one percent (1.00%) per annum.

                  BASE RATE ADVANCE means an Advance which bears interest by reference to the Base Rate as provided in Section 2.6(a).

                  BORROWER means O.S.I. Corporation, a California corporation.

                  BORROWER PLEDGE AND SECURITY AGREEMENT means the pledge and security agreement in substantially the form of Exhibit B-2, executed by the Borrower and delivered pursuant to Section 3.1(a)(iii), and each other security agreement at any time delivered by the Borrower to create a Lien that secures any of the Obligations.

                  BORROWING means the Base Rate Advances or Eurodollar Rate Advances made by the Lender on the date requested by the Borrower.

                  BORROWING BASE means, as of any date of determination, the sum of (i) eighty percent (80%) of Consolidated Net Accounts Receivable, PLUS (ii) fifty percent (50%) of Consolidated Net Inventory, as determined by the Borrowing Base Certificate most recently submitted by the Borrower to the Lender.

                  BORROWING BASE CERTIFICATE means a certificate in substantially the form of Exhibit D-2.

                  BREAKAGE COSTS is defined in Section 2.9.

                  BUSINESS DAY means any day except a Saturday or Sunday or a day when commercial banks are authorized or required by law to be closed in San Jose, California and, where used in reference to any Eurodollar Rate Advance, additionally means such a day on which commercial banks are authorized or required by law to be closed in Detroit, Michigan; New York, New York or London, England.

                  CAPITAL LEASE means, with respect to any Person, any lease of any property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

                  CASH FLOW means, for any period, an amount determined as (i) Consolidated Net Income for such period, PLUS, (ii) to the extent deducted in determining Consolidated Net Income and without duplication, (A) the sum of all charges for Consolidated Interest Expense, depreciation and amortization for such period, (B) all non-cash charges required by GAAP relating to dispositions of property, plant and equipment, and (C) proceeds from Permitted Outside Funded Debt for such period, MINUS (iii) without duplication, (x) preferred stock dividends paid or payable by the Borrower or any of its consolidated Subsidiaries during such period, and (y) Consolidated Capital Expenditures for such period, all computed and calculated in accordance with GAAP.

                  CASH PROCEEDS means all cash and cash equivalents received by the Borrower or any of its Subsidiaries (i) as the cash consideration in any Asset Sale (or from any payment or distribution on, or sale or liquidation of, any promissory note or other property received as noncash consideration in any Asset Sale) or (ii) in any Equity Issuance or in any issuance of Subordinated Debt or (iii) in any extraordinary event as described in Section 2.5(d)(iii), in each case, after deducting therefrom (A) reasonable brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions and other reasonable and customary expenses incurred in connection with such transaction, (B) the amount of taxes payable in connection with or as a result of such transaction, and (C) with respect to Asset Sales, the amount of any Debt secured by a Lien on the sold asset that, by the terms of such transaction, is required to be repaid upon disposition, in each case to the extent, but only to the extent, that the amounts so deducted are properly attributable to such transaction or to the asset that is sold.

                  CHANGE OF CONTROL means a transaction or series of related transactions by which both (i) either (A) any Person or group (within the meaning of Section 13(d)(3) of the 1934 Act) acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing fifty percent (50%) or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors, or (B) from and after the completion of an Initial Public Offering, a majority of the Borrower's directors are Persons who were not in office on the Closing Date and were not initially nominated by directors who were in office on the Closing Date or by successor directors elected or appointed upon the initial nomination of such directors or successor directors and (ii) either (x) an Event of Default or Potential Default shall have occurred and be continuing at the time of the events specified in clause (i) hereof or would occur as a result thereof, or (y) any three of the following four individuals are no longer employed by the Borrower in the following respective capacities: John Fruth as President and Chief Executive Officer, Dan Kunst as Vice President of Sales and Marketing, Greg Lichtwardt as Vice President of Finance and Chief Financial Officer, or Bradley Jones as Vice President of U.S. Sales; PROVIDED that the foregoing notwithstanding, an Initial Public Offering shall not constitute a Change of Control.

                  CLAIMS is defined in Section 7.6.

                  CLOSING DATE means the date on which all of the conditions precedent set forth in Section 3.1 are satisfied or waived in writing by the Lender.

                  CODE means the Internal Revenue Code of 1986.

                  COLLATERAL means all property which at any time is subject or is to become subject to any Lien granted or created under any of the Collateral Documents.

                  COLLATERAL DOCUMENTS means the Borrower Pledge and Security Agreement, the Subsidiary Pledge and Security Agreement, the Intellectual Property Security Agreement, and all other security agreements, collateral assignments, mortgages, deeds of trust and other instruments, documents and agreements at any time delivered to the Lender to create or evidence Liens to secure the Obligations.

                  COMPLIANCE CERTIFICATE means a certificate in substantially the form of Exhibit D-1.

                  CONSOLIDATED CAPITAL EXPENDITURES means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as a liability (but without duplication) during that period and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries) made or incurred during such period which, in accordance with GAAP, are required to be included in or reflected by the Borrower's or any of its Subsidiaries' fixed asset accounts as reflected in any of their balance sheets (including expenditures for equipment purchased within one hundred eighty (180) days of the trade-in or sale of existing equipment owned by the Borrower or any of its Subsidiaries to the extent the gross amount of such purchase price exceeds the book value of the equipment being traded in, or sold, but excluding expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or financed from insurance proceeds or condemnation awards.)

                  CONSOLIDATED INTEREST EXPENSE means, for any period, total interest expense (including the interest component of Capital Leases) of the Borrower and its consolidated Subsidiaries for such period determined in accordance with GAAP, except that amortization or write-off of original issue discount, capitalized debt issuance costs and expenses, and non-cash interest payments or accruals shall in any event be excluded.

                  CONSOLIDATED NET ACCOUNTS RECEIVABLE means, as of any date of determination for the Borrower and its consolidated Subsidiaries in accordance with GAAP, Accounts of the Borrower and its consolidated Subsidiaries (net of applicable reserves).

                  CONSOLIDATED NET INCOME means, for any period, the net income of the Borrower and its consolidated Subsidiaries for such period determined in accordance with GAAP, PLUS, to the extent deducted in determining such net income and without duplication, the Litigation Adjustment (net of applicable taxes) for such period.

                  CONSOLIDATED NET INVENTORY means, as of any date of determination for the Borrower and its consolidated Subsidiaries in accordance with GAAP, Inventory of the Borrower and its consolidated Subsidiaries (net of applicable reserves).

                  CONSOLIDATED TANGIBLE EFFECTIVE NET WORTH means, as of any date of determination for the Borrower and its consolidated Subsidiaries in accordance with GAAP, the amount determined as (i) the net book value of all assets (other than Intangible Assets) after all appropriate deductions which are either required or reflected by the Borrower or any of its consolidated Subsidiaries in any of their balance sheets, both in accordance with GAAP (including, without limitation, reserves for doubtful receivables, returns, obsolescence, depreciation and amortization), MINUS (ii) Consolidated Total Debt, PLUS (iii) the Litigation Adjustment (net of applicable taxes).

                  CONSOLIDATED TOTAL DEBT means, as of any date of determination for the Borrower and its consolidated Subsidiaries, all items of indebtedness, obligation or liability (other than Subordinated Debt and Debt permitted under Section 5.3(d)(vii)) that should be classified, and reported on the Borrower's consolidated balance sheet, as liabilities in accordance with GAAP.

                  DEBT means, as applied to any Person, (i) all indebtedness of such Person for borrowed money (whether by loan or the issuance of debt securities or otherwise); (ii) all obligations of such Person issued, undertaken or assumed as the deferred purchase price of property or services or interest thereon, except accounts and accrued expenses currently payable; (iii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit, bankers' acceptances and similar instruments, whether or not contingent; (iv) all monetary obligations of such Person under any Capital Lease; (v) all obligations of such Person (contingent or otherwise) to purchase, retire or redeem any capital stock or other equity interest in such Person or any Affiliate of such Person; (vi) all monetary obligations of such Person measured by, or determined on the basis of, the value of any capital stock of such Person or any Affiliate of such Person; (vii) all Accommodation Obligations of such Person; and (viii) all liabilities and obligations secured by (or as to which the holder of the liability or obligation has an existing right, contingent or otherwise, to be secured by) any Lien, except a Non-Consensual Lien, upon any property of such Person or any property of any Subsidiary of such Person.

                  DISALLOWED POST-PETITION INTEREST/EXPENSE CLAIMS means any claim for interest on Advances accrued or computed for or as to any period of time at any time after the commencement of any Bankruptcy, Insolvency or Liquidation Proceeding at the rate (including any applicable post-default rate) set forth in this Agreement or other applicable Loan Document or for fees, expense reimbursements, indemnification or other similar Obligations accrued or determined for or as to any such period of time in accordance with the provisions of this Agreement or any such Loan Document, if such claim is not allowed, allowable or enforceable in such Bankruptcy, Insolvency or Liquidation Proceeding.

                  DOLLARS and $ mean United States dollars or such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts in the United States.

                  ENVIRONMENTAL CLAIMS means any and all administrative, regulatory or judicial claims, demands, directives, proceedings, orders, decrees and judgments relating in any way to any Environmental Law or any Environmental Permit.

                  ENVIRONMENTAL LAWS means all federal, state and local laws, statutes, rules, regulations, ordinances and codes, and any binding judicial or administrative interpretation thereof or requirement thereunder, including any judicial or administrative order, by any Governmental Authority, relating to the regulation or protection of human health, safety, the environment and natural resources.

                  ENVIRONMENTAL PERMIT means any license, permit, authorization, registration or approval issued or required under any Environmental Law.

                  EQUITY ISSUANCE means the issuance or sale of any capital stock of or other equity, ownership or profit interest (except a dividend on any such stock or interest declared and payable



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



solely in additional shares of such stock or interest), by (i) the Borrower to any Person or (ii) any Subsidiary of the Borrower to any Person other than to the Borrower or to a wholly-owned Subsidiary of the Borrower.

                  ERISA means the Employee Retirement Income Security Act of
1974.

                  ERISA AFFILIATE means any entity which is (or at any relevant time was) a member of a "controlled group of corporations," under "common control" or a member of an "affiliated service group" with the Borrower as defined in Section 414(b), (c) or (m) of the Code.

                  ERISA EVENT means (i) any of the events set forth in Section 4043(b) of ERISA with respect to a Pension Plan; (ii) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (iii) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan; (iv) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan subject to Title IV of ERISA; (v) a failure to make required contributions to a Pension Plan or Multiemployer Plan; (vi) the imposition of any liability under Title VI of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; (vii) an application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code with respect to any Pension Plan; (viii) the Borrower or ERISA Affiliate engages in a nonexempt prohibited transaction or otherwise becomes liable with respect to a nonexempt prohibited transaction, the consequences of which, in the aggregate, constitute or could reasonably be expected to result in a Material Adverse Change; or (ix) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by the Borrower or any ERISA Affiliate with respect to any Pension Plan for which the Borrower or any of its Subsidiaries may be liable, the consequences of which, in the aggregate, constitute or could reasonably be expect to result in a Material Adverse Change.

                  EURODOLLAR RATE means, for any Interest Period for each Eurodollar Rate Advance,

                  (i) the per annum interest rate at which deposits in eurodollars are offered to the Lender by other prime banks in the eurodollar market in an amount comparable to the relevant Eurodollar Rate Advance and for a period equal to the relevant Interest Period at approximately 11:00 a.m. (Pacific time) two (2) Business Day prior to the first day of such Interest Period, DIVIDED BY,

                  (ii) an amount equal to one MINUS the stated maximum rate (expressed as a decimal) of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) that is specified on the first day of such Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurodollar funding (currently referred to as "eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System, all as conclusively determined (absent manifest error) by the Lender, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/16 of 1%.

                  EURODOLLAR RATE ADVANCE means an Advance which bears interest by reference to the Eurodollar Rate as provided in Section 2.6(b).

                  EVENT OF DEFAULT is defined in Section 6.1.

                  EXCLUDED PROCEEDS means up to $1,000,000 in Cash Proceeds received in each Fiscal Year from Asset Sales.

                  EXISTING BANK OF AMERICA CREDIT AGREEMENT means the Amended and Restated Business Loan Agreement dated as of November 9, 1995, as amended, by and between the Borrower and Bank of America National Trust & Savings Association.

                  FACILITY A means the credit available to the Borrower pursuant to Section 2.1(a) and Section 2.14.

                  FACILITY A ADVANCE means a loan in Dollars by the Lender to the Borrower pursuant to Section 2.1(a).

                  FACILITY A AMOUNT means, on any date of determination, $17,000,000 LESS all Facility A Reductions that have become effective.

                  FACILITY A AVAILABILITY means, as of any date of determination, the lesser of:

                  (i) the Facility A Amount then in effect, LESS the aggregate Facility A Advances then outstanding, LESS the Letter of Credit Usage then outstanding; and

                  (ii) the Borrowing Base then in effect LESS the aggregate Facility A Advances then outstanding, LESS the Letter of Credit Usage then outstanding.

                  FACILITY A MATURITY DATE means October 31, 1999.

                  FACILITY AMOUNT means the Facility A Amount and the Facility B Amount.

                  FACILITY A REDUCTION means each permanent reduction of the credit available to the Borrower under Facility A, whether made voluntarily pursuant to Section 2.5(g) or required to be made pursuant to Section 2.5(i),
Section 6.1 or any other provision of this Agreement or otherwise becoming effective in accordance with this Agreement.

                  FACILITY B means the credit available to the Borrower pursuant to Section 2.1(b).

                  FACILITY B ADVANCE means a loan in Dollars by the Lender to the Borrower pursuant to Section 2.1(b).

                  FACILITY B AMOUNT means, on any date of determination, $10,000,000 LESS all Facility B Reductions that have become effective.

                  FACILITY B REDUCTION means each permanent reduction of the loan outstanding to the Borrower under Facility B, whether made voluntarily pursuant to Section 2.5(e) or required to be made pursuant to Section 2.5 (b),
(d) or (i), Section 6.1 or any other provision of this Agreement or otherwise becoming effective in accordance with this Agreement.

                  FEDERAL FUNDS RATE means, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three federal funds brokers of recognized standing selected by it, all as conclusively determined by the Lender, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/16th of 1%.

                  FEDERAL RESERVE BANK means any one of twelve central banks, or any one of their branches, that are part of the Federal Reserve System and that constitute the so-called Federal Reserve Banks.

                  FEE LETTER means the letter from Comerica Bank-California to the Borrower, relating to fees, dated the Closing Date.

                  FISCAL QUARTER means a fiscal quarter of the Borrower.

                  FISCAL QUARTER END DATE means the last day of a Fiscal
Quarter.

                  FISCAL YEAR means a fiscal year of the Borrower.

                  FIXED CHARGE COVERAGE RATIO means, as of any Fiscal Quarter End Date, the ratio of (i) Cash Flow for the four consecutive Fiscal Quarters ending on such Fiscal Quarter End Date TO (ii) the sum of Consolidated Interest Expense for the four consecutive Fiscal Quarters ending on such Fiscal Quarter End Date PLUS the aggregate of all principal payments with respect to all indebtedness for borrowed money (including Capital Leases and Facility B, but excluding Facility A and Debt permitted under Section 5.3(d)(vii)) due and payable or paid during the four consecutive Fiscal Quarters ending on such Fiscal Quarter End Date.

                  FOREIGN SUBSIDIARIES means initially the Persons listed on
Schedule 4.1(d) below the heading "Foreign" and hereafter shall mean such Persons who are or may become Subsidiaries of the Borrower whose assets and business are then located primarily outside of the United States. For purposes of determining after the Closing Date which Subsidiaries of the Borrower shall be subject to the provision of Section 5.2(e) requiring that such Subsidiary deliver a joinder to the Guaranty and that sixty-five percent (65%) of the stock or other equity interests thereof owned by the Borrower be delivered to the Lender, "Foreign Subsidiaries" shall mean such other Persons as may become Subsidiaries of the Borrower (i) to whom Section 956(d) of the Code applies and
(ii) who meet the requirements of clause (i), (ii) or (iii) of the definition of Material Subsidiary, as measured during the most recent Fiscal Quarter. For the purposes of this Agreement, O.S.I. Puerto Rico shall not be treated as a Foreign Subsidiary.

                  GAAP means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the facts and circumstances on the date of determination.

                  GALLEY LITIGATION means the pending litigations involving Geoffrey Galley and certain other former shareholders of Ocular Sciences Limited (some of whom are current shareholders of the Borrower).

                  GOVERNMENTAL AUTHORITY means any nation, state, sovereign or government, any political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  GUARANTOR means each Material Subsidiary of the Borrower that executes, or joins in, the Guaranty.

                  GUARANTY means the guaranty by the Material Subsidiaries, in substantially the form of Exhibit B-1, executed by each of the Material Subsidiaries and delivered pursuant to Section 3.1(a)(ii), and each joinder therein by any other Subsidiary of the Borrower and all guaranties, instruments and agreements at any time delivered by any Subsidiary of the Borrower in respect of or in exchange or substitution for or in replacement of such guaranty or to evidence its guaranty of payment of any of the Obligations.

                  HAZARDOUS MATERIALS means (i) flammable explosives, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls and petroleum products, and (ii) chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition, listing or identification of "hazardous substances,"

"hazardous wastes," hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "medical waste," "infectious waste," "biomedical waste," "biohazardous waste," or words of similar import, under any applicable Environmental Law.

                  INDEMNIFIED PERSON is defined in Section 7.6.

                  INITIAL PUBLIC OFFERING means an underwritten public offering of the Borrower's common stock pursuant to which such stock becomes tradeable on a national stock exchange or the over-the-counter market.

                  INSOLVENCY PROCEEDING means any proceeding commenced by or against any Person under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

                  INTANGIBLE ASSETS means, as of any date of determination for the Borrower and its consolidated Subsidiaries in accordance with GAAP, assets having no physical existence and that should be classified as intangible assets including, without limitation, goodwill, patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, organizational expenses and deferred charges (including, without limitation, unamortized debt issuance costs).

                  INTELLECTUAL PROPERTY SECURITY AGREEMENT means the intellectual property Security Agreement in substantially the form of Exhibit B-4, executed by the Borrower and each Material Subsidiary and delivered pursuant to Section 3.1(a)(vi), and each other security agreement at any time delivered by the Borrower or any Subsidiary of the Borrower to create a Lien securing any of the Obligations upon any property of the type described in such security agreement.

                  INTERCREDITOR AGREEMENT means an intercreditor agreement in substantially the form of Exhibit B-8.

                  INTEREST MARGIN means, with respect to any Base Rate Advance or Eurodollar Rate Advance, as applicable, the amount set forth below corresponding to the Leverage Ratio set forth below determined by the Lender, with reference to the most recent financial statements and Compliance Certificate delivered by the Borrower pursuant to Section 5.2(c), on the fifth Business Day after receipt of such financial statements and Compliance Certificate; PROVIDED, HOWEVER, that if (i) the Borrower shall have received proceeds of at least $25,000,000 net of underwriting discounts and commissions from an Initial Public Offering and (ii) the Leverage Ratio is less than 1.25 to 1.00, then the applicable Interest Margin for Eurodollar Rate Advances shall be 2.00%. Any such change in the applicable Interest Margin shall be given prospective effect only, effective (A) as to all Base Rate Advances outstanding hereunder on the fifth Business Day after receipt of the most recent financial statements and Compliance Certificate, and (B) as to each Eurodollar Rate Advance outstanding hereunder, effective upon the expiration of the applicable Interest Period(s), if any, in effect on the fifth Business Day after receipt of such financial statements and Compliance Certificate, in each case with no retroactivity or clawback; PROVIDED, HOWEVER, that during the period from and including the Closing Date to and including the fifth Business Day following the earlier of (x) April 30, 1997, or (y) receipt by the Lender of the audited financial statements and Compliance Certificate for the Fiscal Year ended December 31, 1996 delivered hereunder, the applicable Interest Margin shall be the highest Interest Margin provided herein; and PROVIDED, FURTHER, that if the Borrower shall fail to timely deliver such financial statements and Compliance Certificate for any period, then the applicable Interest Margin shall be the highest Interest Margin provided herein until the fifth Business Day after the Borrower shall deliver such financial statements and Compliance Certificate:

         Leverage Ratio                     Base Rate             Eurodollar Rate
         --------------                     ---------             ---------------
         more than or equal to 1.75:1.00       0.75%                   2.75%

         less than 1.75:1.00 but               0.50%                   2.50%
         more than or equal to 1.25:1.00

         less than 1.25:1.00                   0.25%                   2.25%


                  INTEREST PERIOD means, for each Eurodollar Rate Advance, the period commencing on the date of such Advance or the date of the conversion of any Advance into such an Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may select by notice received by the Lender not later than 11:00 a.m. (Pacific time) two (2) Business Days prior to the first day of such Interest Period; PROVIDED, HOWEVER, that:

                  (i) the Borrower may not select any Interest Period applicable to a Facility A Advance which ends after the Facility A Maturity Date;

                  (ii) the Borrower may not select any Interest Period applicable to a portion of the Facility B Advance which ends after any date on which such portion is scheduled to be repaid unless, after giving effect to such selection, the aggregate unpaid principal amount of Base Rate Advances and Eurodollar Rate Advances under Facility B having Interest Periods which end on or prior to such date is at least equal to the principal amount of the Facility B Advance due and payable on and prior to such date;

                  (iii) whenever the last day of any Interest Period would otherwise occur on a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, except that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall be the next preceding Business Day; and

                  (iv) the Borrower may not have more than an aggregate of five
         (5) Interest Periods in effect at any one time under Facility A and Facility B.

                  INVENTORY is as defined in the UCC.

                  INVESTMENT means (i) the acquisition of any interest in any property, assets or business from any Person, whether by sale, lease or otherwise, (ii) the funding of any loan, extension of credit, accommodation or capital contribution to or for the benefit of any Person, and (iii) the acquisition of any debt or equity securities of or claim against or interest in any Person, whether upon original issuance, by purchase or otherwise.

                  LENDER means Comerica Bank-California, a California chartered bank.

                  LETTER OF CREDIT means a letter of credit or similar undertaking issued by the Lender for the benefit of the Borrower as provided in
Section 2.14.

                  LETTER OF CREDIT USAGE means, as of any date of determination, the sum of (i) the aggregate undrawn amount of all Letters of Credit then outstanding PLUS (ii) the aggregate unreimbursed drawings under all such Letters of Credit then outstanding.

                  LEVERAGE RATIO means, for any Fiscal Quarter End Date, the ratio of (i) Consolidated Total Debt as of such Fiscal Quarter End Date TO (ii) Consolidated Tangible Effective Net Worth as of such Fiscal Quarter End Date.

                  LIEN means any mortgage, deed of trust, lien, pledge, charge, security interest, hypothecation, assignment, deposit arrangement or encumbrance of any kind in respect of any asset, whether or not filed, recorded or otherwise perfected or effective under applicable law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital or finance lease or other title retention agreement relating to such asset (other than an operating lease).

                  LITIGATION ADJUSTMENT means the amount of any one-time settlement, award, judgment or order paid or payable by or against the Borrower and/or Ocular Sciences Limited, a wholly-owned Subsidiary of the Borrower, in an amount not to exceed $5,000,000 in the aggregate (including accrued royalties of $1,104,000) which fully discharges the Galley Litigation.

                  LOAN DOCUMENTS means this Agreement, the Guaranty, the Subordination Agreement, the Intercreditor Agreement, the Collateral Documents and all other guaranties and other agreements, instruments and written indicia of the Obligations delivered to the Lender by or on behalf of the Borrower or any other Loan Party pursuant to or in connection with the transactions contemplated hereby.

                  LOAN PARTIES means the Borrower and each Subsidiary of the Borrower (other than a Foreign Subsidiary) that is a party to any Loan Document.

                  MATERIAL ADVERSE CHANGE means any materially adverse change in the financial condition, assets, liabilities, business, operations or prospects of the Borrower and its Subsidiaries, taken as a whole (it being understood that the Litigation Adjustment shall not be deemed a Material Adverse Change).

                  MATERIAL ENVIRONMENTAL CLAIM means any Environmental Claim, regardless of merit, which does or can reasonably be expected to (i) result in the Borrower or any of its Subsidiaries expending in the aggregate an amount in excess of $1,000,000 to defend against, settle or satisfy, or (ii) prevent or enjoin the Borrower or any of its Subsidiaries from carrying on business on any property on which it conducts operations if the inability to carry on business on any such property does or can reasonably be expected to cause a Material Adverse Change.

                  MATERIAL SUBSIDIARY means each Subsidiary of the Borrower (other than a Foreign Subsidiary) that has (i) as of the end of the most recent Fiscal Quarter, total assets representing two percent (2%) or more of the total assets of the Borrower and its consolidated Subsidiaries, (ii) for the most recent Fiscal Quarter, total revenues representing two percent (2%) or more of the revenues of the Borrower and its consolidated Subsidiaries, or (iii) for the most recent Fiscal Quarter, net income representing two percent (2%) or more of Consolidated Net Income.

                  MULTIEMPLOYER PLAN means any Plan which is "multiemployer plan," as defined in Section 4001(a)(3) of ERISA.

                  1934 ACT means the Securities Exchange Act of 1934.

                  NON-CONSENSUAL LIEN means a Lien permitted under Section 5.3(a)(v), (vi), (vii), (viii), (ix), or (xi).

                  NOTICE OF BORROWING means a notice substantially in the form of Exhibit A-1.

                  NOTICE OF CONTINUANCE/CONVERSION means a notice substantially in the form of Exhibit A-2.

                  OBLIGATIONS means all present and future debts, obligations and liabilities of every type and description of the Borrower or any other Loan Party at any time arising under or in connection with this Agreement, any other Loan Document or any Rate Contract, due or to become due to the Lender, any Indemnified Person or any other Person and includes, without limitation, (i) all liability for principal of and interest on any Advances, and (ii) all liability under the Loan Documents for any fees, taxes, compensation, costs, losses, expense reimbursements and indemnification.

                  OCULAR SCIENCES LIMITED means Ocular Sciences Limited, a corporation organized under the laws of the United Kingdom, and a wholly-owned Subsidiary of the Borrower.

                  O.S.I. PUERTO RICO means O.S.I. Puerto Rico, a Delaware corporation and a wholly-owned Subsidiary of the Borrower.

                  OTHER TAXES is defined in Section 2.13(b).

                  PBGC means the Pension Benefit Guaranty Corporation or any entity succeeding to any of its functions under ERISA.

                  PENSION PLAN means any Plan which is (i) an "employee pension benefit plan" as defined in Section 3(2) of ERISA and (ii) not a Multiemployer Plan.

                  PERMITTED CASH INVESTMENTS means (i) certificates of deposit or money market securities with maturities of one year or less issued by any United States commercial bank with capital, surplus, and undivided profits of $500,000,000 or more; (ii) obligations issued by, or guaranteed by, the United States government and maturing within one year from the date of acquisition thereof; (iii) commercial paper, municipal bonds and similar instruments with maturities of one year or less rated at least P2 or Aa, respectively, by Moody's Investors Service, Inc., or rated at least A2 or AA, respectively, by Standard & Poor's Corporation, or receiving an equivalent rating from any other nationally recognized rating agency; (iv) repurchase or reverse repurchase agreements issued by any United States commercial bank with capital, surplus and undivided profits of $500,000,000 or more; and (v) investments in money market funds or mutual funds that invest solely in investments described in clauses (i) through
(iv).

                  PERMITTED OUTSIDE FUNDED DEBT means that Debt specified in
Section 5.3(d)(iii) and (vi).

                  PERSON means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  PLAN means any "employee benefit plan" as defined in Section 3(3) of ERISA (i) which the Borrower or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the six years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Borrower or any ERISA Affiliate may incur any liability and (ii) which covers any employee or former employee of the Borrower or any ERISA Affiliate (with respect to their relationship with such entities).

                  PLEDGE AND SECURITY AGREEMENT means the Borrower Pledge and Security Agreement and the Subsidiary Pledge and Security Agreement.

                  POTENTIAL DEFAULT means any event or condition described in
Section 6.1 which, with any notice or passage of time (or both) expressly described in Section 6.1, would constitute an Event of Default.

                  QUALIFIED PLAN means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code and which the Borrower or any ERISA Affiliate sponsors, maintains, or to which it makes or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five plan years, but excluding any Multiemployer Plan.

                  RATE CONTRACT means any interest rate and currency swap agreement, cap, floor or collar agreement, interest rate insurance, currency spot or forward contract or other agreement or arrangement designed to provide protection against fluctuations in interest or currency exchange rates entered into by the Borrower and any Person which is, or at the time such contract, agreement or arrangement was entered into, the Lender or an Affiliate of the Lender.

                  REPORTABLE EVENT means any of the events set forth in Section 4043(b) of ERISA, a withdrawal from a plan described in Section 4063 of ERISA or a cessation of operations described in Section 4062(e) of ERISA.

                  SUBORDINATED DEBT means any Debt of the Borrower or any of its Subsidiaries, which is subordinate to the Obligations on terms and conditions satisfactory to the Lender.

                  SUBORDINATION AGREEMENT means the subordination agreement in substantially the form of Exhibit B-7, executed by John Fruth and delivered pursuant to Section 3.1(a)(iv).

                  SUBSIDIARY means, with respect to any Person, any corporation, association, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests is owned or controlled directly or indirectly by such Person or one or more Subsidiaries of such Person or a combination thereof.

                  SUBSIDIARY PLEDGE AND SECURITY AGREEMENT means the pledge and security agreement in substantially the form of Exhibit B-3, executed by each Material Subsidiary (other than O.S.I. Puerto Rico) and delivered pursuant to
Section 3.1(a)(iii) and each joinder therein by any other Material Subsidiary of the Borrower and each other security agreement at any time delivered by any Material Subsidiary of the Borrower to create a Lien that secures any of the Obligations.

                  TAXES is defined in Section 2.13(a).

                  TRANSFER AND PERFECTION NOTICE means an instrument in the form of Exhibit B-5 or Exhibit B-6 (if such instrument is then sufficient under applicable law, when duly signed by the parties indicated thereon, to perfect a security interest in the account or investments described therein) or any other instrument by which a Lien upon Permitted Cash Investments, as security for the Obligations, is lawfully and enforceably created and perfected without any consent, acknowledgment or other act of any Person other than the Lender. No Transfer and Perfection Notice shall limit or restrict the control and dominion of the Borrower and the Guarantor(s) over their cash or Permitted Cash Investments or any account to which cash or Permitted Cash Investments may be deposited or give the Lender any control or dominion over any such cash, Permitted Cash Investment or account.

                  UCC means the Uniform Commercial Code, as adopted and applied in the state of California.

                  UNFUNDED PENSION LIABILITY means, with respect to any Pension Plan that is subject to Title IV of ERISA, the excess of such Pension Plan's accrued benefits, as defined in Section 3(23) of ERISA, over the current value of such Pension Plan's assets, as defined in Section 3(26) of ERISA (but excluding from the definition of "current value" of "assets" of such Pension Plan, accrued but unpaid contributions).

                  UNITED STATES and U.S. mean the United States of America.

                  WELFARE PLAN means any Plan which is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA.

                  WITHDRAWAL LIABILITIES means the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA if the Borrower and each ERISA Affiliate made a complete withdrawal from all Multiemployer Plans and any increase in contributions pursuant to Section 4243 of ERISA.

                  SECTION I.2. ACCOUNTING TERMS. All accounting terms not expressly defined herein shall be construed, except where the context otherwise requires, and all financial computations required under this Agreement shall be made in accordance with GAAP applied on a consistent basis. If GAAP changes during the term of this Agreement so as to affect the calculation of any term defined herein or any measure of financial performance or financial condition employed or referred to herein, the Borrower and the Lender agree to negotiate in good faith toward an amendment of this Agreement which shall approximate, to the extent possible, the economic effect of the original provisions hereof after taking into account such change in GAAP, but until the parties are able to agree upon such amendment (i) the Borrower shall be deemed in compliance with the provisions hereof only if and to the extent it would have been in compliance if such change in GAAP had not occurred and (ii) the Borrower shall deliver to the Lender, with each financial report delivered by the Borrower hereunder, information sufficient to confirm such compliance as if such change in GAAP had not occurred.

                  SECTION I.3. OTHER DEFINITIONAL PROVISIONS.

                  (a) Unless otherwise specified herein or therein, all terms defined in this

         Agreement shall have the defined meanings when used in any other Loan Document or in any certificate or other document made or delivered pursuant hereto.

                  (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. The term "including" is not limiting and means "including without limitation."

                  (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."

                  (d) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

                  (e) References to statutes, acts or codes shall include all regulations promulgated thereunder and references to statutes, acts, codes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

                  (f) The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

                  (g) Unless the context otherwise requires, all terms used in this Agreement and defined in the UCC shall have the meanings assigned therein.

                                   ARTICLE II
                        AMOUNTS AND TERMS OF THE ADVANCES

                  SECTION II.1. ADVANCES.

                  (a) FACILITY A ADVANCES. Subject to the terms and conditions herein, the Lender agrees to make Facility A Advances to the Borrower, from time to time on any Business Day from the Closing Date and prior to the Facility A Maturity Date, in an aggregate principal amount outstanding at any time not to exceed the Facility A Amount as such Facility A Amount may be reduced from time to time in accordance with the provisions of this Agreement; PROVIDED, HOWEVER, that the aggregate principal amount of Facility A Advances outstanding at any time shall not exceed the lesser of (i) the Facility A Amount then in effect, less the Letter of Credit Usage then outstanding, and (ii) the Borrowing Base then in effect less the Letter of Credit Usage then outstanding. Within the foregoing limits, the Borrower may borrow, repay and reborrow Facility A Advances.

                  (b) FACILITY B ADVANCE. Subject to the terms and conditions herein, the Lender agrees to make the Facility B Advance to the Borrower, on the Closing Date in a principal amount not to exceed the Facility B Amount. Amounts repaid under Facility B may not be reborrowed.

                  (c) USE OF PROCEEDS. The Facility A Advances and Facility B Advance shall be used (i) initially to repay (A) all outstanding indebtedness owing under the Existing Bank of America Credit Agreement and (B) all outstanding indebtedness owing to Allergan, Inc. and Galen Partners, L.P., or their respective affiliates, and (ii) thereafter to provide working capital to the Borrower and for other general corporate purposes of the Borrower.

                  SECTION II.2. MECHANICS OF ADVANCES

                  (a) BORROWINGS. Each Base Rate Advance shall be in an aggregate amount not less than $250,000 or an integral multiple of $50,000 in excess thereof. Each Eurodollar Rate Advance shall be in an aggregate amount not less than $1,000,000 or an integral multiple of $100,000 in excess thereof.

                  (b) NOTICE OF BORROWING. To request a Borrowing, the Borrower shall deliver a Notice of Borrowing to the Lender not later than 11:00 a.m. (Pacific time) (i) two (2) Business Days prior to the date of the requested Borrowing, in the case of a Eurodollar Rate Advance, and (ii) on the date of the requested Borrowing, in the case of a Base Rate Advance. The Notice of Borrowing shall specify (A) the date of the requested Borrowing, (B) the amount of such Borrowing, (C) whether such Borrowing will consist of a Base Rate Advance or Eurodollar Rate Advance, (D) whether such Borrowing will be a Facility A Advance or the Facility B Advance, and (E) in the case of a Borrowing comprised of a Eurodollar Rate Advance, the initial Interest Period for such Eurodollar Rate Advance.

                  (c) TELEPHONIC NOTICE. In lieu of delivering a Notice of Borrowing, the Borrower may give the Lender telephonic notice of any proposed Borrowing by the time required under Section 2.2(b) and in such event shall promptly (but in no event later than 5:00 p.m. (Pacific time) on the date of the requested Borrowing) deliver a written confirmatory Notice of Borrowing to the Lender. If the telephonic request differs in any respect from the written Notice of Borrowing subsequently delivered, the telephonic request shall govern as to the terms of the Advance made in accordance with such telephonic request. The Lender's determination of the contents of any telephonic request shall, absent manifest error, be conclusive and binding on all parties hereto.

                  (d) FUNDING OF ADVANCES. Upon fulfillment of the applicable conditions set forth in Article III, the Lender shall, not later than 2:00 p.m. (Pacific time) on the date of the requested Borrowing, make same day funds in Dollars in the amount of the Borrowing available to the Borrower as the Borrower may direct.

                  (e) NOTICE OF BORROWING IRREVOCABLE. Each Notice of Borrowing and telephonic request shall be irrevocable and binding on the Borrower.

                  SECTION II.3. EVIDENCE OF DEBT.

                  (a) PROMISE TO REPAY. The Borrower hereby agrees to pay when due the principal amount of each Advance, and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement.

                  (b) LOAN ACCOUNT. The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Debt of the Borrower to the Lender resulting from each Advance owing to the Lender from time to time, including the amount of principal and interest payable and paid to the Lender from time to time hereunder. The entries made in each such loan account or accounts shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION II.4. FEES.

                  (a) CLOSING FEE. On the Closing Date, the Borrower shall pay to the Lender a one time non-refundable fee equal to one-half percent (0.50%) of the Facility Amount.

                  (b) COMMITMENT FEES. On the last day of each January, April, July and October, commencing January 31, 1997 and continuing thereafter until the Facility A Maturity Date, the Borrower shall pay a commitment fee to the Lender, in an amount equal to three-eighths percent (0.375%) of the Facility A Availability (PLUS, for the purposes of this computation only, the outstanding amount of Letter of Credit Usage consisting of standby Letters of Credit but excluding documentary (commercial) Letters of Credit), day to day in the prior Quarter. No commitment fee shall be payable in respect of Facility B.

                  (c) ADDITIONAL FEES. The Borrower shall pay when due all fees payable under the Fee Letter.

                  SECTION II.5. REPAYMENT. The Borrower agrees to repay the Advances as follows:

                  (a) FACILITY A. The Facility A Advances shall be repaid in full on the Facility A Maturity Date.

                  (b) FACILITY B. The Facility B Advance shall be repaid in eight quarterly principal installments payable as follows:

                                                        Quarterly Principal
                      Payment Date                          Installment
                      ------------                          -----------
                      January 31, 1997                      $1,000,000
                      April 30, 1997                        $1,000,000
                      July 31, 1997                         $1,000,000
                      October 31, 1997                      $1,000,000
                      January 31, 1998                      $1,500,000
                      April 30, 1998                        $1,500,000
                      July 31, 1998                         $1,500,000
                      October 31, 1998                      $1,500,000

                  (c) MATURITY. Facility B shall terminate on October 31, 1998 at which time the Facility B Advance and any accrued and unpaid interest thereon shall be due and payable. Facility A shall terminate on the Facility A Maturity Date at which time all outstanding amounts under this Agreement shall be due and payable.

                  (d) NONSCHEDULED MANDATORY FACILITY PREPAYMENTS. In addition to the foregoing payments, Facility B shall be repaid as follows, and shall be applied as set forth in Section 2.5(f):

                           (i) ASSET SALE PROCEEDS. Whenever the Borrower or any
                  of its Subsidiaries receives any Cash Proceeds in respect of an Asset Sale, except Excluded Proceeds, by an amount equal to one hundred percent (100%) of such Cash Proceeds;

                           (ii) EQUITY ISSUANCE AND SUBORDINATED DEBT PROCEEDS.
                  Whenever the

                  Borrower or any of its Subsidiaries receives any Cash Proceeds from any Equity Issuance or any issuance or sale of Subordinated Debt that is permitted to be issued and sold upon any waiver of the provisions of Section 5.3(d)(viii) by the Lender (excluding any issuance of stock to employees of the Borrower pursuant to a stock option plan), by an amount equal to one hundred percent (100%) of all Cash Proceeds so received, LESS all placement fees and underwriting expenses paid in cash by the Borrower or such Subsidiary in connection with such Equity Issuance or Subordinated Debt issuance or sale; and

                           (iii) EXTRAORDINARY RECEIPTS. Whenever the Borrower
                  or any of its Subsidiaries receives any Cash Proceeds in any extraordinary event outside of the ordinary course of business (including insurance recoveries not reasonably and promptly applied toward the repair or replacement of the damaged property, but excluding (A) monies received by the Borrower or any of its Subsidiaries in connection with the Galley Litigation, (B) Cash Proceeds of any Asset Sale or Equity Issuance covered by clauses (i) and (ii) above, (C) proceeds of key man life insurance received under Section 5.2(g)(ii), and (D) tax refunds and credits), by an amount equal to one hundred percent (100%) of such receipts;

                  (e) NONSCHEDULED VOLUNTARY FACILITY PREPAYMENTS. The Borrower may prepay the outstanding principal amount of Advances under either Facility A or Facility B, or both, as the Borrower may elect, in whole or ratably in part, so long as (i) the Borrower gives two (2) Business Day's prior written notice to the Lender no later than 11:00 a.m. (Pacific time) (except that notices regarding Facility A prepayments may be given by no later than 11:00 a.m. (Pacific time) on the same day as the prepayment) stating (A) the proposed date of the prepayment, (B) the principal amount of the prepayment, (C) whether such prepayment will consist of Base Rate Advances or Eurodollar Rate Advances, and (D) whether such prepayment will consist of Facility A Advances or Facility B Advances, (ii) each partial prepayment is made in a principal amount of not less than $250,000 and integral multiples of $50,000 in excess thereof, (iii) if any Eurodollar Rate Advance is paid prior to the last day of the Interest Period for such Advance, all unpaid interest accrued to the date of prepayment on the principal amount prepaid and all Breakage Costs incurred as a result of the prepayment are also paid, and (iv) all unpaid interest under Facility B accrued to the date of prepayment is paid concurrently with any prepayment in full. Notice of prepayment, once given, shall be irrevocable, and the amount of the prepayment specified in the notice shall accordingly be due and payable on the prepayment date specified therein. Prepayments under Facility A may be reborrowed on the terms and conditions set forth herein; prepayments under Facility B may not be reborrowed.

                  (f) APPLICATION OF NONSCHEDULED FACILITY B PREPAYMENTS. All mandatory prepayments of Facility B shall be credited to the future scheduled Facility B payments in the inverse order of maturity. All voluntary prepayments of Facility B shall be credited to the future scheduled Facility B payments in the order of maturity or as the Borrower may otherwise direct. All Facility B prepayments whether mandatory or voluntary shall automatically and permanently reduce the Facility B Amount by the amount so credited.

                  (g) OPTIONAL REDUCTION OR TERMINATION OF FACILITY A. The Borrower may permanently reduce the Facility A Amount, in whole or in part or terminate Facility A, upon at least five (5) Business Days' prior written notice to the Lender; PROVIDED that (i) each partial reduction of the Facility A Amount shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof; (ii) each reduction or termination shall be accompanied by the payment of the commitment fee, if any, accrued on the Facility A Amount so reduced through the date of such reduction or termination; (iii) the Facility A Amount, as so reduced, shall not be less than the sum of the aggregate Facility A Advances then outstanding plus the Letter of Credit Usage then outstanding; (iv) the Borrower shall prepay the amount, if any, by which the sum of the aggregate Facility A Advances then outstanding plus the Letter of Credit Usage then outstanding exceeds the Facility A Amount as so reduced, together with interest thereon to the date of prepayment; and (v) if the termination or reduction of the Facility A Amount requires the prepayment of Eurodollar Rate Advances, the termination or reduction may be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Advance.

                  (h) EXCESS EXPOSURE. If at any time for any reason, the aggregate outstanding Facility A Advances PLUS the outstanding Letter of Credit Usage exceed the Facility A Availability then in effect, the Borrower shall immediately, without notice or demand, repay Facility A Advances in an amount equal to such excess.

                  (i) CHANGE OF CONTROL. The Borrower shall give the Lender written notice of a Change of Control twenty (20) Business Days prior to a Change of Control (or if twenty (20) Business Days' notice is not practicable, such lesser notice (but not less than five (5) Business
         Days) as is practicable). On the date of a Change of Control (i) all Advances then outstanding shall be due and payable in full, (ii) the Borrower shall deposit with the Lender cash collateral (in a form acceptable to the Lender) in an amount equal to the Letter of Credit Usage then outstanding, and (iii) the Facility Amount shall be automatically and permanently reduced to zero.

                  (j) PREPAYMENT FEE. The foregoing notwithstanding, if the Borrower prepays all Advances then outstanding, and terminates Facility A (or the Facility A Amount is permanently reduced to zero) in connection with a Change of Control or with the proceeds of Debt (other than Debt borrowed from the Lender), then the Borrower shall pay to the Lender in addition to the amounts otherwise described herein, a fee equal to (i) two percent (2%) of the principal amount of the Advances prepaid, if such amounts are prepaid after the Closing Date through and including the first anniversary of the Closing Date, or (ii) one percent (1%) of the principal amount of the Advances prepaid, if such amounts are prepaid from but excluding the date of the first anniversary of the Closing Date through and including the date of the second anniversary of the Closing Date. The Borrower and the Lender agree that damages for the prepayment set forth herein are difficult to ascertain and that such prepayment fee is not and shall not be deemed to be a penalty, but an agreed upon reasonable amount of liquidated damages.

                  SECTION II.6. INTEREST. The Borrower agrees to pay interest on the unpaid principal amount of each Advance made by the Lender from the date of such Advance until such principal amount shall be repaid in full, at the following rates per annum:

                  (a) BASE RATE ADVANCES. Whenever such Advance is a Base Rate Advance, a rate per annum equal on each day to the Base Rate as in effect on such day PLUS the applicable Interest Margin, with all such interest payable quarterly in arrears on the last day of each January, April, July and October (commencing January 31, 1997) and, with respect to the Facility A Advances, on the Facility A Maturity Date and, with respect to the Facility B Advance, such other date that such Advance is repaid, or required to be repaid, in full.

                  (b) EURODOLLAR RATE ADVANCES. Whenever such Advance is a Eurodollar Rate Advance, a rate per annum equal on each day during the Interest Period for such Eurodollar Rate Advance to the sum of the Eurodollar Rate for such Interest Period determined for such day PLUS the applicable Interest Margin, with all interest so accrued payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on the day which occurs three months after the first day of such Interest Period.

                  (c) DEFAULT INTEREST. From and after the occurrence of an Event of Default, all amounts outstanding under this Agreement, to the extent permitted by law, will bear interest equal to the greater of (i) the rate applicable to Base Rate Advances PLUS three percent (3%) per annum or (ii) the rate otherwise payable on such amount (without giving effect to this provision) PLUS three percent (3%) per annum.

                  SECTION II.7. INTEREST RATE DETERMINATION AND PROTECTION.

                  (a) DETERMINATION OF EURODOLLAR RATE. The Eurodollar Rate for each Interest Period for Eurodollar Rate Advances shall be determined by the Lender at or before 11:00 am (Pacific time) two (2) Business Days before the first day of such Interest Period.

                  (b) NOTICE OF EURODOLLAR RATE. The Lender shall give prompt notice to the Borrower of the Eurodollar Rate for any Interest Period when determined by the Lender.

                  (c) SUSPENSION OF EURODOLLAR RATE ADVANCES. If, with respect to any Eurodollar Rate Advance, the Lender determines that, by reason of circumstances affecting the foreign exchange and interbank markets generally, either (i) the Eurodollar Rate for any Interest Period for such Eurodollar Rate Advance is insufficient to cover the cost to the Lender of obtaining deposits in eurodollars in an amount substantially equal to the Eurodollar Rate Advance and for a period equal to such Interest Period or (ii) deposits are not available to the Lender in such market in eurodollars, then the Lender shall forthwith so notify the Borrower and thereupon (A) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Advance, and (B) the obligation of the Lender to make or continue, or to convert Advances into, Eurodollar Rate Advances shall be suspended until the Lender shall notify the Borrower that the circumstances causing such suspension no longer exist.

                  (d) FAILURE TO SPECIFY DURATION. If the Borrower fails, prior to the date the Eurodollar Rate for any Interest Period is determined by the Lender, to specify the duration of any Interest Period for any Eurodollar Rate Advances, the Interest Period shall be one month.

                  (e) MINIMUM AMOUNTS. No Borrowing of LESS than $1,000,000 may be made or continued as, or converted into, Eurodollar Rate Advances. If at any time the aggregate outstanding principal amount of all Eurodollar Rate Advances having the same Interest Period is reduced to less than $1,000,000, such Advances shall automatically and immediately convert into Base Rate Advances.

                  (f) LENDER'S DETERMINATION CONCLUSIVE. Each determination by the Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION II.8. VOLUNTARY CONVERSION OF ADVANCES.

                  (a) NOTICE OF CONVERSION/CONTINUATION. Subject to the provisions of Sections 2.7 and 2.11, the Borrower may on any Business Day, by giving the Lender a Notice of Continuance/Conversion not later than 11:00 a.m. (Pacific time) on the second preceding Business Day,
         (i) convert Base Rate Advances into Eurodollar Rate Advances, (ii) convert Eurodollar Rate Advances into Base Rate Advances or (iii) continue Eurodollar Rate Advances as Eurodollar Rate Advances, but (A) the Borrower may convert a Eurodollar Rate Advance into a Base Rate Advance only on the last day of an Interest Period for such Eurodollar Rate Advance, (B) the Borrower may continue a Eurodollar Rate Advance as a Eurodollar Rate Advance only as of the last day of an Interest Period for such Eurodollar Rate Advance, and (C) no Advance may be converted into or continued as a Eurodollar Rate Advance at any time when an Event of Default or Potential Default has occurred and is continuing.

                  (b) TELEPHONIC NOTICE. In lieu of delivering a Notice of

         Continuance/Conversion, the Borrower may give the Lender telephonic notice of any proposed conversion or continuance by the time required under Section 2.8(a) and in such event shall promptly (but in no event later than 5:00 p.m. (Pacific time) on the second Business Day prior to the date of the requested conversion or continuance) deliver a confirmatory written Notice of Continuance/Conversion to the Lender. If the telephonic request differs in any respect from the written Notice of Continuance/Conversion subsequently furnished, the telephonic request shall govern as to the terms of such notice. The Lender's determination of the contents of any telephonic request shall, absent manifest error, be conclusive and binding on all parties hereto.

                  (c) REQUIREMENTS. Each Notice of Continuance/Conversion or telephonic request shall specify (i) the date of the continuance or conversion, (ii) whether such Advance is a continuance or conversion of an outstanding Advance, (iii) the aggregate principal amount of the Advance to be converted or continued, (iv) whether such Advance is a Facility A Advance or the Facility B Advance, and (v) when such Advance is converted into or continued as a Eurodollar Rate Advance, the duration of the Interest Period for such Advance.

                  (d) BASE RATE ADVANCES. Unless a Eurodollar Rate has been determined for a particular Advance and applies to such Advance on a particular day in accordance with the provisions hereof, such Advance shall be a Base Rate Advance and shall accrue interest at the rate then applicable to Base Rate Advances.

                  SECTION II.9. FUNDING LOSSES. If (i) any Eurodollar Rate Advance is repaid or converted to a Base Rate Advance on any day other than the last day of an Interest Period for such Eurodollar Rate Advance (whether as a result of any optional prepayment, mandatory prepayment, payment upon acceleration, mandatory conversion or otherwise), (ii) the Borrower fails to borrow any Eurodollar Rate Advance in accordance with a Notice of Borrowing or a telephonic request delivered to the Lender (whether as a result of the failure to satisfy any applicable conditions or otherwise), (iii) any Base Rate Advance is not converted into a Eurodollar Rate Advance or any Eurodollar Rate Advance is not continued as a Eurodollar Rate Advance in accordance with a Notice of Continuance/Conversion or telephonic request delivered to the Lender (whether as a result of the failure to satisfy any applicable conditions or otherwise), or
(iv) the Borrower fails to make any prepayment in accordance with any notice of prepayment delivered to the Lender, the Borrower shall, upon demand by the Lender, reimburse the Lender for all reasonable costs and losses incurred by the Lender as a result of such repayment, prepayment or failure ("Breakage Costs"), including reasonable costs and losses incurred by the Lender as a result of funding arrangements or contracts entered into by the Lender to fund Eurodollar Rate Advances. Breakage Costs shall be payable only if demanded within ninety
(90) days after the end of the applicable Interest Period and shall be due thirty (30) days after demand. Demand shall be made by delivery to the Borrower of a certificate making the demand, setting forth in reasonable detail the calculation of the Breakage Costs for which demand is made. Such certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower. The calculation of any amounts payable to the Lender shall be made as though the Lender shall have actually funded or committed to fund the relevant Eurodollar Rate Advance through the purchase of an underlying deposit in an amount equal to such Eurodollar Rate Advance and having a maturity comparable to the relevant Interest Period; PROVIDED that the Lender may fund any Eurodollar Rate Advance in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. If the Borrower shall be obligated to repay Eurodollar Rate Advances pursuant to
Section 2.5(d) or Section 2.11 on a date that is not the last day of the Interest Period for such Eurodollar Rate Advances, then the Borrower may, in lieu of making such payment on such date in order to avoid the obligation to pay Breakage Costs, deposit Dollars with the Lender in an amount equal to the amount of the Eurodollar Rate Advances being repaid plus interest to the date such prepayment will be applied. Such deposit shall (A) be held by the Lender on terms and conditions satisfactory to the Lender in its sole discretion and (B) be applied by the Lender to such Eurodollar Rate Advances on the last day of the Interest Period therefor.

                  SECTION II.10. INCREASED COSTS.

                  (a) INCREASE IN COST. If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the Closing Date or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) made after the Closing Date, there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time pay to the Lender, additional amounts sufficient to compensate the Lender or participant for such increased cost. Such costs shall be payable only if demanded within six (6) months after they were incurred and shall be due thirty (30) days after demand. Demand shall be made by delivery to the Borrower of a certificate of the Lender, setting forth in reasonable detail the calculation of the costs for which demand is made. Such certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower.

                  (b) INCREASE IN CAPITAL REQUIREMENTS. If the Lender determines that compliance with any change in law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case after the Closing Date, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and that the amount of such capital is increased by or based upon the existence of the Lender's commitment to lend or funding hereunder and other commitments or funding of this type, then, upon demand by the Lender, the Borrower shall, within thirty (30) days after demand from time to time by the Lender, pay to the Lender, additional amounts sufficient to compensate the Lender in the light of such circumstances, to the extent that the Lender determines in good faith that such increase in capital to be allocable to the existence of the Lender's commitment to lend or funding hereunder. No such compensation may be demanded as to increased capital maintained by the Lender more than six (6) months before compensation was first demanded by the Lender under this Section 2.10(b). Demand for such compensation shall be made by delivery to the Borrower of a certificate of the Lender setting forth the amount demanded. Such certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower.

                  SECTION II.11. ILLEGALITY. Notwithstanding any other provision of this Agreement, if the Lender shall notify the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for the Lender to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, then
(i) the obligation of the Lender to make or continue, or to convert Advances into, Eurodollar Rate Advances shall be suspended until the Lender shall notify the Borrower that the circumstances causing such suspension no longer exist, and
(ii) the Borrower shall forthwith either (A) prepay in full all Eurodollar Rate Advances of the Lender then outstanding, together with interest accrued thereon and Breakage Costs related thereto, or (B) convert all Eurodollar Rate Advances of the Lender then outstanding into Base Rate Advances and pay all interest accrued thereon to the date of conversion and all Breakage Costs related thereto.

                  SECTION II.12. PAYMENTS AND COMPUTATIONS.

                  (a) PAYMENTS. The Borrower shall make each payment due hereunder not later than 2:00 p.m. (Pacific time) on the day payment is due, in Dollars received by the Lender at its address referred to in
         Section 7.2 in same day funds.

                  (b) COMPUTATIONS. Except as otherwise specified in Section 2.16(a), all computations of interest and fees accruing at a per annum rate shall be made on the basis of the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable and a year of three hundred sixty (360) days.

                  (c) PAYMENT ON BUSINESS DAY. Whenever any payment hereunder is due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees. If, however, such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  SECTION II.13. TAXES.

                  (a) NET PAYMENTS. Any and all payments by the Borrower hereunder shall be made free and clear of, and without deduction for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Lender, taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which the Lender is organized or any municipal subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively, are "Taxes"). If the Borrower is required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) the Lender receives an amount equal to the sum it would have received if no such deductions had been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) PAYMENT OF OTHER TAXES. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes").

                  (c) INDEMNIFICATION. The Borrower will indemnify the Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
         Section 2.13) paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payment under this indemnity shall be due thirty (30) days after written demand therefor.

                  (d) EVIDENCE OF PAYMENTS. Within thirty (30) days after the date of any payment of Taxes, the Borrower will furnish to the Lender, at its address referred to in Section 7.2, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder, the Borrower will furnish to the Lender, at such address, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Lender, in either case stating that such payment is exempt from or not subject to Taxes.

                  SECTION II.14. ISSUANCE OF LETTERS OF CREDIT. Upon the request of the Borrower, and subject to the conditions set forth in Article III hereof and such other conditions to the opening of Letters of Credit as the Lender requires of its customers generally, the Lender shall from time to time open standby and/or documentary (commercial) letters of credit (each, a "Letter of Credit") for the account of the Borrower; PROVIDED, HOWEVER, that the Letter of Credit Usage shall not at any time exceed $3,000,000; and PROVIDED, FURTHER, that no Letter of Credit shall be opened if at such time the sum of the Letter of Credit Usage then outstanding (after giving effect to the proposed new Letter of Credit) plus the aggregate Facility A Advances then outstanding shall exceed the lesser of the Facility A Amount or the Borrowing Base at such time. The issuance of each Letter of Credit shall be made on at least five (5) Business Days' prior written notice from the Borrower to the Lender which written notice shall be an application for a Letter of Credit on the Lender's customary form completed to the satisfaction of the Lender, together with the proposed form of the Letter of Credit (which shall be denominated in Dollars and require drafts payable at sight and otherwise be satisfactory to the Lender) and such other certificates, documents and other papers and information as the Lender may reasonably request. The Lender shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Lender to exceed any limits imposed by, any applicable requirements of law. The expiration date of any standby Letter of Credit shall not be later than three hundred sixty (360) days from the date of issuance thereof or such later date to which a Letter of Credit expiration date may be extended by the application of automatic extension or "evergreen" provisions of such Letter of Credit and the expiration date of any documentary (commercial) Letter of Credit shall not be later than one hundred eighty (180) days from the date of issuance thereof; PROVIDED, HOWEVER, that in no event shall any Letter of Credit shall have an expiration date later than the Facility A Maturity Date. The Letters of Credit shall be issued with respect of transactions occurring in the ordinary course of business of the Borrower.

                  SECTION II.15. PAYMENT OF LETTERS OF CREDIT; REIMBURSEMENT. The Lender shall review each draft and any accompanying documents presented under a Letter of Credit. Promptly after the Lender shall have ascertained that any draft and any accompanying documents presented under such Letter of Credit appear on their face to be in substantial conformity with the terms and conditions of the Letter of Credit, (i) the Lender shall, not later than 11:00 a.m. (Pacific time) on the date payment under the Letter of Credit is to be made, give telephonic or facsimile notice to the Borrower of the receipt and amount of such draft and the date on which payment thereon will be made, and
(ii) the Lender shall, not later than 2:00 p.m. (Pacific time) on such day, make the appropriate payment to the beneficiary of such Letter of Credit, and (iii) the Borrower shall, not later than 2:00 p.m. (Pacific time) on such date, reimburse the Lender for such payment (such reimbursement may be in the form of an Advance under Facility A, if the Borrower meets all of the conditions precedent for such an Advance and complies with the requirements of Section 2.1). If the Borrower does not reimburse the Lender within the time set forth above, then the Borrower shall pay to the Lender (in addition to the amount of the drawing) interest on such amount at a rate per annum equal to the rate applicable to Base Rate Advances hereunder PLUS three percent (3%), payable on demand. The obligations of the Borrower under this Section 2.15 to reimburse the Lender for all drawings under Letters of Credit shall be absolute, unconditional and irrevocable and shall be satisfied strictly in accordance with their terms, irrespective of:

                  (A) any lack of validity or enforceability of any Letter of Credit;

                  (B) the existence of any claim, setoff, defense or other right which the Borrower or any other Person may at any time have against the beneficiary under any Letter of

Credit or the Lender (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or willful misconduct of the Lender) or any other Person in connection with this Agreement or any other transaction;

                  (C) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (D) payment by the Lender under any Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit; and

                  (E) any other circumstance or event whatsoever, whether or not similar to any of the foregoing.

         It is understood that in making any payment under any Letter of Credit
(x) the Lender's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including, without limitation, reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (y) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, not be deemed willful misconduct or gross negligence of the Lender.

                  SECTION II.16. LETTER OF CREDIT FEES.

                  (a) The Borrower agrees to pay to the Lender with respect to each standby Letter of Credit, an issuance fee equal to the then effective per annum Interest Margin applicable to Eurodollar Rate Advances multiplied by the face amount of such Letter of Credit for the period from and including the date of issuance to and including the stated expiry date, payable prior to issuance of such Letter of Credit.

                  (b) The Borrower agrees to pay to the Lender with respect to each documentary (commercial) Letter of Credit, an issuance fee at the rate customarily charged by the Lender at the time in like circumstances, payable prior to issuance of such Letter of Credit.

                  (c) The Borrower agrees to pay to the Lender on demand, such other commissions, negotiation fees, transfer fees, and other fees, charges and expenses in connection with the issuance, amendment, transfer, cancellation, handling or administration of each Letter of Credit which are customarily charged by the Lender at the time in connection with such matters.

                  (d) Any fees paid pursuant to this Section 2.16 are non-refundable.

                                   ARTICLE III
                              CONDITIONS OF LENDING

                  SECTION III.1. CONDITIONS PRECEDENT ON THE CLOSING DATE. This Agreement shall become effective and binding upon the parties hereto only if each of the following conditions precedent is satisfied or waived by the Lender no later than October 30, 1996:

                  (a)      LOAN DOCUMENTS.  The Lender must have received:

                           (i) this Agreement, including all exhibits and
                  schedules hereto, duly executed by the Borrower and the Lender;

                           (ii) the Guaranty, duly executed by each Material
                  Subsidiary;

                           (iii) the Borrower Pledge and Security Agreement,
                  duly executed by the Borrower, and the Subsidiary Pledge and Security Agreement, duly executed by each Material Subsidiary (other than O.S.I. Puerto Rico), together with (A) certificates representing the Pledged Shares referred to in Schedule A to each Pledge and Security Agreement, accompanied by undated stock powers executed in blank, and (B) evidence satisfactory to the Lender that all other actions necessary or, in the reasonable opinion of the Lender, desirable to perfect and protect the security interests created by the Pledge and Security Agreements have been taken, including delivery to the Lender of (x) all instruments constituting Collateral, duly endorsed (to the extent required by the Pledge and Security Agreements) and (y) UCC-1 financing statements duly executed by the Borrower and each Material Subsidiary (other than O.S.I. Puerto Rico) in form sufficient for filing in all offices in which the Lender may consider filing to be appropriate in order to perfect the Lender's security interest;

                           (iv) the Subordination Agreement, duly executed by
                  John Fruth, and acknowledged by the Borrower;

                           (v) the Intercreditor Agreement, duly executed by
                  Banco Vizcaya Puerto Rico, and acknowledged by the Borrower;

                           (vi) the Intellectual Property Security Agreement,
                  duly executed by the Borrower, in form sufficient for recording in the United States Patent and Trademark Office and the United States Copyright Office; and

                           (vii) Transfer and Perfection Notices as to Permitted
                  Cash Investments of the Borrower and the Guarantors, to the extent required under Section 5.2(j).

                  (b) CORPORATE DOCUMENTS. The Lender  must have received:

                           (i) copies of the articles or certificate of
                  incorporation and by-laws or other governing documents of each Loan Party as in effect on the Closing Date, certified as of the Closing Date by the Secretary of State of the state in which such Loan Party is incorporated or formed or the Secretary or an Assistant Secretary of such Loan Party, as applicable;

                           (ii) copies of resolutions of the Board of Directors
                  of each Loan Party approving the transactions contemplated hereby and authorizing the execution, delivery and performance of each Loan Document to which it is a party, certified as of the Closing Date by a Secretary or an Assistant Secretary of such Loan Party;

                           (iii) a certificate of the Secretary or an Assistant
                  Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is a party and, in the case of the Borrower, to request an extension of credit hereunder; and

                           (iv) a good standing certificate for each Loan Party,
                  issued as of a recent date by the Secretary of State of (A) the state in which such Loan Party is incorporated or formed and (B) each state in which it owns material assets and conducts material operations.

                  (c) GOVERNMENTAL CONSENTS. Each Loan Party must have obtained all consents, approvals and authorizations required from any Governmental Authority in connection with the execution, delivery and performance of its obligations under the Loan Documents.

                  (d) NO INJUNCTION. No law or regulation shall prohibit, and no order, judgment or decree of any Governmental Authority shall enjoin, prohibit or restrain, and no litigation shall be pending or threatened which in the reasonable judgment of the Lender would enjoin, prohibit or restrain (i) the making of the Advances or the issuance of Letters of Credit, or (ii) the consummation of the transactions contemplated by the Loan Documents.

                  (e) OTHER DELIVERIES.  The Lender  must have received:

                           (i) a copy of the Borrower's audited financial
                  statement for the Fiscal Year ended December 31, 1995;

                           (ii) certificates evidencing the Loan Parties'
                  compliance with the insurance requirements set forth in
                  Section 5.2(g), including loss payable clauses in favor of the Lender;

                           (iii) a certificate dated as of the Closing Date and
                  signed by an Authorized Officer, certifying on behalf of the Borrower that, as of the Closing Date, (A) the representations and warranties contained in Article IV of this Agreement and in each other Loan Document are true and correct on and as of the Closing Date, as though made on and as of such date, (B) no Event of Default or Potential Default has occurred and is continuing, (C) since December 31, 1995, there has been no Material Adverse Change, and (D) each of the other applicable conditions precedent set forth in this Article III has been satisfied;

                           (iv) all documents evidencing other necessary
                  corporate action and governmental approvals, if any, with respect to this Agreement or any other Loan Document; and

                           (v) such other certificates, agreements, documents or
                  instruments as the Lender may reasonably request in writing.

                  (f) LEGAL OPINIONS. The Lender must have received an opinion of (i) Fenwick & West, LLP, outside counsel for the Borrower and the Guarantor, (ii) Bird Bird and Hestres, Puerto Rican counsel to O.S.I. Puerto Rico and (ii) outside foreign counsel in Canada and the United Kingdom, substantially in the forms of Exhibits C-1, C-2 and C-3, respectively, and as to such other matters as the Lender may reasonably request.

                  (g) PAYMENT OF EXISTING DEBT. The Lender must have received evidence satisfactory to the Lender that all Debt of the Borrower and its Subsidiaries, except Debt permitted to be outstanding pursuant to
         Section 5.3(d), has been repaid in full and all related financing commitments have been terminated.

                  (h) PAYMENT OF FEES AND EXPENSES. The Lender shall have received the Fee Letter, duly executed by an Authorized Officer, and all fees and expense reimbursements due to the Lender under this Agreement and the Fee Letter must have been paid.

                  (i) NO MATERIAL ADVERSE CHANGE. Since December 31, 1995, there must not have been any Material Adverse Change.

                  SECTION III.2. CONDITIONS PRECEDENT TO EACH EXTENSION OF CREDIT. The Lender shall not be obligated to make any Advance on the date of any Borrowing (including the Closing Date) and/or to issue a Letter of Credit on any date, unless each of the following conditions precedent is then satisfied or waived:

                  (a) NOTICE. The Borrower shall have delivered a fully completed Notice of Borrowing or request for Letter of Credit, as applicable.

                  (b) CERTIFICATION. Each of the following statements shall be true and correct, and the Lender shall have received a certificate dated such date and signed by an Authorized Officer, certifying on behalf of the Borrower that:

                           (i) the representations and warranties contained in
                  Article IV of this Agreement and in Article III of each Pledge and Security Agreement are true and correct in all material respects on and as of such date, both before and after giving effect to the extension of credit to be made hereunder on such date and the application of the proceeds therefrom, as though made on and as of such date; and

                           (ii) no event has occurred and is continuing, or
                  would result from such extension of credit or from the application of the proceeds therefrom, which constitutes an Event of Default or a Potential Default.

The delivery of a Notice of Borrowing or request for Letter of Credit and the acceptance by the Borrower of the proceeds of a Borrowing or the issuance of a Letter of Credit shall constitute a representation and warranty by the Borrower that, on the date of such credit extension, the foregoing statements are true.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

                  SECTION IV.1. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants as follows:

                  (a) ORGANIZATION. Each Loan Party is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is duly qualified to do business and in good standing in each jurisdiction where its material assets are located or its material operations are conducted, except where the failure to be so qualified could not reasonably be expected to cause a Material Adverse Change.

                  (b) POWER AND AUTHORITY. Each Loan Party has the corporate or partnership power (i) to carry on its business as now being conducted and as proposed to be conducted by it, (ii) to execute, deliver and perform each Loan Document to which it is a party, and (iii) to take all action necessary to consummate the transactions contemplated under each Loan Document to which it is a party.

                  (c) DUE AUTHORIZATION. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party have been duly authorized by all necessary action of its board of directors (or, in case of a Loan Party that is not a corporation, its governing authority) and neither contravene its certificate or articles of incorporation or by-laws (or, in case of a Loan Party that is not a corporation, its governing agreements) nor result in or require the creation of any Lien (other than pursuant to the Collateral Documents) upon any of its property or assets.

                  (d) SUBSIDIARIES AND OWNERSHIP OF CAPITAL STOCK. Set forth in
         Schedule 4.1(d) or in Schedule A to the Borrower Pledge and Security Agreement, as such Schedule may be amended pursuant to Section 5.2(e), or in Schedule A to the Subsidiary Pledge and Security Agreement, as such Schedule may be amended pursuant to Section 5.2(e), is a complete list of all direct and indirect Subsidiaries of the Borrower. Such Schedules also set forth the number of issued and authorized shares of each class of capital stock of and other equity, ownership or profit interests in such Subsidiary and the identity of the holders of all such shares. Except as set forth in such Schedules, no capital stock of or other equity, ownership or profit interest in any such Subsidiary is subject to issuance or sale under any warrant, option or purchase right, conversion or exchange right, call, commitment or claim of any right, title or interest therein or thereto. The outstanding capital stock of each such Subsidiary is duly authorized, validly issued, fully paid and nonassessable and, is not "margin stock," as that term is defined in Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

                  (e) GOVERNMENTAL APPROVAL. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by each of the Loan Parties of any Loan Document to which it is or will be a party, except for (i) those listed on Schedule 4.1(e), (ii) any filings or recordings required under the Loan Documents to perfect the security interest in favor of the Lender, each of which has been duly obtained or made and is in full force and effect, and (iii) filings and other actions required in connection with the exercise by the Lender of its remedies in respect of the Pledged Shares (as defined in the Collateral Documents).

                  (f) BINDING AND ENFORCEABLE. This Agreement is, and each other Loan Document to which any Loan Party will be a party is or when delivered will be, legal, valid and binding obligations of the Loan Parties enforceable against the Loan Parties in accordance with their respective terms, subject to laws generally affecting the enforcement of creditors' rights.

                  (g) FINANCIAL INFORMATION. The consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 1994 and December 31, 1995 and the related income and cash flow statements for the periods then ended, each other financial statement of the Borrower and its Subsidiaries delivered to the Lender on or prior to the Closing Date (excluding any forecasts or financial projections which may have been delivered to the Lender), and each financial statement delivered to the Lender pursuant to Section 5.2(c), as and when delivered to the Lender, fairly present the financial condition of the Borrower and its Subsidiaries as at the date thereof and the results of their operations for the period then ended, all in accordance with GAAP consistently applied but subject, in the case of unaudited financial statements, to normal year-end adjustments and the absence of footnotes.

                  (h) MATERIAL ADVERSE CHANGE. Since December 31, 1995, there has been no Material Adverse Change.

                  (i) COMPLIANCE. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party complies with all applicable laws. Each Loan Party is in compliance in all material respects with all material applicable laws, rules, regulations and orders.

                  (j) LITIGATION. Set forth on Schedule 4.1(j) is a list, as of the Closing Date, of all pending or, to the Borrower's knowledge, overtly threatened actions or proceedings affecting any Loan Party before any court, governmental agency or arbitrator, other than any action or proceeding that would not subject the Loan Parties to liability in excess of $1,000,000 individually or in the aggregate. Except as identified on Schedule 4.1(j), there is no pending or, to the Borrower's knowledge, overtly threatened action or proceeding affecting any Loan Party before any court, governmental agency or arbitrator, which could reasonably be expected to result in a Material Adverse Change or which relates to or could reasonably be expected to affect the legality, validity or enforceability of any Loan Document.

                  (k) NO CONFLICT. The execution, delivery and performance by each Loan Party of each of the Loan Documents to which it is a party do not and will not (i) to its best knowledge, conflict with, result in a breach of, or constitute (with or without notice or the lapse of time or both) a default under, any instrument, lease, indenture, agreement or other contractual obligation issued by any Loan Party or enforceable against it or any of its property or assets if (A) such agreement is required to be filed with the Securities and Exchange Commission in accordance with the 1934 Act (or would be required to be so filed if the Borrower is subject to the reporting requirements of the 1934 Act),
         (B) such Agreement is not readily replaceable without any material adverse effect on such Loan Party or its business, or (C) any such conflict, breach or default would have a material adverse effect on the business of such Loan Party or (ii) require any approval of its stockholders or partners that has not been obtained.

                  (l) NO DEFAULT. No event has occurred and is continuing which constitutes an Event of Default or a Potential Default.

                  (m) PAYMENT OF TAXES. Each Loan Party has filed all federal income tax returns and all other tax returns required to be filed by it or has timely filed extensions relating thereto and has paid all taxes and assessments payable by it which have become due except (i) to the extent being contested in accordance with the provisions of Section 5.2(h), and (ii) in the case of state and local tax returns and taxes, where the same would not reasonably be expected to result in aggregate liability to the Borrower and its Subsidiaries in excess of $500,000.

                  (n) MARGIN REGULATIONS. No proceeds of any Advance will be used for any purpose that requires any the Lender to deliver or obtain any certification under, or to comply with any margin requirement or other provision of, Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

                  (o) CONDUCT OF BUSINESS. The Borrower and its Subsidiaries are engaged in the lines of business described in Schedule 4.1(o) and activities substantially similar or reasonably incidental thereto.

                  (p) ENVIRONMENTAL MATTERS. Except as set forth in Schedule 4.1(p), as it may from time to time be amended by the Borrower, no Material Environmental Claim is pending or, to the knowledge of the Borrower, overtly threatened against the Borrower or any of its Subsidiaries or any of their past or present property or assets. Except as set forth in Schedule 4.1(p), and except in respect of matters that, in the aggregate, are not and cannot reasonably be expected to result in a Material Environmental Claim or a Material Adverse Change, the operations of the Borrower and its Subsidiaries comply and, to the knowledge of the Borrower, have complied in all material respects with all applicable Environmental Laws.

                  (q) ERISA COMPLIANCE.

                           (i) Each Plan is in compliance in all material
                  respects with the applicable provisions of ERISA, the Code and other applicable federal or state law.

                           (ii) Each Pension Plan which is intended to be
                  tax-qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to qualify under
                  Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and to the best knowledge of the Borrower nothing has occurred which would cause the loss of such qualification or tax-exempt status.

                           (iii) Except as set forth in Schedule 4.1(q), (A)
                  none of the Pension Plans which is subject to Title IV of ERISA has any material Unfunded Pension Liability as to which the Borrower or any ERISA Affiliate is or may be liable; (B) neither the Borrower nor any ERISA Affiliate has nor reasonably expects to incur any material liability (and no event has occurred which, with the giving of notice under
                  Section 4219 of ERISA, would result in such material liability) under Section 4201 or 4243 of ERISA with respect to any Multiemployer Plan; (C) no ERISA Event has occurred or, to the best knowledge of the Borrower, is reasonably expected to occur; and (D) neither the Borrower nor any ERISA Affiliate has maintained any Welfare Plan which provides, or requires the Borrower or any ERISA Affiliate to provide, medical or other welfare benefits to any participant after the termination of such participant's employment with the Borrower or such ERISA Affiliate (except to the extent required by the provisions of Part 6 of Title I, Subtitle B of ERISA or Sections 162(k) and 4980B of the Code).

                           (iv) Each Welfare Plan which is a "group health
                  plan," as defined in Section 607(1) of ERISA, has been operated in compliance with provisions of Part 6 of Title I of ERISA and Sections 162(k) and 4980B of the Code at all times.

                           (v) Neither the Borrower nor any ERISA Affiliate has
                  engaged, directly or indirectly, in a prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) for which no statutory or administrative exemption is applicable in connection with any Plan the consequences of which, in the aggregate, constitute or can reasonably be expected to result in a Material Adverse Change.

                  (r) TITLE TO ASSETS. Each Loan Party has good and merchantable title to, or valid leasehold interest in, as of the date of each of its financial statements delivered hereunder, all of its material assets reflected therein and all assets and properties acquired since the date of such financial statements, free and clear of all Liens except Liens permitted under Section 5.3(a) (it being understood that the Galley Litigation and the Litigation Adjustment shall not be deemed a breach of this representation). Each Loan Party has complied with all material obligations under all leases of real property to which it is a party and under which it is in occupancy, and all such leases are in full force and effect and each Loan Party enjoys peaceful and undisturbed possession under all such leases.

                  (s) PERFECTION. On and after the Closing Date and, with respect to perfection upon the filing, recording or delivery of the financing statements, Intellectual Property Assignment, Transfer and Perfection Notices delivered pursuant to Section 3.1(a) or Section 5.2(e), the provisions of each Collateral Document are effective to create, for the benefit of the Lender, legal, valid and perfected security interests in all right, title and interest in the Collateral described therein (to the extent that a security interest in such Collateral can be perfected by the filing, recording or delivery of such financing statements, Intellectual Property Security Agreement, Transfer and Perfection Notices) enforceable against each Loan Party that owns an interest in such Collateral, subject to laws generally affecting the enforcement of creditors' rights. The Loan Parties have delivered to the Lender the instruments constituting Collateral as to which (i) delivery to the Lender is required under Section 3.1(a) or
         Section 5.2(e), and (ii) possession by the Lender is required to perfect the security interest in favor of the Lender in such Collateral.

                  (t) UNDISCLOSED LIABILITIES. Except as set forth on Schedule 4.1(t), neither the Borrower nor any of its Subsidiaries has any liabilities, contingent or otherwise, which are not reflected on the most recent financial statements delivered to the Lender pursuant to Section 5.2(c) and which could reasonably be expected to constitute a Material Adverse Change (it being understood that the Galley Litigation and the Litigation Adjustment shall not be deemed a breach of this representation).

                                    ARTICLE V
                              COVENANTS OF BORROWER

                  SECTION V.1. FINANCIAL COVENANTS. So long as any Obligation remains unpaid or the Lender is obligated to extend credit hereunder, unless the Lender otherwise consents in writing:

                  (a) MAXIMUM LEVERAGE RATIO. The Borrower will not cause, permit or suffer the Leverage Ratio determined as of each Fiscal Quarter End Date occurring during the applicable period set forth below to be greater than the ratio set forth as to such date below:

         Fiscal Quarter End Date                Maximum Leverage Ratio
         -----------------------                ----------------------
         Closing Date through and
           including June 30, 1997                    1.75:1.00
         September 30, 1997 and thereafter            1.50:1.00

                  (b) MINIMUM FIXED CHARGE COVERAGE RATIO. The Borrower will not cause, permit or suffer the Fixed Charge Coverage Ratio as of each Fiscal Quarter End Date occurring during the applicable period set forth below, to be less than the ratio set forth as to such date below:

                                                Minimum Fixed Charge
         Fiscal Quarter End Date                    Coverage Ratio
         -----------------------                --------------------
         Closing Date through and
           including March 31, 1997                   1.10:1.00
         June 30, 1997                                1.25:1.00
         September 30, 1997 through
           and including September 30, 1998           1.40:1.00
         December 31, 1998 and thereafter             1.50:1.00

                  (e) MINIMUM PROFITABILITY. The Borrower will not cause, permit or suffer Consolidated Net Income for each Fiscal Quarter to be less than $1.00.

                  (d) MINIMUM CONSOLIDATED TANGIBLE EFFECTIVE NET WORTH. The Borrower will not cause, permit or suffer Consolidated Tangible Effective Net Worth as of each Fiscal Quarter End Date to be less than the sum of (i) $18,750,000, PLUS (ii) eighty percent (80%) of Consolidated Net Income for each Fiscal Quarter (on a cumulative basis but without taking into account any loss incurred during any Fiscal Quarter), commencing with the Fiscal Quarter ending on September 30, 1996 (provided that the Fiscal Quarter ending on September 30, 1996 shall include August 1, 1996 through September 30, 1996 only), PLUS (iii) one hundred percent (100%) of the Cash Proceeds from any Equity Issuance after the Closing Date.

                  SECTION V.2. AFFIRMATIVE COVENANTS. So long as any Obligation remains unpaid or any the Lender is obligated to extend credit hereunder, unless the Lender otherwise consents in writing, the Borrower will, and will cause its Subsidiaries to:

                  (a) COMPLIANCE WITH LAWS. Comply in all material respects with all applicable laws, rules, regulations and orders.

                  (b) INSPECTION OF PROPERTY AND BOOKS AND RECORDS. (i) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving its assets and business, as and to the extent required by GAAP, and (ii) permit representatives of the Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, and to conduct an audit of the Collateral, all at the expense of the Borrower (not to exceed $1,500 per audit) and at such reasonable times during normal business hours and as often as may be reasonably requested (but not more than twice per calendar year, unless an Event of Default or Potential Default shall have occurred and be continuing in which case such limitation shall not apply), upon at least three (3) Business Days' advance notice to the Borrower, except that when an Event of Default exists the Lender may take any such action at any time during business hours and on same-day notice.

                  (d) REPORTING REQUIREMENTS. Furnish to the Lender:

                           (i) as soon as available and in any event within
                  thirty (30) days after the end of each of calendar month, the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such month and their consolidated and consolidating income and cash flow statements for such month and for the Fiscal Year to date, prepared by the Borrower and certified by an Authorized Officer;

                           (ii) as soon as available and in any event within one
                  hundred and twenty (120) days after the end of each Fiscal Year, consolidated financial statements of the Borrower and its Subsidiaries for such Fiscal Year, certified without any qualification by a firm of certified public accountants of nationally recognized standing, together with a company-prepared consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year and their consolidating income and cash flow statements for such Fiscal Year, certified by an Authorized Officer;

                           (iii) as soon as available, a copy of each management
                  letter delivered to the Borrower by any outside auditing firm, if such management letter identifies a material weakness;

                           (iv) as soon as possible and in any event within five
                  (5) Business Days after becoming aware of any Event of Default or Potential Default, any pending or overtly threatened material litigation, any Material Environmental Claim, any ERISA Event or any Material Adverse Change, a statement of an Authorized Officer setting forth details of such Event of Default or Potential Default, litigation, claim, event or change and the action which the Borrower has taken and proposes to take with respect thereto;

                           (v) promptly after the filing thereof, copies of all
                  reports and all registration statements filed by or on behalf of the Borrower with the Securities and Exchange Commission or any national securities exchange, excluding filings on Form S-8 (or any successor form) and any other filing solely in respect of stock option plans of the Borrower;

                           (vi) as soon as available and in any event within
                  thirty (30) days after the end of each Fiscal Quarter, a Compliance Certificate signed by an Authorized Officer in substantially the form of Exhibit D-1 and setting forth the information requested therein;

                           (vii) as soon as possible and in any event within
                  thirty (30) days after the end of each Fiscal Year, company-prepared financial forecasts and projections for the ensuing Fiscal Year in a form reasonably acceptable to the Lender;

                           (viii) within thirty (30) days after the end of each
                  month, a Borrowing Base Certificate signed by an Authorized Officer in substantially the form of Exhibit D-2 and setting forth the information requested therein, together with a summary accounts receivable aging and summary inventory reports as of the last day of such month; and

                           (ix) such other information respecting the assets,
                  liabilities, condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Lender from time to time may reasonably request.

                  (d) PRESERVATION OF CORPORATE EXISTENCE, ETC. Subject to
         Section 5.3(h) and in the case of each Loan Party, (i) preserve and maintain in full force and effect its corporate or partnership existence and good standing under the laws of the jurisdiction in which it was incorporated or organized and all rights, privileges, qualifications, permits, licenses and franchises material to the normal conduct of its business, (ii) use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business organization, reputation and goodwill, and (iii) preserve or renew all of its patent, copyrights, trademarks and licenses therefor and other intellectual property, in each case where the non-preservation of which constitutes or could reasonably be expected to result in a Material Adverse Change; PROVIDED, HOWEVER, that the Borrower may consummate any merger or consolidation permitted under
         Section 5.3(g); and PROVIDED, FURTHER, that neither the Borrower nor any of its Subsidiaries shall be required to preserve or maintain any right, asset, goodwill, business or franchise if the Borrower shall determine that the preservation thereof is not longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lender.

                  (e) NEW SUBSIDIARIES. Promptly, and in any event within ten
         (10) Business Days, after the date on which a new (direct or indirect) Subsidiary of the Borrower is formed or acquired, (i) notify the Lender of such event and (ii) amend Schedule 4.1(d); and promptly, and in any event within twenty (20) Business Days, after the formation, acquisition or change of each Material Subsidiary and each Foreign Subsidiary, (A) deliver to the Lender all stock certificates and other instruments added to the Collateral thereby (to the extent required by the Pledge and Security Agreements), accompanied by an undated stock power or transfer document executed in blank (provided that in the case of a Foreign Subsidiary, stock certificates or other instruments representing only sixty-five percent (65%) of the Borrower's equity interest therein shall be delivered to the Lender) and amend Schedules A, B and C of the appropriate Pledge and Security Agreement in light of such event; (B) cause each such Material Subsidiary (but not each such Foreign Subsidiary) to execute and deliver a joinder to the Guaranty, a joinder to the Subsidiary Pledge and Security Agreement, a joinder to the Intellectual Property Security Agreement, and all financing statements and other documents required thereunder or appropriate to perfect the security interest created thereby; and (C) deliver to the Lender in respect of the new Subsidiary an opinion of counsel confirming as to the new Subsidiary the matters required to be confirmed under Section 3.1(a)(iii) and 3.1(f), as applicable.

                  (f) MAINTENANCE OF PROPERTY. Maintain and preserve all its property which is necessary for use in its business in good working order and condition, except as permitted under Section 5.3(b), and except to the extent that the Borrower determines in good faith that it is not in the best interests of the Borrower and its Subsidiaries to do so.

                  (g) INSURANCE.

                           (i) Maintain insurance with financially sound and
                  reputable insurers with respect to its properties and business against loss or damage of the kinds consistent with industry practice of Persons engaged in the same or similar business, of such types and in such amounts as are carried under similar circumstances by such other Persons.

                           (ii) Maintain, at the Borrower's expense, a key man
                  life insurance policy for John Fruth, in an amount not less than $5,000,000, which policy shall name the Lender as the principal beneficiary, for the purpose of securing the Obligations hereunder. During the continuance of an Event of Default, all proceeds payable under such policy shall be paid to the Lender to be applied on account of the Obligations hereunder; during the continuance of a Potential Default (and so long as no Event of Default is then continuing), all proceeds payable under such policy shall be paid to the Lender and held as cash collateral until such event becomes an Event of Default (in which case the proceeds shall be applied to the Obligations) or such event is cured or waived (in which case the proceeds shall be paid to the Borrower); in all other circumstances the proceeds of such policy shall be paid to the Borrower. The receipt of such proceeds shall not be treated as an extraordinary receipt under Section 2.5(d)(iii). Upon the payment in cash in full of the Facility B Advance and any accrued but unpaid interest thereunder, the Lender shall no longer be named as the principal beneficiary of such insurance policy.

                  (h) PAYMENT OF TAXES AND LIENABLE ITEMS. Pay and discharge, as they become due and payable, all claims for tax liabilities, assessments and governmental charges or levies against it or upon its properties or assets and all lawful claims which, if unpaid, would, with the passage of time or notice or both, by law become a Lien upon its property (other than a Lien permitted by Section 5.3(a) (excluding clause (x) thereof)), unless (i) such claim is contested in good faith,
         (ii) adequate reserves have been established for such claim to the extent required by GAAP or other adequate provision for the payment thereof has been made, (iii) enforcement of such claim is effectively stayed during any time as such claim may otherwise become a Lien, and
         (iv) if such claim is finally determined to be due, it is paid, with all interest or penalties thereon, promptly and in any event within the time period prescribed by applicable law, after resolution of such contest.

                  (i) USE OF PROCEEDS. Use the proceeds of the Advances solely for lawful and permitted corporate purposes of the Borrower and its Subsidiaries and not in contravention of this Agreement or any other agreement or obligation binding upon it and in strict compliance with all applicable laws, regulations and orders.

                  (j) PERMITTED CASH INVESTMENTS. To the extent it has cash, keep its cash (other than (i) cash in collection or disbursement, (ii) cash of Foreign Subsidiaries not in excess of $2,000,000 for each Foreign Subsidiary, and (iii) cash of O.S.I. Puerto Rico not in excess of $2,000,000) invested in such accounts and through such intermediaries that the Lender's security interest under the Borrower Pledge and Security Agreement and

         Subsidiary Pledge and Security Agreement can lawfully be created and perfected by the provisions of such Pledge and Security Agreements and a Transfer and Perfection Notice to the depositary or intermediary.

                  (k) FURTHER ASSURANCES.

                           (i) Promptly (and in no event later than five (5)
                  Business Days after becoming aware thereof) notify the Lender if any written information, exhibits and reports furnished to the Lender contained any untrue statement of a material fact or omitted to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and correct any defect or error that may be discovered therein or in the execution, acknowledgment or recordation of any Loan Document.

                           (ii) Promptly upon request by the Lender, execute,
                  deliver, acknowledge, file, re-file, register and re-register any and all such further acts, security agreements, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Lender may reasonably require from time to time in order (A) to carry out more effectively the purposes of this Agreement or any other Loan Document, (B) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests described in or intended to be covered by any Collateral Document as being subject to such Lien, (C) to establish and maintain the validity, effectiveness, perfection and priority of any Collateral Document or any Liens intended to be created thereby, (D) to maintain the pledge to the Lender of (x) one hundred percent (100%) of the outstanding equity interests of each domestic Subsidiary or (y) sixty-five percent (65%) of the outstanding equity interest of each Foreign Subsidiary, as required by Sections 3.1(a) and 5.2(e), or (E) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Lender the rights granted or now or hereafter intended to be granted to the Lender under any Loan Document or under any other instrument executed in connection therewith.

                           (iii) Notwithstanding clause (ii) above, (A) the
                  Borrower shall not be required to deliver to the Lender notes or other instruments evidencing loans and advances to employees of the Borrower or any of its Subsidiaries, and (B) the Borrower shall not be required to deliver to the Lender any note or other instrument evidencing an intercompany loan so long as the principal amount thereof is less than $1,000,000.

                  SECTION V.3. NEGATIVE COVENANTS. So long as any Obligation remains unpaid or the Lender is obligated to extend credit hereunder, without the written consent of the Lender, the Borrower will not, and will not cause or permit any Subsidiary of the Borrower to:

                  (a) LIENS. Directly or indirectly make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or become or remain bound by any agreement to do so, except:

                           (i) any Lien (A) existing on the Closing Date and
                  described in Schedule 5.3(d), securing Debt permitted under
                  Section 5.3(d)(i), or (B) granted to secure any extension, renewal, refinancing or replacement of any such Debt if (x) the principal amount secured thereby is not increased and (y) the property subject to the Lien so granted is limited to the property that was subject to the original Lien and any accessions, fixtures, improvements or equipment added thereto in the ordinary course of business;

                           (ii) any Lien created under any Loan Document;

                           (iii) Liens on the Collateral evidenced by the
                  Collateral Documents securing Debt permitted by Section 5.3(d)(xii);

                           (iv) Liens existing on any fixed assets acquired by
                  the Borrower or a Subsidiary, to the extent such Lien exists on the date such fixed asset is acquired so long as such Lien was not created in anticipation thereof, securing Debt permitted under Section 5.3(d)(xi) and any extension, renewal, refinancing or replacement of any such Debt if (A) the principal amount secured thereby is not increased and (B) the property subject to the Liens so granted is limited to the property that was subject to the original Lien and any accessions, fixtures, improvements or equipment added thereto in the ordinary course of business;

                           (v) any Lien for taxes, fees, assessments or other
                  governmental charges which are not delinquent and remain payable without penalty or which are being contested as permitted under Section 5.2(h);

                           (vi) any carriers', warehousemen's, mechanics',
                  landlords', materialmen's, repairmen's or other similar Lien created by operation of law and arising in the ordinary course of business which is not delinquent or remains payable without penalty or which is being contested as permitted under Section 5.2(h);

                           (vii) any Lien (other than a Lien imposed by
                  Environmental Laws or by ERISA) on the property of the Borrower or any of its Subsidiaries imposed by law, or pledges or deposits required by law pursuant to worker's compensation, unemployment insurance and other social security legislation (exclusive of obligations in respect of the payment for borrowed money);

                           (viii) any Lien on the property of the Borrower or
                  any of its Subsidiaries
                  made to secure the performance of (A) tenders, statutory obligations, surety and appeal bonds, bids, leases (including landlords' Liens), government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), in an aggregate amount not exceeding $2,000,000 at any one time outstanding, and (B) one or more appeal bonds issued in connection with the Galley Litigation in an aggregate amount not exceeding the Litigation Adjustment;

                           (ix) any easement, right-of-way, restriction and
                  other similar encumbrance incurred in the ordinary course of business if, in the aggregate, such items are not substantial in amount and do not constitute and cannot reasonably be expected to result in a Material Adverse Change;

                           (x) any Lien arising out of any judgment or award
                  against it, if (A) such Lien is being contested as permitted under Section 5.2(h), (B) there is no material likelihood of the sale, forfeiture or loss of any part of its properties,
                  (C) such Lien does not materially interfere with the use of any material part of its properties, and (D) the existence of such Lien is not an Event of Default under Section 6.1(j);

                           (xi) Leases or subleases and licenses and sublicenses
                  granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries taken as a whole, and any interest or title of a lessor or licensor or under any lease or license;

                           (xii) Liens which constitute rights of set-off of a
                  customary nature or bankers' Liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks in the ordinary course of business;

                           (xiii) rights of consignees of inventory in the
                  ordinary course of business, in an aggregate amount not exceeding $1,000,000 at any one time outstanding;

                           (xiv) Liens securing Debt permitted and described in
                  Section 5.3(d)(iii); and

                           (xv) Liens on fixed assets (and proceeds thereof) of
                  O.S.I. Puerto Rico located in Puerto Rico securing Debt permitted and described in Section 5.3(d)(vi);

         or become or remain bound by any agreement restricting its ability to grant, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, as security for the payment of the Obligations or any refinancing or replacement thereof, except (A) restrictions set forth in the Loan Documents, (B) restrictions on junior Liens on property secured by a Lien permitted under Section 5.3(a)(i), if such restrictions are enforceable solely by the holder of the Lien so permitted, (C) restrictions on the creation of a Lien on the Borrower's or any Subsidiary's interest under a lease or any other contract, if such restrictions are enforceable solely by the lessor under such lease or other party to such contract, and (D) restrictions contained in agreements for the sale or lease of assets if such sale or lease is permitted hereunder. Notwithstanding anything to the contrary in this Agreement, the Borrower shall not create, incur, assume or suffer to exist any Lien upon or with respect to any other assets that are not subject to a Lien in favor of the Lender.

                  (b) DISPOSITION OF ASSETS. Engage in any Asset Sale or otherwise directly or indirectly sell, assign, lease, convey, transfer or otherwise dispose of all or any portion of its assets, business or property, or agree to do any of the foregoing, except:

                           (i) dispositions of inventory or used, worn-out or
                  surplus property or equipment or Permitted Cash Investments, in each case in the ordinary course of business;

                           (ii) sale of any business unit of the Borrower or any
                  Subsidiary that the Board of Directors of the Borrower determines in good faith to be non-material;

                           (iii) any Asset Sale so long as (A) such transaction
                  is on an arm's length basis, (B) no Event of Default or Potential Default is continuing or would result from such Asset Sale, (C) the purchase price paid to the Borrower or such Subsidiary for such asset shall be not less than the fair market value of such asset at the time of such sale, (D) the purchase price for such asset shall be paid to the Borrower or such Subsidiary solely in cash (except for non-cash consideration in the form of promissory notes in an aggregate principal amount for all such transactions not to exceed $1,000,000 at any time outstanding so long as each such promissory note is, promptly upon consummation of the applicable transaction, pledged and delivered to the Lender pursuant to the Pledge and Security Agreement), (E) the aggregate book value of assets sold pursuant to this paragraph in any Fiscal Year does not exceed five percent (5%) of the Borrower's consolidated total assets (determined in accordance with GAAP) as of the last day of the preceding Fiscal Year, and (F) the Borrower shall apply the Cash Proceeds of such Asset Sale as required by Section 2.5(d)(i);

                           (iv) so long as no Event of Default or Potential
                  Default is continuing or would result from the proposed transaction, the grant of an option or other right to purchase an asset in a transaction that would be permitted under this
                  Section 5.3(b);

                           (v) the sale, lease, transfer or other disposition of
                  assets by any of the Borrower's Subsidiaries to the Borrower;

                           (vi) sales, transfers or other dispositions of fixed
                  assets or equipment by the Borrower or any of its Subsidiaries to the extent that such equipment is traded in for credit against the purchase price of other fixed assets or equipment, or that the proceeds of such sale are applied to the purchase price of such other fixed assets or equipment within one hundred eighty (180) days from the date of sale, transfer or disposition;

                           (vii) non-exclusive licenses; and

                           (viii) licenses granted outside of the United States
                  in connection with the settlement or resolution of the Galley Litigation;

         PROVIDED, HOWEVER, that neither the Borrower nor any Subsidiary shall dispose of any asset to effect a leaseback of any asset, other than sale-leasebacks of equipment effected less than one hundred eighty
         (180) days after the Borrower or such Subsidiary shall have acquired such equipment.

                  (c) INVESTMENTS. Directly or indirectly make, acquire, carry or maintain any Investment, or become or remain bound by any agreement to make, acquire, carry or maintain any Investment, except:

                           (i) Investments held on the Closing Date and
                  described in Schedule 5.3(c);

                           (ii) Permitted Cash Investments;

                           (iii) loans by the Borrower to any Subsidiary of the
                  Borrower or by any such Subsidiary to the Borrower, so long as
                  (A) if such loan is in an amount of $1,000,000 or more, it is evidenced by a promissory note or other instrument, and (B) each such promissory note or other instrument has been delivered to the Lender in pledge;

                           (iv) loans and advances to employees of the Borrower
                  or any of its Subsidiaries, not in excess of $1,000,000 in the aggregate at any one time outstanding;

                           (v) acquisitions permitted under Section 5.3(g)(i)
                  or (iv);

                           (vi) other Investments so long as the aggregate
                  unrecovered investment made by the Borrower and its Subsidiaries therein (counted at cost and not counting recoveries fairly characterized as income) does not exceed $1,000,000 at any one time outstanding;

                           (vii) Investments constituting non-cash consideration
                  permitted to be received in connection with dispositions of assets permitted under Section 5.3(b)(iii);

                           (viii) Investments by the Borrower in any of its
                  direct wholly- owned Subsidiaries (other than a Foreign Subsidiary and other than O.S.I. Puerto Rico);

                           (ix) Investments by the Borrower in Ocular Sciences
                  Limited to the extent required by the Inland Revenue Authority of the United Kingdom rules and regulations to maintain the deductibility of interest expense incurred by Ocular Sciences Limited; and

                           (x) Investments by the Borrower and its Subsidiaries
                  consisting of accounts receivable from customers (including Subsidiaries of the Borrower), or received in settlement of delinquent obligations of and other disputes with customers and suppliers, in each case arising in the ordinary course of business.

                  (d) LIMITATION ON DEBT AND ACCOMMODATION OBLIGATIONS. Directly or indirectly create, incur, assume, guarantee or suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Debt or any Accommodation Obligation, except:

                           (i) Debt existing on the Closing Date and described
                  in Schedule 5.3(d) and any extension, renewal or refinancing of such Debt so long as both (A) either (i) the principal amount of such Debt is not increased, or (ii) any increase in the principal amount of such Debt is permitted pursuant to another clause of this Section 5.3(d) and (B) the terms and conditions (including financial and other restrictive covenants) are not materially more restrictive on any Loan Party than the terms and conditions existing on the date hereof;

                           (ii) the Obligations;

                           (iii) Capital Leases, conditional sales agreements
                  and other purchase money Debt for property, plant or equipment, not in excess of $3,500,000 in the aggregate at any one time outstanding;

                           (iv) Debt (but not Accommodation Obligations in
                  respect of such Debt), in an aggregate amount not exceeding $1,000,000 at any one time outstanding, consisting of obligations of the Borrower or a Subsidiary to purchase capital stock, warrants, options or other equity interests from an officer, employee or consultant of such Person pursuant to an employment contract or consulting agreement entered into with such officer, employee or consultant on reasonable and customary business terms;

                           (v) Debt in the nature of surety bonds or appeal
                  bonds issued at the request of the Borrower or any Subsidiary to secure contingent obligations of such Person either (A) in the ordinary course of business, (B) in connection with the enforcement of rights or claims of the Borrower and its Subsidiaries, (C) in connection with judgments to the extent permitted under Section 5.3(a)(x), or (D) in connection with the Galley Litigation not in excess of the Litigation Adjustment (and not in duplication of any Debt permitted under clause (viii) below);

                           (vi) Debt in an aggregate principal amount not
                  exceeding $5,800,000 at any one time outstanding, consisting of obligations of O.S.I. Puerto Rico to Banco Bilbao Vizcaya Puerto Rico on terms existing on the Closing Date, and any extension, renewal or refinancing of such Debt so long as (A) either (i) the principal amount of such Debt is not increased or (ii) any increase in the principal amount of such Debt is permitted pursuant to another clause of this Section 5.3(d) and (B) the terms and conditions (including financial and other restrictive covenants) are not materially more restrictive on any Loan Party than the terms and conditions existing on the date hereof and (C) the holder of such Debt enters into an intercreditor agreement with the Lender in form and substance satisfactory to the Lender; and Accommodation Obligations pertaining to the Debt permitted under this clause
                  (vi) that is not secured by any property or assets of the Borrower;

                           (vii) Debt permitted under Section 5.3(c)(iii);

                           (viii) Debt, in an aggregate principal amount not
                  exceeding $3,896,000 at any one time outstanding (and not in duplication of any appeal bond permitted under clause (v) above), consisting of obligations owing by the Borrower and Ocular Sciences Limited to Geoffrey Galley and certain other former employees of Ocular Sciences Limited that is not secured by any property or assets of any Loan Party;

                           (ix) Subordinated Debt on terms and conditions
                  approved by the Lender;

                           (x) Debt (but not Accommodation Obligations in
                  respect of such Debt) permitted under Section 5.3(g)(iv);

                           (xi) Debt consisting of up to $5,000,000 in the
                  aggregate at any one time outstanding of foreign exchange contracts on which delivery is to be effected and settlement allowed at any time in the future (plus related fees, costs and indemnities) entered into between the Borrower and the Lender;

                           (xii) endorsement of negotiable instruments for
                  deposit or collection or similar transactions in the ordinary course of business;

                           (xiii) obligations to pay dividends and may other
                  payments permitted under Section 5.3(f) (to the extent such obligations are construed as "Debt" hereunder); and

                           (xiv) Accommodation Obligations of operating leases
                  and performance obligations entered into in the ordinary course of business; and

                           (xv) other Debt not in excess of $1,000,000 in the
                  aggregate at any one time outstanding.

                  (e) TRANSACTIONS WITH AFFILIATES. Enter or agree to enter into any transaction with any Affiliate of the Borrower or of any Subsidiary of the Borrower except (i) under the Loan Documents or (ii) in the ordinary course of business and pursuant to the reasonable requirements of the business of the Borrower or such Subsidiary and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than those that would prevail in a comparable arm's length transaction with a Person not an Affiliate of the Borrower or such Subsidiary; PROVIDED, HOWEVER, that nothing in this Section 5.3(e) shall be construed to prohibit (A) customary directors' and officers' indemnities, (B) customary directors' fees, (C) reasonable compensation to officers (as determined by the Borrower's or such Subsidiary's board of directors) and (D) administrative services provided by the Borrower to its Subsidiaries in the ordinary course of business consistent with past practice.

                  (f) RESTRICTED JUNIOR PAYMENTS. Directly or indirectly (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock or any other equity, ownership or profit interests, (ii) purchase, redeem or otherwise acquire for value any shares of any class of capital stock of, or other equity, ownership or profit interests in, the Borrower or any of its Subsidiaries or any warrants, rights or options to acquire any such shares or interests, now or hereafter outstanding, (iii) enter into any agreement restricting the ability of any Subsidiary of the Borrower to declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities to its stockholders (other than as permitted in Section 5.3(j)), (iv) agree to or permit any amendment or modification of, or change in, any of the terms of agreements governing Subordinated Debt, or (v) pay, prepay, redeem, or purchase or otherwise acquire any Subordinated Debt, or make any deposit to provide for the payment of any Subordinated Debt when due, or exchange any Subordinated Debt, or give any notice in respect thereof, except that:

                           (A) the Borrower may declare and make any dividend
                  payments or
                  other distributions payable solely by the Borrower in common stock of the Borrower;

                           (B) any Subsidiary of the Borrower may declare and
                  make dividends and distributions made solely to the Borrower or to a wholly-owned Subsidiary of the Borrower;

                           (C) the Borrower may make payments of interest on the
                  Subordinated Debt of John Fruth as specified in and subject to the terms and conditions of the Subordination Agreement between the Lender and John Fruth of even date herewith so long as no Event of Default is continuing or would result from such payments; and

                           (D) the Borrower may declare and make cash dividend
                  payments on its Series A Preferred Stock outstanding on the Closing Date to the extent required under the terms of its Articles of Incorporation as in existence on the Closing Date, so long as no Event of Default is continuing or would result from such payments.

                  (g) MERGERS, ETC. Merge or consolidate with or into or enter into any agreement to merge or consolidate with or into any Person, or acquire any ownership interest in any assets, business or Person, except:

                           (i) acquisitions of property, plant and equipment in
                  the ordinary course of business;

                           (ii) mergers or consolidations between wholly-owned
                  Subsidiaries of the Borrower or between the Borrower and any of its wholly-owned Subsidiaries;

                           (iii) Investments permitted under Section 5.3(c); and

                           (iv) an acquisition of the entire ownership interest
                  in any assets primarily used for, or any business or Person primarily engaged in, any of the lines of business currently conducted by the Borrower and its Subsidiaries and activities reasonably incidental thereto, so long as (A) the total consideration (including cash, Debt incurred and value of stock) paid for all such acquisitions does not exceed $5,000,000 in the aggregate, (B) no Debt is assumed (other than Debt secured solely by fixed assets being acquired) or incurred in connection with the acquisition, (C) if the acquisition is accomplished by merger or consolidation, the Borrower is the surviving corporation, and (D) no Event of Default or Potential Default is continuing or would result from such acquisition.

                  (h) CONDUCT OF BUSINESS. Engage in any business or activity other than the businesses described in Section 4.1(o) and any activity reasonably incidental thereto.

                  (i) COMPLIANCE WITH ERISA. Directly or indirectly (or permit any ERISA Affiliate directly or indirectly to) (i) terminate any Plan subject to Title IV of ERISA so as to result in liability to the Borrower or any ERISA Affiliate in excess of $1,000,000; (ii) permit any ERISA Event to exist; (iii) make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in liability to the Borrower or any ERISA Affiliate in excess of $1,000,000; or (iv) permit the total Unfunded Pension Liabilities (using the actuarial assumptions utilized by the PBGC) for all Pension Plans (other than Pension Plans which have no Unfunded Pension Liabilities) to exceed $1,000,000.

                  (j) PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. Cause, permit or suffer any Subsidiary to become or remain subject to any contractual obligation that in any manner limits or restricts its right to pay dividends or make distributions, whether in cash or in property, to its stockholders or to make loans or sell assets to the Borrower or any of its Subsidiaries or to enter into any other lawful transaction with the Borrower or any of its Subsidiaries, except (i) limitations and restrictions set forth in the Loan Documents and (ii) covenants contained in the existing documentation evidencing the Debt permitted under Section 5.3(d)(vi) or reflected in the commitment letter dated August 10, 1995 from the Government Development Bank for Puerto Rico to O.S.I. Puerto Rico and substantially similar covenants in any Debt replacing, extending, refinancing or renewing such Debt.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

                  SECTION VI.1. EVENTS OF DEFAULT. If any of the following events (each, an "Event of Default") shall occur and be continuing:

                  (a) NON-PAYMENT OF PRINCIPAL. The Borrower fails to pay when due any principal of any Advance; or

                  (b) NON-PAYMENT OF INTEREST. The Borrower fails to pay when due any interest payable under Section 2.6 or any fee payable under
         Section 2.4 or 2.16 and such failure continues for three (3) Business Days; or

                  (c) NON-PAYMENT OF OTHER OBLIGATIONS. The Borrower fails to pay any other payment Obligation, and such failure continues for ten
         (10) Business Days after either (i) it is acknowledged in writing by the Borrower or (ii) written notice thereof is given to the Borrower by the Lender; or

                  (d) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by any Loan Party under or in connection with any Loan Document proves to have been incorrect in any material respect when made; or

                  (e) FINANCIAL AND NEGATIVE COVENANTS. The Borrower fails to perform or observe any term, covenant or agreement set forth in Section
         5.1 or Section 5.3; or

                  (f) REPORTING AND COLLATERAL COVENANTS. The Borrower fails to perform or observe any term, covenant or agreement set forth in Sections 5.2(c), (e), (j) or (k), and such failure continues for ten
         (10) Business Days after either (i) it is acknowledged in writing by the Borrower or (ii) written notice thereof is given to the Borrower by the Lender; or

                  (g) OTHER AGREEMENTS. The Borrower or any Loan Party fails to perform or observe any term, covenant or agreement contained in this Agreement or any other Loan Document (other than those specifically referred to in any of the preceding paragraphs of this Section 6.1) and such failure continues for thirty (30) days after either (i) it is acknowledged in writing by the Borrower or (ii) written notice thereof is given to the Borrower by the Lender; or

                  (h) DEFAULT AS TO OTHER DEBT. The Borrower or any of its Subsidiaries (i) fails to pay, when due and payable (whether at the scheduled maturity or upon any required prepayment, acceleration, demand or otherwise), any principal of or premium or interest on any Debt (except any Borrowings) outstanding in a principal amount of at least $1,000,000, and such failure continues for longer than the period of grace, if any, specified for such failure in the indenture or agreement governing such Debt, or (ii) commits, permits or suffers a breach, default or event of default to occur under any indenture or agreement governing any Debt (except any Borrowings) outstanding in a principal amount of at least $1,000,000 and such breach, default or event of default continues for longer than the period of grace, if any, specified for such failure in such indenture or agreement; or any such Debt of at least $1,000,000 is declared to be due and payable or is required to be prepaid prior to the stated maturity thereof; PROVIDED, HOWEVER, that no such failure, breach, default, event of default, declaration or requirement as to any Debt (x) which is the liability solely of a Foreign Subsidiary (except for the Debt permitted under Section 5.3(d)(vi)) shall be an Event of Default hereunder until either
         (A) it is acknowledged in writing by the Borrower, or (B) it continues for ten (10) Business Days after written notice thereof is given to the Borrower by the Lender and (y) no such failure, breach, default, event of default, declaration or requirement as to any Debt shall be an Event of Default hereunder if, in the case of a wholly-owned Subsidiary, such Debt is held entirely by the Borrower, or, in the case of the Borrower, such Debt is held entirely by one or more of its wholly-owned Subsidiaries; or

                  (i) BANKRUPTCY. (i) Any Loan Party or any Material Subsidiary is generally not paying its debts as they become due or admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors; (ii) or any proceeding is instituted by or against any Loan Party or any Subsidiary of a Loan Party seeking an order for relief under the United States Bankruptcy Code or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property under any law relating to bankruptcy, insolvency, liquidation or reorganization or relief of debtors and either (A) any such relief in any such proceeding is sought or consented to by it or an order for any such relief is entered against it, or (B) any such proceeding instituted against it remains undismissed and unstayed for a period of sixty (60) days, or (C) any Loan Party or any Material Subsidiary takes any corporate action to authorize any of the actions set forth above in this Section 6.1(i); or

                  (j) JUDGMENTS. Any judgment or order for the payment of money is rendered against any of the Loan Parties or any of their Subsidiaries in an amount in excess of $1,000,000 individually or in the aggregate and either (i) enforcement proceedings are commenced by any creditor upon such judgment or order and not stayed, or (ii) there is any period of sixty (60) consecutive days during which such judgment has not been paid in full or a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or

                  (k) MATERIAL ADVERSE CHANGE. There is any Material Adverse Change since December 31, 1995; or

                  (l) LOAN DOCUMENTS. Any provision of any Loan Document after delivery thereof for any reason ceases to be valid and binding on each Loan Party thereto, or any Loan Party shall repudiate or purport to revoke or terminate any of its obligations under any Loan Document to which it is party, and such event continues for ten (10) Business Days after written notice thereof is given to the Borrower; or

                  (m) COLLATERAL DOCUMENTS. The Collateral Documents, after delivery thereof pursuant to Section 3.1(a), for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority security interest (subject to Liens permitted by Section 5.3(a)) in any collateral purported to be covered thereby, and such event continues for ten (10) Business Days after written notice thereof is given to the Borrower; or

                  (n) ERISA. (i) The Borrower or any ERISA Affiliate fails to satisfy its contribution requirements under Section 412(c)(11) of the Code, whether or not it has sought a waiver under Section 412(d) of the Code; or (ii) in the case of an ERISA Event involving the withdrawal from a Pension Plan of a "substantial employer" (as defined in Section 4001(a)(2) or Section 4062(e) of ERISA), the withdrawing employer's proportionate share of that Pension Plan's Unfunded Pension Liabilities is more than $1,000,000; or (iii) in the case of an ERISA Event involving the complete or partial withdrawal from a Multiemployer Plan, the withdrawing employer incurs a withdrawal liability in an aggregate amount exceeding $1,000,000; or (iv) a Plan that is intended to be qualified under Section 401(a) of the Code loses its qualification, and with respect to such loss of qualification, the Borrower or any ERISA Affiliate can reasonably be expected to be required to pay (for additional taxes, payments to or on behalf of Plan participants, or otherwise) an aggregate amount exceeding $1,000,000; or (vi) any combination of events listed in clauses (ii) through (iv) occurs that involves a net increase in aggregate Unfunded Pension Liabilities and unfunded liabilities in excess of $1,000,000;

then, and in any such event, the Lender (A) shall declare its obligation to make Facility A Advances and issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate and the Facility A Amount shall be automatically and permanently reduced to zero, and (B) shall by notice to the Borrower, declare all Advances, together with all interest thereon and all other Obligations, to be immediately due and payable, and thereupon the Advances and such interest and all other Obligations, shall be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED, HOWEVER, that if an order for relief under the United States Bankruptcy Code is entered at the request or upon the consent of the Borrower or involuntarily against the Borrower (x) the obligation of the Lender to make Facility A Advances and issue Letters of Credit shall automatically be terminated and the Facility A Amount shall be immediately, automatically and permanently reduced to zero, and (y) all Advances and all such interest and other Obligations shall automatically become and be immediately due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                  SECTION VI.2. RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers or privileges or remedies provided by law or in equity, or under any other instrument, document or agreement.


                                   ARTICLE VII
                                  MISCELLANEOUS

                  SECTION VII.1. AMENDMENTS. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall be effective unless it is in writing and signed by the Lender (and any such waiver or consent shall in any case be effective only in the specific instance and for the specific purpose for which given), except that the Borrower may amend Schedule 4.1(d) as provided in Section 5.2(e) by delivering a copy of such amended Schedule to the Lender in accordance with Section 7.2.

                  SECTION VII.2. NOTICES. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at 475 Eccles Avenue, South San Francisco, CA 94080, Attention: Chief Financial

Officer; if to the Lender, at Comerica Bank-California, 333 West Santa Clara Street, San Jose, CA 95113, Attention: Lori Edwards; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective when received.

                  SECTION VII.3. NO WAIVER; REMEDIES. No failure on the part of the Lender to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION VII.4. COSTS AND EXPENSES. The Borrower agrees to pay within twenty (20) days after the Borrower receives an invoice itemizing the same, all reasonable out of pocket costs and expenses incurred by the Lender in connection with the preparation, negotiation, execution, delivery, modification, administration and amendment of the Loan Documents and the other documents to be delivered under the Loan Documents, including the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities under the Loan Documents in connection with actions or inactions of the Loan Parties and including the Lender's Collateral audit fees, PROVIDED, HOWEVER, that attorneys fees (excluding expenses, filing, recording fees and the like) incurred by the Lender in connection with the preparation and negotiation of the Loan Documents shall not exceed $50,000 provided that there are no more than four drafts of this Agreement and four drafts of each other Loan Document. The Borrower further agrees to pay on demand all reasonable costs and expenses, including reasonable fees and expenses of attorneys (including allocable costs of in-house counsel), accountants, advisors and other experts, incurred by the Lender in respect of any Event of Default or while any Event of Default is continuing or in connection with the protection, resolution or enforcement (whether through negotiations, by legal proceedings, in bankruptcy or otherwise) of the Obligations or the Collateral or any right, remedy, power, interest or claim of the Lender under any Loan Document.

                  SECTION VII.5. RIGHT OF SET-OFF. Whenever any Event of Default is continuing, the Lender may at any time or from time to time without any prior notice to the Borrower or any other Person, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other debt at any time owing by the Lender to or for the credit or the account of the Borrower, whether or not then due, against any and all Advances and other Obligations then owing to the Lender, whether or not then due. After any such set-off and application is made, the Lender shall promptly notify the Borrower thereof, but the failure to do so shall not affect the validity of the set-off and application and shall not expose the Lender to any liability. The Lender's right of set-off under this Section 7.5 is cumulative with and additional to all other rights and remedies (including other rights of set-off).

                  SECTION VII.6. GENERAL INDEMNITY. The Borrower agrees to indemnify and hold harmless the Lender and its Affiliates and each director, officer, employee, attorney or agent of any of the foregoing persons (each such Person, an "Indemnified Person") from any losses, claims, costs, damages, expenses or liabilities (or actions, suits or proceedings, including any inquiry or investigation, with respect thereto) (collectively, "Claims") to which any Indemnified Person may become subject, insofar as such Claims arise out of, in any way relate to, or result from, this Agreement or any other Loan Document or any of the transactions contemplated hereby and thereby and to reimburse upon demand each Indemnified Person for any and all reasonable legal and other expenses incurred in connection with investigating, preparing to defend or defending any such Claim; PROVIDED, HOWEVER, that the Borrower shall not have any indemnity obligation to any Indemnified Person for any Claim (i) based on or arising from the gross negligence or wilful misconduct of such Indemnified Person or a breach of any Loan Document or applicable law by an Indemnified Person or (ii) made or prosecuted by the Borrower. The Borrower shall be given prompt notice of the commencement of any action or proceeding on any Claim and of any overt written threat of litigation on any Claim, but the failure to receive such notice shall not relieve the Borrower from any of its obligations under this Section 7.6 or under Section 7.4. The Borrower shall have the right, with the consent of the Indemnified Person (which shall not unreasonably be withheld), to select a firm of attorneys as legal counsel to defend any Claim, and the Borrower shall pay the fees, expenses and disbursements of such counsel and any special or local counsel; and if the Indemnified Person would or could result in a conflict of interest, or that a defense, crossclaim or counterclaim is available to such Indemnified Person that is not available to any other Person represented by such legal counsel in the same proceeding, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense, crossclaim or counterclaim, such Indemnified Person shall be entitled to separate representation, at the Borrower's expense, by legal counsel selected by such Indemnified Person and reasonably acceptable to the Borrower, with all such legal counsel using reasonable efforts to avoid unnecessary duplication of effort by counsel. Each Indemnified Person shall have the right to be represented by counsel of its own choosing (A) at the Borrower's expense whenever any Event of Default or Potential Default is continuing and (B) at such Indemnified Person's expense at any time; and the Borrower and the attorneys selected by the Borrower shall cooperate in all reasonable respects with such counsel. The Borrower shall be entitled to settle any Claim, at the Borrower's sole cost and expense, without consent of the Indemnified Person if (x) no Event of Default or Potential Default is continuing, (y) the settlement does not and will not, under any circumstances, impose any present or future payment or performance obligation upon the Indemnified Person, and (z) the settlement includes the giving by the claimant to the Indemnified Person of a release from all liability in respect of such Claim; and otherwise only upon the prior written consent of the Indemnified Person.

                  SECTION VII.7. ASSIGNMENTS AND PARTICIPATIONS. The Lender may at any time, sell, assign, grant participation in, or otherwise transfer all or any part of its rights and obligations under this Agreement (i) without the Borrower's consent if such transfer is to a Federal Reserve Bank or to an Affiliate of the Lender or if an Event of Default is continuing and (ii) with the Borrower's consent (which consent shall not be unreasonably withheld) to any other Person. In the event of any such sale by the Lender of a participation, the holder of such participation, other than an Affiliate of the Lender, shall not have any rights under this Agreement except that such holder may under the terms of such participation, be granted the right to participate with the Lender in connection with any action that (i) increases the Facility Amount, (ii) postpones the scheduled final maturity date of Facility A or Facility B, (iii) postpones any scheduled Facility B payment date, (iv) postpones any nonscheduled mandatory reduction of Facility B, (v) decreases the rate of interest applicable to any Advances, (vi) releases all or substantially all of the Collateral, or any right to obtain additional Collateral, or (vii) releases any Guarantor or any right to have an additional Material Subsidiary become a Guarantor. In all other respects, the Lender's obligations under this Agreement shall remain unchanged, the Lender shall remain solely responsible for the performance thereof, and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement. The Borrower hereby authorizes the Lender and each such participant or assignee, in case of default by the Borrower hereunder to proceed directly by right of setoff, bankers' lien, or otherwise, against any assets of the Borrower which may at the time of such default be in the hands of the Lender or any such participant or assignee.

                  SECTION VII.8. BINDING EFFECT. This Agreement shall become effective when it has been executed by the parties hereto and the conditions set forth in Section 3.1 have been satisfied and thereafter shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

                  SECTION VII.9. GOVERNING LAW. This Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of California. Any legal action or proceeding with respect to any Loan Document may be brought in the courts of the State of California or of the United States for the Northern District or the Central District of California, and by execution and delivery of this Agreement, each of the Borrower and the Lender consents, for itself and in respect of its property, to the jurisdiction of those courts. Each of the Borrower and the Lender irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of any Loan Document. The Borrower and the Lender each waive personal service of any summons, complaint or other process, which may be made by any other means permitted by California law.

                  SECTION VII.10. WAIVER OF JURY TRIAL. The Borrower and the Lender



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

WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY of any claim or cause of action based upon or arising out of or related to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby in any action, proceeding or other litigation of any type brought by any of the parties against any other party or parties, whether based on contract, tort, statutory liability or otherwise. The Borrower and the Lender agree that any such claim or cause of action shall be tried by the court WITHOUT A JURY. This waiver shall apply to each future amendment, renewal, supplement or modification of any Loan Document and to each future Loan Document.

                  SECTION VII.11. LIMITATION OF LIABILITY. No claim may be made by the Borrower, any Subsidiary of the Borrower, the Lender or any other Person against the Lender or its Affiliates, directors, officers, employees, attorneys or agents for any special, indirect or consequential damages or, to the fullest extent permitted by law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, and the Borrower (for itself and on behalf of each of its Subsidiaries), and the Lender hereby waives, releases and agrees never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor.

                  SECTION VII.12. CONFIDENTIALITY. The Lender agrees that it will not, without the prior consent of the Borrower, disclose any information with respect to the Borrower which is furnished to the Lender pursuant to this Agreement and which the Borrower has notified the Lender, in writing, constitutes confidential information, except (i) to the Lender's directors, officers, employees, agents and financial and legal advisors under instructions to maintain confidentiality, (ii) to any actual or prospective assignee or participant under Section 7.7, so long as such assignee or participant agrees to be bound by the provisions of this Section 7.12, (iii) information that is known to the Lender or its directors, officers, employees or advisors prior to its disclosure by the Borrower, (iv) information that has become publicly available other than by the Lender's improper disclosure, (v) information that is obtained from any source other than the Borrower or its Affiliates, unless the Lender has actual knowledge that such source disclosed such information to it in breach of an obligation of confidentiality, and (vi) as may be required or appropriate in any proceeding to collect the Obligations or protect or enforce any right or remedy of the Lender under the Loan Documents or in defense of any claim asserted against the Lender or in any other litigation or for compliance with any applicable law or any subpoena, discovery request or other legal process, so long as the Lender (if not prohibited from doing so) gives the Borrower at least three (3) Business Days' prior notice thereof.

                  SECTION VII.13. ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire Agreement and understanding among the Borrower and the Lender and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for the rights of the Lender under the Fee Letter.

                  SECTION VII.14. SURVIVAL. The Borrower's liability for any and all fees, taxes, compensation, costs, losses, expense reimbursements, indemnification and other similar Obligations arising under any Loan Document shall survive the expiration or termination of the commitments of the Lender to extend credit hereunder and the repayment and retirement of all Advances and Letters of Credit at any time outstanding hereunder.

                  SECTION VII.15. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        O.S.I. CORPORATION


                                        By: _________________________________
                                                 Name:
                                                 Title:


                                        COMERICA BANK-CALIFORNIA



                                        By: _________________________________
                                                 Name:
                                                 Title:

                               NOTICE OF BORROWING



                                October 28, 1996



Comerica Bank-California
333 West Santa Clara Street
San Jose, CA 95113
Attention:  Lori Edwards


         Re: Notice of Borrowing


Ladies and Gentlemen:

         The undersigned, O.S.I. Corporation (the "Borrower"), refers to the Credit Agreement dated as of October 30, 1996 by and between the Borrower and Comerica Bank-California (as amended, modified and supplemented to date, the "Credit Agreement," the terms defined therein being used herein as therein defined), and pursuant to Section 3.2 of the Credit Agreement hereby gives you irrevocable notice that the undersigned requests a Borrowing under the Credit Agreement, and in connection therewith sets forth below the information relating to such Borrowing as required by Section 2.2 of the Credit Agreement:

         1. The Business Day of such Borrowing is October 30, 1996 (the "Borrowing Date").

         2. The Borrowing is under Facility A.

         3. The Borrowing will be a Eurodollar Rate Advance.

         4. The amount of such Borrowing is $7,600,000.

         5. The initial Interest Period for the Eurodollar Rate Advance made as part of such Borrowing is one month.

         6. The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the Borrowing Date (before and after giving effect to the proceeds of such Borrowing and the application of the proceeds therefrom):

                  a. the representations and warranties contained in Article IV of the Credit Agreement and Article III of each Pledge and Security Agreement are correct in all material respects on and as of the date hereof (or in the case of representations and warranties stated as having been made only on the date of such Agreement, on the date of such Agreement); and

                  b. no event has occurred and is continuing which constitutes an Event of Default or a Potential Default; and

                  c. Since December 31, 1995, there has been no Material Adverse Change.

                                        Very truly yours,

                                        O.S.I. CORPORATION,
                                        a California corporation



                                        By
                                           ----------------------------------
                                           Name:  Gregory E. Lichtwardt
                                           Title: Vice President, CFO

                                   EXHIBIT A-2

                                     FORM OF
                        NOTICE OF CONTINUANCE/CONVERSION

                                     [DATE]


Comerica Bank-California
333 West Santa Clara Street
San Jose, CA 95113
Attention: Lori Edwards

         Re: Notice of Continuance/Conversion

Ladies and Gentlemen:

         The undersigned, O.S.I. Corporation ("Borrower"), refers to the Credit Agreement, dated as of October 30, 1996, by and between Borrower and Comerica Bank- California (as amended, modified and supplemented to date, the "Credit Agreement," the terms defined therein being used herein as therein defined). Pursuant to Section 2.8 of the Credit Agreement, this represents a Notice of Continuance/Conversion, and in that connection sets forth below the information relating to such [continuance] [conversion] as required by Section 2.8 of the Credit Agreement:

         1. The effective date of the [continuance] [conversion] shall be ________________, 19__ (which shall be the last day of an Interest Period if continuing an Advance as a Eurodollar Rate Advance or converting an Advance from a Eurodollar Rate Advance to a Base Rate Advance).

         2. $______________ shall be [converted from] a [Base Rate] [Eurodollar Rate] Advance to a [Base Rate] [Eurodollar Rate] [continued as a Eurodollar Rate] Advance.

         3. The Advances being [continued] [converted] are under [Facility A] [Facility B].

         [4. The Interest Period for the [continued] [converted] Eurodollar Rate Advances shall be [one month] [two months] [three months] [six months].

         5. The Borrower hereby certifies to the Lender that, on the date of this Notice of Continuance/Conversion:

                  a. the representations and warranties contained in Article IV of the Credit Agreement and Article III of each of the Pledge and Security Agreements are correct in all material respects on and as of the effective date of the [continuance] [conversion] (or, in the case of representations and warranties stated as having been made only on the date of such Agreement, on the date of such Agreement);



                                      A-2-1

                  b. no event has occurred and is continuing, or would result from the [continuance] [conversion], which constitutes an Event of Default or a Potential Default; and

                  c. Since December 31, 1995 there has been no Material Adverse Change.

         6. This Notice of Continuance/Conversion shall only be effective if delivered to the Lender at the above address at least two (2) Business Days before the date of the requested [continuance] [conversion].

                                        O.S.I CORPORATION
                                        a California corporation


                                        By:
                                            ---------------------------------
                                              Name:
                                              Title:




                                      A-2-2

                               SUBSIDIARY GUARANTY


         This SUBSIDIARY GUARANTY, dated as of October 30, 1996, is made by each entity that is identified on the signature pages hereof or that hereafter executes and delivers a Subsidiary Joinder in substantially the form set forth as Annex 1 hereto (each such entity, a "Guarantor") in favor of Comerica Bank-California (the "Lender").

                                    RECITALS

         A. The Lender has entered into that certain Credit Agreement, dated as of October 30, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and between O.S.I. Corporation (the "Borrower") and Lender.

         B. Each Guarantor is a direct or indirect subsidiary of the Borrower and expects to derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement.

         C. It is a condition precedent to the extension of credit under the Credit Agreement that each Guarantor shall have guaranteed payment of each and all the Obligations (as that term is defined in the Credit Agreement) and all other debts, liabilities and obligations of the Borrower and each other Subsidiary of the Borrower under the Loan Documents, on the terms set forth herein.

         D. The Borrower has agreed, in the Credit Agreement, to cause all future Material Subsidiaries of the Borrower to become party to this Guaranty, as a Guarantor hereunder.

         NOW, THEREFORE, in consideration of the foregoing and in order to induce the Lender to extend credit to the Borrower under the Credit Agreement, each Guarantor hereby agrees as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1 General Definitions. Except as otherwise specifically provided herein, the terms that are defined in Section 1.1 of the Credit Agreement shall have the same meanings when used in this Guaranty and the provisions of Sections 1.2 and 1.3 of the Credit Agreement shall apply to this Guaranty.

         SECTION 1.2 Certain Defined Terms. As used in this Guaranty, the following terms shall have the following meanings:

         "Bankruptcy Code" means Title 11 of the United States Code, as from time to time amended.

                  "Guaranteed Obligations" is defined in Section 2.1(a).

                  "Guaranty" means this Subsidiary Guaranty, dated as of October 30, 1996, made by the Guarantors for the benefit of the Lender.

                  "Guaranty Taxes" is defined in Section 3.8(a).

                  "Subordinated Liabilities" is defined in Section 2.8(a).

                  "Subsidiary Joinder" means an instrument substantially in the form of Annex 1 hereto.

                                   ARTICLE II
                         GUARANTY AND RELATED PROVISIONS

                  SECTION II.1 Guaranty. Each Guarantor hereby unconditionally:

                  (a) guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of (i) all Obligations now outstanding or hereafter arising under or in connection with the Credit Agreement or any other Loan Document, whether for principal, interest, fees, taxes, additional compensation, expense reimbursements, indemnification or otherwise, and (ii) all liabilities of each Guarantor now outstanding or hereafter arising under the Guaranty and any Subsidiary Joinder, and (iii) each other debt, liability or obligation of the Borrower or any Subsidiary of the Borrower now outstanding or hereafter arising under any of the Loan Documents (such Obligations, liabilities and other debts, liabilities and obligations, collectively, are the "Guaranteed Obligations"), and

                  (b) agrees to pay on demand (i) all Disallowed Post-Commencement Interest and Expenses, to the Person entitled to payment thereof if the claim therefor had been allowed in any Bankruptcy, Insolvency or Liquidation Proceeding, and (ii) all costs and expenses (including, without limitation, reasonable attorneys' fees and legal expenses) incurred by the Lender in enforcing this Guaranty.

                  SECTION II.2 Acceleration of Payment. If (i) the Advances become immediately due and payable pursuant to Section 6.1 of the Credit Agreement, (ii) any Bankruptcy, Insolvency or Liquidation Proceeding is commenced voluntarily by any Guarantor, or (iii) any Bankruptcy, Insolvency or Liquidation Proceeding is commenced involuntarily against any Guarantor and either (x) remains pending for more than 30 days or (y) an order for relief is granted or consented to by the Borrower or by the debtor therein, then all liability of each Guarantor under this Guaranty in respect of any Guaranteed Obligation that is not then due and payable shall thereupon become and be immediately due and payable, without notice or demand.

                  SECTION II.3 Guaranty Absolute and Unconditional. Each Guarantor guarantees that the Guaranteed Obligations will be paid in accordance with the terms of the Credit Agreement and the other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights and claims of the Lender against the Borrower or any Subsidiary of the Borrower with respect thereto and even if any such rights or claims are modified, reduced or discharged in a Bankruptcy, Insolvency or Liquidation Proceeding or otherwise. The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, whether or not any action is brought against the Borrower or any other Guarantor and whether or not the Borrower or any other Guarantor is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto; (ii) any change in the time, manner or place of payment of, or in any other term of, any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Credit Agreement or any other Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or any of its Subsidiaries or otherwise; (iii) any taking, exchange, release or non-perfection of any Lien securing, or any taking, release or amendment or waiver of or consent to departure from any other guaranty of, any of the Guaranteed Obligations; (iv) any manner or order of sale or other enforcement of any Lien securing any or all of the Guaranteed Obligations or any manner or order of application of the proceeds of any such Lien to the payment of the Guaranteed Obligations or any failure to enforce any Lien or to apply any proceeds thereof; (v) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries; or (vi) any other circumstance which might otherwise constitute a defense (except the defense of payment) available to, or a discharge of, a surety or guarantor.

                  SECTION II.4 Guaranty Irrevocable and Continuing. This Guaranty is an irrevocable and continuing offer and agreement guaranteeing payment of any and all Guaranteed Obligations and shall extend to all Guaranteed Obligations now outstanding or created or incurred at any future time, whether or not created or incurred pursuant to any agreement presently in effect or hereafter made, until all obligations of the Lender to extend credit to the Borrower have expired or been terminated and all Guaranteed Obligations have been fully, finally and indefeasibly paid. To the extent any contingent Obligation survives the expiration or termination of the Credit Agreement and the repayment of the Advances, each Guarantor's liability under this Guaranty shall likewise survive. This Guaranty may be released only in writing except, with respect to a given Guarantor, as provided for in Section 2.10.

                  SECTION II.5 Reinstatement. If at any time any payment on any Guaranteed Obligation is set aside, avoided or rescinded or must otherwise be restored or returned, this Guaranty and the liability of each Guarantor under this Guaranty shall remain in full force and effect and, if previously released or terminated, shall be automatically and fully reinstated, without any necessity for any act, consent or agreement of any Guarantor, as fully as if such payment had never been made and as fully as if any such release or termination had never become effective.

                  SECTION II.6 Waiver. Guarantor hereby waives and relinquishes all rights, remedies and defenses accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights, remedies or defenses, including without limitation:

                  (a) any right to require the Lender to proceed against Borrower or any other Person or to proceed against or exhaust any security held by the Lender at any time or to pursue any other remedy in the power of the Lender before proceeding against Guarantor;

                  (b) the defense of the statute of limitations in any action hereunder or in any action for the collection or performance of any Guaranteed Obligations;

                  (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or the failure of the Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person;

                  (d) demand, presentment, protest and notice of any kind, including without limitation notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Borrower, Lender, any endorser or creditor of Borrower or Guarantor or on the part of any other Person under this or any other instrument in connection with any obligation or evidence of indebtedness held by Lender as Collateral or in connection with any Guaranteed Obligations;

                  (e) any defense based upon an election of remedies by the Lender (including without limitation an election to proceed by non-judicial rather than judicial foreclosure) irrespective of whether such election destroys or otherwise impairs any subrogation rights of Guarantor, the right of Guarantor to proceed against Borrower for reimbursement, or both (it being understood that as a consequence of the waiver set forth in this Section 2.6(e), Guarantor is waiving, among other things, any defense that Guarantor might be able to invoke under California law based upon the argument (as enunciated in, among other cases, Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968), and Cathay Bank v. Lee, 93 Los Angeles Daily Journal D.A.R. 4871 (1993)), that an election by a lender to foreclose non-judicially under a deed of trust effects a release of the Guarantor from any obligation to pay, under its guaranty, any portion of the guaranteed obligation remaining unpaid after the non-judicial foreclosure since the non-judicial foreclosure could destroy or impair Guarantor's subrogation or other rights to obtain any reimbursement from the Borrower for such payments);

                  (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

                  (g) any duty on the part of the Lender to disclose to Guarantor any facts the Lender may now or hereafter know about Borrower, regardless of whether the Lender has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, or has reason to believe that such facts are unknown to Guarantor, or has a reasonable opportunity to communicate such facts to Guarantor, since Guarantor acknowledges that Guarantor is fully responsible for being and keeping informed of the financial condition of Borrower and of all circumstances bearing on the risk of non-payment of any Guaranteed Obligations;

                  (h) any defense arising because of the election by the Lender, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code; and

                  (i) any defense based upon any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code.

                  Without limiting the generality of the foregoing, Guarantor hereby expressly waives any and all benefits which might otherwise be available to Guarantor under California Civil Code Sections 2809, 2810, 2819,

2839, 2845 through 2850, 2899 and 3433, California Code of Civil Procedure Sections 580(a), 580(b), 580(d) and 726, and California Commercial Code Section 3606(1).

                  SECTION II.7 Subrogation. Each Guarantor hereby represents, warrants and agrees, in respect of any and all present and future rights of subrogation, recourse, reimbursement, indemnity, exoneration, contribution and other claims that such Guarantor at any time may have against the Borrower, any other Guarantor or any other Person liable for the payment of any of the Guaranteed Obligations (including, without limitation, the owner of any interest in collateral subject to a Lien securing any of the Guaranteed Obligations) as a result of or in connection with this Guaranty or any payment hereunder, that:

                  (a) No Agreement. Such Guarantor has not entered into, and agrees that it will not enter into, any agreement providing, directly or indirectly, for any such right or claim against the Borrower or, except as set forth in Section 2.10, against any other Subsidiary of the Borrower, and each such agreement now existing or hereafter entered into (except as provided for in Section 2.10) is and shall be void;

                  (b) Release. Such Guarantor waives and releases any such right or claim against the Borrower, any other Guarantor or any other such Person until the Guaranteed Obligations have been paid in full;

                  (c) Capital Contribution. Neither the execution and delivery of this Guaranty by such Guarantor nor any payment by such Guarantor under this Guaranty shall give rise to any claim (as that term is defined in the Bankruptcy Code) in favor of such Guarantor against the Borrower until the Guaranteed Obligations have been paid in full; and

                  (d) Subordination of Contribution Rights. Such Guarantor reserves, as against each other Guarantor, its right of contribution under Section 2.10 but agrees that all such contribution rights shall be included among the Subordinated Liabilities.

                  SECTION II.8 Subordination Provisions.

                  (a) Subordination. Any and all present and future debts, liabilities and obligations of every type and description (whether for money borrowed, on intercompany accounts, for provision of goods or services, under tax sharing or contribution agreements or on account of any other transaction, agreement, occurrence or event and whether absolute or contingent, direct or indirect, matured or unmatured, liquidated or unliquidated, created directly or acquired from another, or sole, joint, several or joint and several) of the Borrower or any Subsidiary of the Borrower now outstanding or hereafter incurred or owed to any Guarantor (the "Subordinated Liabilities") shall be, and hereby are, subordinated to full and final payment of the Guaranteed Obligations.

                  (b) Prohibited Payments. If any Event of Default or Potential Default occurs, then for so long as such Event of Default or Potential Default may be continuing, no Guarantor will demand, sue for, accept or receive, or cause or permit any other Person to make, any payment on or transfer of property on account of any Subordinated Liabilities.

                  (c) No Liens or Transfers. Each Guarantor agrees that (i) it will not demand, accept or hold any Lien upon any real or personal property of the Borrower or any of its Subsidiaries as security for any of the Subordinated Liabilities and (ii) any such Lien shall be void.

                  (d) Insolvency Proceedings. In any Bankruptcy, Insolvency or Liquidation Proceeding, the Lender shall be entitled to receive payment in full of all amounts due or to become due on or in respect of the Guaranteed Obligations, or provision shall be made for such payment in money or money's worth, before any Guarantor is entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, on account of any of the Subordinated Liabilities, and to that end the Lender shall be entitled to receive, for application to the payment thereof, all payments and distributions of any kind or character, whether in cash, property or securities (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other debt or liability of the Borrower or any Subsidiary of the Borrower being subordinated to the payment of the Subordinated Liabilities), which may be payable or deliverable in respect of the Subordinated Liabilities in any such Bankruptcy, Insolvency or Liquidation Proceeding.

                  (e) Disallowed Post-Commencement Interest and Expenses. If in any Bankruptcy, Insolvency or Liquidation Proceeding (i) any payment or distribution of any kind or character, whether in cash, property or securities (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other debt or liability of the Borrower or any Subsidiary of the Borrower being subordinated to the payment of the Subordinated Liabilities) is payable or deliverable in respect of the Subordinated Liabilities, and (ii) the Lender is not otherwise entitled to receive such payment or distribution pursuant to Section 2.8(d), and (iii) any amount remains unpaid to the Lender on account of any Disallowed Post- Commencement Interest and Expenses, then the Lender shall be entitled to receive payment of all such unpaid Disallowed Post-Commencement Interest and Expenses from and out of any and all such payments and distributions in respect of the Subordinated Liabilities.

                  (f) Held in Trust. If any payment, transfer or distribution is made to any Guarantor upon any Subordinated Liabilities that is not permitted to be made under this Section 2.8 or that the Lender is entitled to receive under this Section 2.8, such Guarantor shall receive and hold the same in trust, as trustee for the benefit of the Lender, and shall forthwith transfer and deliver the same to the Lender, in precisely the form received (except for any required endorsement), for application to the payment of Guaranteed Obligations or any unpaid Disallowed Post-Commencement Interest and Expenses.

                  (g) Claims in Bankruptcy. Each Guarantor will file all claims against the Borrower or any Subsidiary of the Borrower in any Bankruptcy, Insolvency or Liquidation Proceeding in which the filing of claims is required or permitted by law upon any of the Subordinated Liabilities and will assign to the Lender, all rights of such Guarantor thereunder. If any Guarantor does not file any such claim at least 30 days prior to any applicable claims bar date, the Lender is hereby authorized (but shall not be obligated), as attorney-in-fact for such Guarantor with full power of substitution, either to file such claim or proof thereof in the name of such Guarantor or, at the option of the Lender, to assign the claim and cause the claim or proof thereof to be filed by an agent or nominee. The Lender and its agents and nominees shall have the sole right, but no obligation, to accept or reject any plan proposed in such Bankruptcy, Insolvency or Liquidation Proceeding and to cast any votes and to take any other action with respect to all claims upon any of the Subordinated Liabilities.

                  (h) Subordination Effective and not Impaired. This Section 2.8 shall remain effective for so long as this Guaranty is continuing and thereafter for so long as any Guaranteed Obligation is outstanding. Each Guarantor's obligations under this Section 2.8: (i) shall be absolute and unconditional as set forth in Section 2.3, irrevocable and continuing as set forth in Section 2.4, subject to reinstatement as set forth in Section 2.5 and not be affected or impaired by any of the matters waived in Section 2.6; (ii) shall be subject to the provisions of Article III; and (iii) shall otherwise be as equally enduring and free from defenses as such Guarantor's liability under this Guaranty.

                  SECTION II.9 Fraudulent Transfer Limitation. If, in any action to enforce this Guaranty or any proceeding to allow or adjudicate a claim under this Guaranty, a court of competent jurisdiction determines that enforcement of this Guaranty against any Guarantor for the full amount of the Guaranteed Obligations is not lawful under, or would be subject to avoidance under, Section 548 of the Bankruptcy Code or any applicable provision of comparable state law, the liability of such Guarantor under this Guaranty shall be limited to the maximum amount lawful and not subject to avoidance under such law.

                  SECTION II.10 Contribution among Guarantors. The Guarantors desire to allocate among themselves, in a fair and equitable manner, their rights of contribution from each other when any payment is made by one of the Guarantors under this Guaranty. Accordingly, if any payment is made by a Guarantor under this Guaranty (a "Funding Guarantor") that exceeds its Fair Share, the Funding Guarantor shall be entitled to a contribution from each other Guarantor in the amount of such other Guarantor's Fair Share Shortfall, so that all such contributions shall cause each Guarantor's Aggregate Payments to equal its Fair Share. For these purposes:

                  (a) "Fair Share" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount of such Guarantor to (y) the aggregate Adjusted Maximum Amounts of all Guarantors, multiplied by (ii) the aggregate amount paid on or before such date by all Funding Guarantors under this Guaranty.

                  (b) "Fair Share Shortfall" means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor.

                  (c) "Adjusted Maximum Amount" means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the liability of such Guarantor under this Guaranty, limited to the extent required under Section 2.9 (except that, for purposes solely of this calculation, any assets or liabilities arising by virtue of any rights to or obligations of contribution under this Section 2.10 shall not be counted as assets or liabilities of such Guarantor).

                  (d) "Aggregate Payments" means, with respect to a Guarantor as of any date of determination, the aggregate net amount of all payments made on or before such date by such Guarantor under this Guaranty (including, without limitation, under this Section 2.10).

The amounts payable as contributions hereunder shall be determined by the Funding Guarantor as of the date on which the related payment or distribution is made by the Funding Guarantor, and such determination shall be binding on the other Guarantors absent manifest error. The allocation and right of contribution among the Guarantors set forth in this Section 2.10 shall not be construed to limit in any way the liability of any Guarantor under this Guaranty to the Lender.

                  SECTION II.11 Joint and Several Obligation. This Guaranty and all liabilities of each Guarantor hereunder shall be the joint and several obligation of each Guarantor and may be freely enforced against each Guarantor, for the full amount of the Guaranteed Obligations (subject to Section 2.9), without regard to whether enforcement is sought or available against any other Guarantor.

                                   ARTICLE III
                            MISCELLANEOUS PROVISIONS

                  SECTION III.1 Condition of the Borrower. Each Guarantor is fully aware of the financial condition of the Borrower and its Subsidiaries and is executing and delivering this Guaranty based solely upon such Guarantor's own independent investigation of all matters pertinent hereto and is not relying in any manner upon any representation or statement by the Lender. Each Guarantor represents and warrants that it is in a position to obtain, and each Guarantor hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of the Borrower and each of its Subsidiaries and any other matter pertinent hereto as such Guarantor may desire, and such Guarantor is not relying upon or expecting the Lender to furnish to such Guarantor any information now or hereafter in the possession of the Lender concerning the same or any other matter. By executing this Guaranty, each Guarantor knowingly accepts the full range of risks encompassed within a contract of this type, which risks each Guarantor acknowledges. No Guarantor shall have the right to require the Lender to obtain or disclose any information with respect to the Guaranteed Obligations, the financial condition or prospects of the Borrower or any Subsidiary of the Borrower, the ability of the Borrower or any Subsidiary of the Borrower to pay or perform the Guaranteed Obligations, the existence, perfection, priority or enforceability of any collateral security for any or all of the Guaranteed Obligations, the existence or enforceability of any other guaranties of all or any part of the Guaranteed Obligations, any action or non-action on the part of the Lender, the Borrower, any Subsidiary of the Borrower or any other Person, or any other event, occurrence, condition or circumstance whatsoever.

                  SECTION III.2 Amendments.

                  (a) Amendment to Guaranty. No amendment or waiver of any provision of this Guaranty, no consent to any departure by any Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, except that no amendment, waiver or consent shall, unless in writing and signed by the Lender, (i) reduce or discharge the liability of any Guarantor hereunder, or (ii) postpone any date fixed for payment hereunder.

                  (b) Amendment or Modification of Other Loan Documents. The other Loan Documents may be amended, modified or supplemented in accordance with their terms without notice to or consent or agreement by any Guarantor, including, without limitation, so as to (i) alter, compromise, modify, accelerate, extend, renew, refinance or change the time or manner for making of Advances, provision of other financial accommodations, or the payment or performance of all or any portion of the Guaranteed Obligations, (ii) increase or reduce the rate of interest or amount of principal payable on the Guaranteed Obligations, (iii) release or discharge the Borrower, any other Loan Party or any other Person as to all or any portion of the Guaranteed Obligations, or (iv) release, substitute or add any one or more guarantors or endorsers, accept additional or substituted security for payment or performance of the Guaranteed Obligations, or release or subordinate any security therefor.

                  SECTION III.3 Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to any Guarantor, c/o O.S.I. Corporation, 475 Eccles Avenue, South San Francisco, California 94080, Attention: Treasurer, with a copy to the General Counsel at the same address, and if to the Lender, at its address specified in the Credit Agreement, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

                  SECTION III.4 Right of Set off. If any Advances become immediately due and payable pursuant to Section 6.1 of the Credit Agreement, the Lender shall have the right at any time, and from time to time thereafter, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other liability at any time owing by Lender to or for the credit or the account of any Guarantor against any and all liability of such Guarantor under this Guaranty, whether or not Lender shall have made any demand under this Guaranty and even though such deposit or liability may then be unmatured. Lender agrees to promptly notify the affected Guarantor after any such set-off and application made by Lender, but the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this
Section 3.4 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Lender may have.

                  SECTION III.5 Successors and Assigns. This Guaranty is binding upon and enforceable against each Guarantor, its successors and assigns, and shall inure to the benefit of, and be enforceable by, the Lender and its representatives, successors and assigns.

                  SECTION III.6 No Inquiry. The Lender may rely, without further inquiry, on the power and authority of each Guarantor, the Borrower and each of its Subsidiaries and on the authority of all officers, directors and agents acting or purporting to act on their behalf.

                  SECTION III.7 Involuntary Proceedings. So long as the Lender is obligated to extend credit under the Credit Agreement or any Guaranteed Obligations are outstanding, no Guarantor will, without the prior written consent of the Lender, commence or join with any other Person in commencing any Bankruptcy, Insolvency or Liquidation Proceeding against the Borrower or any of its Subsidiaries.

                  SECTION III.8 Payments Free and Clear of Taxes.

                  (a) Payment. Each Guarantor agrees to pay any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty, excluding, with respect to the Lender, taxes imposed on its net income (collectively, the "Guaranty Taxes").

                  (b) Indemnity. Each Guarantor hereby indemnifies the Lender for the full amount of Guaranty Taxes (including, without limitation, any Guaranty Taxes imposed by any jurisdiction on amounts payable under this Section 3.8) paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto (plus interest on any amounts not paid within thirty days from the date written demand is made therefor at a rate equal to the rate payable under the Credit Agreement on Base Rate Advances during the continuance of a default in the repayment of Advances), whether or not such Guaranty Taxes were correctly or legally asserted; provided, however, that if the Lender subsequently recoups all or any part of such amount from the relevant taxation authority or other authority, then the Lender shall identify and remit the amount of the recoupment to such Guarantor within five Business Days after it receives the recoupment.

                  (c) Survival. Without prejudice to the survival of any other agreement of any Guarantor hereunder, the agreements and obligations of each Guarantor contained in this Section 3.8 shall survive the full and final payment and performance of the Guaranteed Obligations.

                  (d) Receipt. Within 30 days after the date of any payment of Guaranty Taxes by any Guarantor, such Guarantor shall furnish to the Lender a receipt for any Guaranty Taxes paid by such Guarantor pursuant to this Section 3.8.

                  SECTION III.9 No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, and no single or partial exercise of any right hereunder shall preclude any other or further exercise of any other right or of the same right as to any other matter or on a subsequent occasion.

                  SECTION III.10 Remedies Cumulative. All rights, powers and remedies of the Lender under this Guaranty, under any other agreement now or at any time hereafter in effect between the Lender and any Guarantor (whether relating to the Guaranteed Obligations or otherwise) or now or hereafter existing at law or in equity or by statute or otherwise, shall be cumulative and concurrent and not alternative and each such right, power and remedy may be exercised independently of, and in addition to, each other such right, power or remedy.

                  SECTION III.11 Severally Enforceable. This Guaranty may be enforced severally and successively by the Lender in one or more actions, whether independent, concurrent, joint, successive or otherwise.

                  SECTION III.12 Counterparts. This Guaranty may be executed in counterparts, and each such counterpart for all purposes shall be deemed an original and all such counterparts together shall constitute but one and the same agreement.

                  SECTION III.13 Severability. If any provision hereof or the application thereof in any particular circumstance is held to be unlawful or unenforceable in any respect, all other provisions hereof and such provision in all other applications shall nevertheless remain effective and enforceable to the maximum extent lawful.

                  SECTION III.14 Integration. This Guaranty and the other Loan Documents to which any Guarantor is party are intended as an integrated and final expression of the entire agreement of such Guarantor with respect to the subject matter hereof and thereof. No representation, understanding, promise or condition concerning the subject matter hereof and thereof shall be binding upon the Lender unless expressed herein or therein, and no course of prior dealing or usage of trade, and no parol or extrinsic evidence of any nature, shall be admissible to supplement, modify or vary any of the terms hereof or thereof. Acceptance of or acquiescence in a course of performance rendered under this Guaranty or any other dealings between any Guarantor and the Lender shall not be relevant to determine the meaning of this Guaranty even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

                  SECTION III.15 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES.

                  (a) GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

                  (b) SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OR THE CENTRAL DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THOSE COURTS. EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED HERETO. SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS MAY BE MADE BY ANY MEANS PERMITTED BY CALIFORNIA LAW.

                  (c) WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ALL RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE, AND AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH PARTY FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS HEREBY WAIVED AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

                  (d) LIMITATION OF LIABILITY. NO CLAIM MAY BE MADE BY ANY GUARANTOR AGAINST THE LENDER OR ANY OF ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS

         OR AGENTS FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM (WHETHER BASED UPON ANY BREACH OF CONTRACT, TORT, BREACH OF STATUTORY DUTY OR ANY OTHER THEORY OF LIABILITY) ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH GUARANTOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT NOW ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

                  SECTION III.16 Acceptance and Notice. Each Guarantor acknowledges acceptance hereof and reliance hereon by the Lender and waives, irrevocably and forever, all notice thereof.

                  IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        O.S.I. Puerto Rico Corporation


                                        By: ________________________________
                                              Name:
                                              Title:

                                     Annex 1

                           Form of Subsidiary Joinder


                        AGREEMENT TO BE BOUND BY GUARANTY

                  This Agreement to be Bound by Guaranty (this "Agreement") is executed as of the _____ day of _________, ____, by [NAME OF NEW SUBSIDIARY] , a ____________ [corporation] [partnership] [etc.] (the "New Subsidiary").

                                    RECITALS

                  A. On or about October 30, 1996, O.S.I. Corporation, a California corporation (the "Borrower") executed that certain Credit Agreement, dated as of October 30, 1996 (as amended to date, the "Credit Agreement"), by and between the Borrower and Comerica Bank-California (the "Lender"). Terms not defined herein are used as defined in the Credit Agreement.

                  B. As a condition to the execution of the Credit Agreement by the Lender, all of the Material Subsidiaries of the Borrower (other than the Foreign Subsidiaries) executed that certain Subsidiary Guaranty, dated as of October 30, 1996 (as amended to date, the "Guaranty"), by and among the entities listed in the signature pages thereof in favor of the Lender.

                  C. Section 5.2(e) of the Credit Agreement provides that when the Borrower acquires or forms a new Material Subsidiary or when a Subsidiary becomes a Material Subsidiary, the Borrower will cause such Subsidiary to deliver an executed counterpart to the Guaranty and such Subsidiary shall become a party to the Guaranty.

                  D. On [Insert Date] , the New Subsidiary [Describe acquisition/formation of New Subsidiary, or growth of Material Subsidiary] . The New Subsidiary will benefit from the funds available to the Borrower under the Credit Agreement, and in recognition of this benefit and in order to comply with the Credit Agreement, the New Subsidiary is willing to enter into this Agreement.

                                    AGREEMENT

                  NOW, THEREFORE, the New Subsidiary agrees as follows:

                  1.Representations and Warranties. On and as of the date of this Agreement (the "Effective Date") and for the benefit of the Lender, the New Subsidiary hereby makes each of the representations and warranties contained in the Guaranty.

                  2. Agreement to be Bound. The New Subsidiary agrees that, on and as of the Effective Date, it shall become a Guarantor under the Guaranty and shall be bound by all the provisions of the Guaranty the same as if the New Subsidiary had executed the Guaranty on the Closing Date.

                  3. Waiver. Without limiting the generality of the waivers in the Guaranty, the New




                                     Annex-1

Subsidiary specifically agrees to be bound by the Guaranty and waives any right to notice of acceptance of its execution of this Agreement and of its agreement to be bound by the Guaranty.

                  4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

                  IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be Bound by Guaranty to be executed by its duly authorized officer.

                                        [NAME OF NEW SUBSIDIARY]



                                        By: ___________________________
                                        Name:
                                        Title:




                                     Annex-2

                     BORROWER PLEDGE AND SECURITY AGREEMENT


                  This BORROWER PLEDGE AND SECURITY AGREEMENT, dated as of October 30, 1996, is made by and between O.S.I. CORPORATION, a California corporation (the "Grantor"), in favor of COMERICA BANK-CALIFORNIA, a California chartered bank (the "Secured Party").

                                    RECITALS

                  A. The Grantor has entered into that certain Credit Agreement, dated as of October 30, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and between the Grantor and Secured Party, as the Lender.

                  B. It is a condition precedent to the extension of credit under the Credit Agreement that the Grantor shall have granted the security interests described herein as security for each and all the Obligations (as that term is defined in the Credit Agreement) and as security for the other debts, liabilities and obligations secured hereunder.

                  NOW, THEREFORE, in consideration of the foregoing and in order to induce the Lender to extend credit under the Credit Agreement, the Grantor hereby agrees as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION I.1 General Definitions. Except as otherwise specifically provided herein, the terms that are defined in Section 1.1 of the Credit Agreement shall have the same meanings when used in this Agreement and the provisions of Sections 1.2 and 1.3 of the Credit Agreement shall apply to this Agreement.

                  SECTION I.2 U.C.C. Definitions. Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the Uniform Commercial Code as enacted in the State of California (the "Code").

                  SECTION I.3 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Agreement" means this Borrower Pledge and Security Agreement, dated as of October 30, 1996, made by and between the Grantor and the Secured Party.

                  "Claims" is defined in Section 2.1(g).

                  "Collateral" is defined in Section 2.1.

                  "Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

                  "Intellectual Property Collateral" means

                           (a) Copyrights, Trademarks and Patents;

                           (b) Any and all trade secrets, and any and all
intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

                           (c) Any and all design rights which may be available
to Borrower now or hereafter existing, created, acquired or held;

                           (d) Any and all claims for damages by way of past,
present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

                           (e) All licenses or other rights to use any of the
Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

                           (f) All amendments, renewals and extensions of any of
the Copyrights, Trademarks or Patents; and

                           (g) All proceeds and products of the foregoing,
including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

                  "Patents" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

                  "Pledged Shares" is defined in Section 2.1(a).

                  "Proceeds" includes (i) all payments, dividends, cash, options, warrants, rights, instruments and other property of any type or nature at any time received, receivable or otherwise distributed, voluntarily or involuntarily, (x) on account of, in respect of or in exchange for any item of Collateral or (y) upon the collection, sale or other disposition of any item of Collateral; (ii) any insurance or payments under any indemnity, warranty or guaranty now or hereafter payable in respect of any item of Collateral or any proceeds thereof or any loss relating thereto; (iii) all proceeds of any Collateral; and (iv) any property or interest in property acquired with or in exchange for any of the foregoing.

                  "Secured Obligations" is defined in Section 2.2.

                  "Secured Party" means Comerica Bank-California.

                  "Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Assignor connected with and symbolized by such trademarks.

                                   ARTICLE II
                        SECURITY INTEREST AND COLLATERAL

                  SECTION II.1 Creation of Security Interest. As security for the due and punctual payment and performance of all present and future Secured Obligations, the Grantor hereby grants Secured Party a security interest in all right, title and interest of the Grantor in, to, under or derived from the following property (collectively, the "Collateral"), in each case whether now owned or hereafter acquired by the Grantor and wherever located:

                  (a) The shares of stock listed on Schedule A hereto (the "Pledged Shares");

                  (b) All other shares of stock or equity securities of, or ownership interests in, any issuer of the Pledged Shares or any other Person, in each case whether or not represented by a certificated security or other instrument;

                  (c) All options, warrants and rights to subscribe for or purchase voting or nonvoting capital stock or equity securities of, or ownership interests in, any issuer of the Pledged Shares or any other corporation, partnership, trust or Person, whether or not represented by a certificated security or other instrument;

                  (d) All inventory, including, without limitation, (i) all raw materials, work in process and finished goods held for sale or lease or leased or furnished or to be furnished under contracts of service, (ii) all goods returned to or stopped in transit by the Grantor and (iii) all supplies and materials used or consumed in any business of the Grantor; and all documents of title;

                  (e) All equipment, including, without limitation, manufacturing, distribution and sales equipment, office equipment, supplies, appliances, data processing and communications equipment, furniture, furnishings, tools, fixtures, trade fixtures, automobiles, trucks, trailers, other motor vehicles and aircraft and all other goods (other than inventory) used or bought for use for any business;

                  (f) All accounts and accounts receivable, including, without limitation, all rights to payment for goods sold or leased or for services rendered which are not evidenced by an instrument or chattel paper, and all liens and security interests at any time securing the same;

                  (g) All money, notes, bonds, debentures, evidences of indebtedness and all other debt instruments, all chattel paper, all loans receivable, all tax refunds, all insurance proceeds, all deposits and deposit accounts, all royalties, guaranties, and indemnities, all claims and causes of action of every type and description, and all other rights and claims for the payment of money (in each case whether due or to become due, whether arising by contract or founded in tort or arising by law or otherwise, and whether or not earned by performance, and specifically including all "claims", as such term is defined in
         Section 101 of the United States Bankruptcy Code, as in effect on the date hereof; hereinafter, "Claims"), and all liens and security interests at any time securing the same;

                  (h) All other general intangibles, including, without limitation, Intellectual Property Collateral, permits, licenses, franchises, contracts, including, but not limited to all key man life insurance contracts, patents, patent applications, copyrights, copyright applications, rights and interests in copyrights and works protectable by copyright, trademarks, trademark applications, trade names, service marks and service mark applications and other indicia of origin, technical knowledge and processes, formal or informal licensing arrangements, blueprints, technical specifications, computer software, know-how, trade secrets, customer lists, supplier lists, corporate books and records, business plan and other corporate information, and all embodiments thereof, and rights thereto, together with the goodwill of the business symbolized by or connected with the Grantor's trademarks, licenses and other rights described in this subsection ("General Intangibles");

                  (i) All replacements, additions, parts, appurtenances, accessions, substitutions, repairs, products, offspring, issues, rents and profits of, to or from any of the foregoing; and

                  (j) All Proceeds of any of the foregoing,

provided, nevertheless, that (A) the Collateral shall not include (i) any interest in real property (or any estate for years therein) or (ii) more than 65% of any class of equity securities of any Foreign Subsidiary (or any options, warrants or rights to subscribe for equity securities which if exercised would cause the Collateral to include more than 65% of any class of equity securities of any Foreign Subsidiary), (B) the foregoing grant of a security interest shall not require Secured Party to provide any goods or services or assume any other duties or obligations under the documents or agreements set forth in Section 2.1(h) above and (C) the foregoing grant of a security interest shall not extend to, and the term "Collateral" shall not include, any rights in any General Intangibles representing rights under agreements between the Grantor and any third party, (x) that are now held by the Grantor as lessee or otherwise or (y) that are hereafter entered into between the Grantor and any third party with respect to which Grantor has complied with Section 4.1(k) herein, to the extent that (i) such General Intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the other party thereto and (ii) such consent has not been obtained; provided, however, that the foregoing grant of security interest shall extend to, and the term Collateral shall include, (a) any and all proceeds of such General Intangibles to the extent that the assignment or encumbering of such proceeds is not so restricted and upon any such other applicable party's consent with respect to any such otherwise excluded General Intangibles being obtained, thereafter such General Intangibles as well as any and all proceeds thereof that might theretofore have been excluded from such grant of a security interest and the term Collateral. In the event that an Event of Default shall have occurred and be continuing, the Grantor shall use all reasonable efforts to obtain the consents of any such other party as may be requested from time to time by the Secured Party in writing.

                  SECTION II.2 Secured Obligations. The Collateral secures (i) the payment of all present and future Obligations and all other debts and liabilities of the Grantor now outstanding or hereafter arising under (A) the Credit Agreement, this Agreement, any other Loan Document or (B), unless the Grantor and the Secured Party otherwise specifically agree in writing, any other agreement between Grantor and Secured Party, and all other debts and liabilities of the Grantor to the Secured Party, now outstanding or hereafter arising, and whether for principal, interest, fees, cost and expense reimbursements, indemnification or otherwise, (ii) the performance by the Grantor of all its other obligations of every kind and character arising under (A) the Credit Agreement, this Agreement or any other Loan Document or (B), unless the Grantor and the Secured Party otherwise specifically agree in writing, any other agreement, document or instrument between the Grantor and the Secured Party, now outstanding or hereafter arising and (iii) all costs and expenses incurred by Secured Party in asserting, enforcing or protecting a Claim in respect of any such debts, liabilities and obligations or the Collateral in any bankruptcy case or insolvency proceeding to which the Grantor or any other Loan Party may be party and all collection costs and enforcement expenses incurred by Secured Party in collecting any such Claim or in retaking, holding, preparing for sale, selling or otherwise disposing of or realizing on any Collateral or otherwise exercising or enforcing any of its rights or remedies hereunder, together (in each case) with Secured Party's reasonable attorneys' fees and disbursements and court costs related thereto (collectively, the "Secured Obligations").

                  SECTION II.3 Delivery of Instruments. All stock certificates, notes, bonds, debentures and other instruments constituting the Collateral (except checks received and collected in the ordinary course of business) shall be delivered to and held by Secured Party on the date hereof or, if hereafter acquired, promptly, and, in any case, no later than five (5) days, after or upon acquisition thereof by the Grantor and without any notice from or demand by Secured Party, in each case in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignments in blank or with appropriate endorsements, in form and substance reasonably satisfactory to Secured Party.

                  SECTION II.4 Further Assurances. The Grantor will promptly (and in no event later than five days after request by Secured Party) execute and deliver, and use its reasonable and diligent best efforts to obtain from other Persons, all instruments and documents (including, without limitation, assignments, transfer documents and transfer notices, financing statements and other lien notices), in form and substance reasonably satisfactory to Secured Party, and take all other actions which are necessary or, in the reasonable good faith judgment of Secured Party, desirable or appropriate to create, perfect, protect or enforce Secured Party's security interests in the Collateral, to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral, to protect the Collateral against the rights, Claims or interests of third Persons or to effect or to assure further the purposes and provisions of this Agreement, and the Grantor will pay all costs related thereto and all reasonable expenses incurred by Secured Party in connection therewith; provided, the foregoing shall not apply to Collateral that is Inventory with an aggregate value of less than One Million Dollars ($1,000,000) held by consignees in the ordinary course of business so long as an Event of Default has not occurred.

                  SECTION 2.5 Survival of Security Interest. Except as otherwise required by law, the security interest granted hereby shall, (i) remain enforceable as security for all Secured Obligations now outstanding or created or incurred at any future time (whether or not created or incurred pursuant to any agreement presently in effect or hereafter made and notwithstanding any subsequent repayment of any of the Secured Obligations or any other act, occurrence or event), until all obligations of the Lender to extend credit to the Grantor have expired or been terminated and all Secured Obligations have been fully and finally paid, (ii) survive the expiration or termination of the Credit Agreement and the repayment of the Advances to the same extent that any contingent Obligation survives, and
(iii) survive any sale, exchange or other disposition of the Grantor's interest in any Collateral and remain enforceable against each transferee and subsequent owner of such interest, unless such sale, exchange or other disposition is permitted at the time under the Credit Agreement.

                  SECTION 2.6 Reinstatement. If at any time any payment on any Secured Obligation is set aside, avoided, or rescinded or must otherwise be restored or returned, this Agreement and the security interest created hereby shall remain in full force and effect and, if previously released or terminated, shall be automatically and fully reinstated, without any necessity for any act, consent or agreement of the Grantor, as fully as if such payment had never been made and as fully as if any such release or termination had never become effective.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

                  SECTION II.1 Representations and Warranties of Grantor. The Grantor represents and warrants that:

                  (a) Schedule A completely and accurately sets forth all shares of stock, and all other equity, ownership and profit interests in which the Grantor owns any interest. The Pledged Shares have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in breach or derogation of preemptive rights of any Person.

                  (b) The Grantor's chief executive office is located at the address shown as the chief executive office on Schedule B hereto. The Grantor has no places of business other than its chief executive office and the other locations set forth on Schedule B. All tangible Collateral, except instruments and stock certificates delivered to Secured Party in pledge, and all of the Grantor's records relating to any Claims owned by it are kept solely at the locations set forth in Schedules B hereto (other than (i) Inventory in transit in the ordinary course of business, (ii) Inventory temporarily held by contractors or agents in the ordinary course of business, and (iii) Inventory with an aggregate value of less than One Million Dollars ($1,000,000) held by consignees in the ordinary course of business).

                  (c) The Grantor does not do business, and for the previous five years has not done business, under any fictitious business names or trade names other than those listed on Schedule C hereto.

                  (d) The Grantor at all times is (or, as to any item of Collateral acquired after the date hereof, will be) the sole legal and beneficial owner of all Collateral reflected on its books and records as belonging to it and has exclusive possession and control thereof (except for Inventory (with an aggregate value of less than One Million Dollars ($1,000,000) in the possession of consignees, agents or contractors) free and clear of any Liens except those created by this Agreement or permitted under Section 5.3(a) of the Credit Agreement. No financing statement, notice of lien, mortgage, deed of trust or instrument similar in effect covering the Collateral or any portion thereof or any proceeds thereof exists or is on file in any public office, except as may have been filed in favor of Secured Party, and those relating to Liens permitted by the Credit Agreement.

                  (e) The Collateral has not been and will not be used or bought by the Grantor for personal, family or household purposes.

                  (f) All originals of all stock certificates, notes, bonds, debentures and other instruments constituting Collateral (except checks received and collected by the Grantor in the ordinary course of business) have been delivered to Secured Party with all necessary or appropriate endorsements.

                  (g) Except (i) as set forth in Schedule D and (ii) as to laws generally applicable to the creation, perfection or enforcement of security interests in personal property, neither the Grantor nor any of the Collateral purported to granted by it is subject to any requirement of law or contractual obligation which prohibits, restricts or limits the execution, delivery or performance of this Agreement or the creation, perfection or enforcement of the security interest purported to be created hereby.

                  (h) None of the Collateral constitutes "margin stock," as defined in Regulation U of the Board of Governors of the Federal Reserve System.

                  (k) The proper taxpayer identification number for the Grantor is accurately set forth on Schedule E.

                  (l) Grantor is the sole owner of the Intellectual Property Collateral listed below its name on Exhibits A, B and C to the Intellectual Property Security Agreement, except for non-exclusive licenses granted by Grantor in the ordinary course of business and except for the grant of licenses in connection with the settlement or enforcement of the Galley Litigation outside of the United States. Each of the Patents is valid and enforceable. No part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part except for such Intellectual Property Collateral that the Grantor deems, in its reasonable business judgment, to be immaterial to the operation of Grantor's business and does not generate any of Grantor's accounts. No claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party (it being understood that the Galley Litigation and the Litigation Adjustment shall not be deemed a breach of this representation). Except for and upon the filing with the United States Patent and Trademark Office with respect to the Patents and Trademarks and the Register of Copyrights with respect to the Copyrights necessary to perfect the security interests created hereunder, and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any United States governmental authority or United States regulatory body is required either (i) for the grant by Grantor of the security interest granted hereby or for the execution, delivery or performance of Loan Documents by Grantor in the United States or (ii) for the perfection in the United States or the exercise by Secured Party of its rights and remedies hereunder.

                                   ARTICLE IV
                                    COVENANTS

                  SECTION IV.1 Covenants of Grantor. The Grantor covenants and agrees that so long as the security interest created hereby remains outstanding:

                  (a) The Grantor will deliver to Secured Party each instrument included in the Collateral as set forth in Section 2.3.

                  (b) The Grantor will not (i) cause, permit or suffer any voluntary or involuntary change in its name, identity or corporate structure, or in the location of its chief executive office, and (ii) keep any tangible Collateral or any records relating to any Claim owned by it, or permit or suffer any such Collateral or records to be moved, to any location other than those specified in Schedule B (except with respect to (i) Inventory in transit in the ordinary course of business,
         (ii) Inventory temporarily held by contractors or agents in the ordinary course of business, and (iii) Inventory with an aggregate value of less than One Million Dollars ($1,000,000) held by consignees in the ordinary course of business) unless (in each case) (x) Schedule B has first been appropriately supplemented with respect thereto, and
         (y) an appropriate financing statement has been filed in the proper office and in the proper form, and all other requisite actions have been taken, to perfect or continue the perfection (without loss of priority) of Secured Party's security interest in the Collateral.

                  (c) The Grantor will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein unless such interest is permitted hereunder and under the Credit Agreement.

                  (d) The Grantor will not encumber, sell, exchange or otherwise dispose of any item of Collateral or any interest therein, or permit or suffer any such item to be encumbered, sold, exchanged or otherwise disposed of, unless (i) such action is permitted at the time under the Credit Agreement and (ii) the Grantor makes all payments on account of the Obligations required to be made therefrom (provided that any such payments made in connection with any Asset Sale permitted under Section 5.3(b)(iii) of the Credit Agreement shall be made concurrently with the closing of such Asset Sale), and the Grantor and each other Loan Party takes all other actions required to be taken in connection therewith, under the Credit Agreement, this Agreement or any other Loan Document.

                  (e) Secured Party is hereby authorized to file one or more financing statements, and continuations thereof and amendments thereto, relative to all or any part of the Collateral, without the signature of the Grantor where permitted by law.

                  (f) The Grantor will (i) maintain insurance as required in
         Section 5.2(g) of the Credit Agreement, (ii) give the Lender written notice of any default in the payment of premiums on such insurance policies and at least ten (10) days written notice prior to cancellation of any such policies, and (iii) cause the Lender to be named (A) as the principal beneficiary on any key-man life insurance policy, and (B) as an additional insured on a lender's loss payable endorsement, in a form satisfactory to the Lender for any other such insurance policies.

                  (g) Secured Party may at any time (but shall not be obligated to) (i) perform any of the obligations of the Grantor under this Agreement if the Grantor fails to perform such obligation within 30 days (or, in the case of insurance, within 10 days) after written demand by Secured Party and (ii) make any payments and do any other acts it may deem reasonably necessary or desirable to protect its security interest in the Collateral, including, without limitation, the right to pay, purchase, contest or compromise any Lien that attaches or is asserted against any Collateral (other than Liens permitted under Section 5.3(a) of the Credit Agreement), to procure insurance required to be provided by the Grantor under the Credit Agreement, and to the extent the Grantor is required hereunder or under the Credit Agreement to do so, to appear in and defend any action or proceeding relating to the Collateral, if the Grantor fails to make such payments or perform such acts within 30 days after written demand by Secured Party, and the Grantor will promptly reimburse Secured Party for all payments made by Secured Party in doing so, together with interest thereon at the rate then applicable under the Credit Agreement to the Advances, and all costs and expenses related thereto as set forth in Section 8.10 hereof.

                  (h) Grantor shall give Secured Party prompt notice of any adverse material change in the composition of the Intellectual Property Collateral, including, but not limited to, any subsequent ownership right of the Grantor in or to any Copyright, Patent or Trademark not specified in any intellectual property security agreement between Grantor and Secured Party or knowledge of an event that materially adversely affects the value of the Intellectual Property Collateral.

                  (i) Grantor shall register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those intellectual property rights listed below its name on Exhibits A, B and C to the Intellectual Property Security Agreement delivered to Secured Party by Grantor in connection with this Agreement within thirty (30) days of the date of this Agreement. Grantor shall register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those additional United States Copyrights, Trademarks, Patents or maskworks developed or acquired by Grantor from time to time in connection with any product prior to the sale or licensing of such product to any third party, including without limitation revisions or additions to the intellectual property rights listed below its name on such Exhibits A, B and C but excluding Copyrights or Trademarks with respect to advertising.

                  (j) Grantor shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents and Copyrights unless the Grantor in good faith determines that such actions are not in the best interests of the Grantor and the failure to so act could not reasonably be expected to have a Material Adverse Change on the value of the Intellectual Property Collateral, (ii) use its commercially reasonable efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Secured Party in writing of material infringements detected and (iii) not allow any Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public, without the written consent of Secured Party unless the Grantor determines in good faith that such abandonment or forfeiture is in the best interests of the Grantor and could not reasonably be expected to have a Material Adverse Change on the value of the Intellectual Property Collateral.

                  (k) Grantor shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Grantor's rights and interests in any property included within the definition of the General Intangibles acquired under such contracts, except to the extent that such provisions are necessary in Grantor's exercise of its reasonable business judgement.


                                    ARTICLE V
                   VOTING RIGHTS, DIVIDENDS AND DISTRIBUTIONS

                  SECTION V.1 Voting Rights. So long as no Event of Default has occurred and is continuing or would result from any exercise thereof, the Grantor shall have and may exercise all voting rights with respect to any and all shares of stock, equity securities and other equity, ownership or profit interests constituting Collateral, except that:

                  (a) the Grantor may not and will not act or vote in favor of any action that would be or cause a breach of any obligations of the Grantor or any other Loan Party under the Credit Agreement or under any other Loan Document;

                  (b) the Grantor may not and will not act or vote in favor of
         (i) the authorization or issuance of any options, warrants, voting rights, or preference shares or additional shares, or (ii) any reclassification, readjustment, reorganization, merger, consolidation, sale or disposition of assets, or dissolution, without giving Secured Party at least 5 days' prior written notice thereof provided that for the conversion of Debt to equity permitted under Section 5.3(c)(ix) of the Credit Agreement, such notice period shall be limited to subsequent notice only; and

                  (c) the Grantor may not and will not act or vote in favor of any action that does or is reasonably likely to have a material adverse effect on the aggregate value of the Collateral provided that, for purposes of this Section 5.1(c), the effect of any such act or vote shall be determined with respect to the facts and circumstances at the time of such act or vote.

Upon the occurrence and during the continuance of an Event of Default, Secured Party may (but shall not be obligated to) terminate the Grantor's right to exercise voting rights with respect to any or all such shares of stock, equity securities and ownership interests, either by giving written notice of such termination to the Grantor or by transferring such shares, securities or interests into Secured Party's name, and Secured Party shall thereupon have the sole right and power to exercise such voting rights.

                  SECTION V.2 Dividends, Distributions and Payments. So long as no Event of Default has occurred and is continuing or would result, the Grantor shall be entitled to receive all dividends and distributions on all shares of stock, equity securities and other equity, ownership and profit interests constituting Collateral and all payments on any notes, bonds, debentures and other instruments constituting Collateral, so long as the Grantor makes all payments on account of the Obligations required to be made therefrom, and the Grantor and each other Loan Party takes all other actions required to be taken in connection therewith, under the Credit Agreement, this Agreement or any other Loan Document.

                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

                  SECTION VI.1 Remedies. Upon and at any time after the occurrence and during the continuance of any Event of Default, Secured Party may exercise and enforce, in any order, (i) each and all of the rights and remedies available to a secured party upon default under the Code or other applicable law, (ii) each and all of the rights and remedies available to it, as Lender or as Secured Party, under the Credit Agreement or any other Loan Document and
(iii) each and all of the following rights and remedies:

                  (a) Secured Party may notify any or all account debtors and obligors on any Collateral to make payment directly to Secured Party.

                  (b) Secured Party may take possession of all items of Collateral that are not then in its possession and require the Grantor or the Person in possession thereof to deliver such Collateral to Secured Party at one or more locations designated by Secured Party and reasonably convenient to it and the Grantor.

                  (c) Secured Party may sell, lease, license or otherwise dispose of any or all of the Collateral or any part thereof in one or more parcels at a public sale or in a private sale or transaction, on any exchange or market or at Secured Party's offices or on the Grantor's premises or at any other location, for cash, on credit or for future delivery, and may enter into all contracts necessary or appropriate in connection therewith, without any notice whatsoever unless required by law. The Grantor agrees that at least ten calendar days' written notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall be commercially reasonable. The giving of notice of any such sale or other disposition shall not obligate Secured Party to proceed with the sale or disposition, and any such sale or disposition may be postponed or adjourned from time to time, without further notice.

                  (d) Secured Party may, on a royalty-free basis, use and license use of any trademark, trade name, trade style, copyright, patent or technical knowledge or process owned, held or used by the Grantor in respect of any Collateral as to which any right or remedy of Secured Party is exercised or enforced.

In addition, each holder of any Secured Obligation may exercise and enforce such rights and remedies for the collection of such Secured Obligation as may be available to it by law or agreement.

                  SECTION VI.2 Remedies Cumulative. Secured Party may exercise and enforce each right and remedy available to it upon the occurrence of an Event of Default either before or concurrently with or after, and independently of, any exercise or enforcement of any other right or remedy of Secured Party or any holder of any Secured Obligation against any Person or property. All such rights and remedies shall be cumulative, and no one of them shall exclude or preclude any other.

                  SECTION VI.3 Surplus; Deficiency. Any surplus proceeds of any sale or other disposition of Collateral by Secured Party remaining after all the Secured Obligations are paid in full shall be paid over to the Grantor or to whomever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct, but if any obligation to make Advances then remains outstanding or if any contingent, unliquidated or unmatured Secured Obligation then remains outstanding, such surplus proceeds may be retained by Secured Party and held as Collateral until such time as all such obligations have expired or been terminated and all outstanding Secured Obligations have been determined, liquidated, paid in full and discharged. The Grantor shall be and remain liable for any deficiency.

                  SECTION VI.4 Information Related to Collateral. If Secured Party determines to sell or otherwise dispose of any Collateral, the Grantor shall, and shall cause any Person controlled by it to, furnish to Secured Party all information Secured Party may request that pertains or could pertain to the value or condition of such Collateral or would or might facilitate its sale.

                  SECTION VI.5 Sale Exempt from Registration. Secured Party shall be entitled at any sale or other disposition of Collateral, if it deems it advisable to do so, to restrict the prospective bidders or purchasers to persons who will provide assurances satisfactory to Secured Party that they may be offered and sold the Collateral to be sold without registration under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable state or federal statute, and upon the consummation of any such sale, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Secured Party may solicit offers to buy the Collateral, or any part of it, from a limited number of investors deemed by Secured Party, in its commercially reasonable judgment, to meet the requirements to purchase securities under Regulation D promulgated under the Securities Act as then in effect (or any other regulation of similar import). If Secured Party solicits such offers from such investors, then the acceptance by Secured Party of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of such Collateral.

                  SECTION VI.6 Registration Rights. During the continuance of an Event of Default, if Secured Party determines that registration of any securities constituting Collateral under the Securities Act or other applicable law is required or desirable in connection with any sale, the Grantor will use its best efforts to cause such registration to be effectively made, at no expense to Secured Party, and to continue any such registration effective for such time as may be reasonably necessary in the opinion of the Secured Party.

                                   ARTICLE VII

                                THE SECURED PARTY

                  SECTION VII.1 Credit Agreement Provisions. Secured Party is executing and delivering this Agreement, and accepting the security interests, rights, remedies, powers and benefits conferred upon Secured Party hereby, as Lender under the Credit Agreement. The provisions of Article VII of the Credit Agreement and all rights, powers, immunities and indemnities granted to the Lender under the Credit Agreement and other Loan Documents shall apply in respect of such execution, delivery and acceptance and in respect of any and all actions taken or omitted by Secured Party under, in connection with or with respect to this Agreement.

                  SECTION VII.2 No Liability. Secured Party makes no statement, promise, representation or warranty whatsoever, and shall have no liability whatsoever, to any holder of any Secured Obligations as to the authorization, execution, delivery, legality, enforceability or sufficiency of this Agreement or as to the creation, perfection, priority or enforceability of any security interest granted hereunder or as to existence, ownership, quality, condition, value or sufficiency of any Collateral or as to any other matter whatsoever.

                  SECTION VII.3 Duty of Care. Neither Secured Party nor any director, officer, employee, attorney or agent of Secured Party shall be obligated to care for the Collateral hereunder or to collect, enforce, vote or protect the Collateral or any rights or interests of the Grantor related thereto or to preserve or enforce any rights which the Grantor or any other Person may have against any third party, except only that Secured Party shall exercise reasonable care in physically safekeeping any item of Collateral that was delivered into Secured Party's possession. Secured Party shall be deemed to have exercised such reasonable care if the Collateral is accorded treatment substantially equal to that which Secured Party accords to its own property or if it selects, with reasonable care, a custodian or agent to hold such collateral for Secured Party's account.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

                  SECTION VIII.1 Notices. All notices, requests, approvals, consents and other communications required or permitted to be made hereunder shall, except as otherwise provided, be given in the manner specified and to the addresses set forth in Section 7.2 of the Credit Agreement.

                  SECTION VIII.2 Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

                  SECTION VIII.3 Changes. This Agreement or any provision hereof may be changed, waived or terminated only by a statement in writing signed by the party against which such change, waiver or termination is sought to be enforced or otherwise in accordance with Section 7.1 of the Credit Agreement except as provided in Section 5.2(e) of the Credit Agreement or as required to comply with Section 4.1(b). Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION VIII.4 Grantor Remains Liable. The Grantor shall remain liable under all contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed. The exercise or enforcement by Secured Party of any of its rights and remedies under this Agreement or in respect of the Collateral shall not release the Grantor from any of its duties or obligations under any such contracts or agreements. Secured Party shall not be obligated to perform any such duties or obligations and shall not be liable for any breach thereof.

                  SECTION VIII.5 No Waiver. No failure by Secured Party to exercise, or delay by Secured Party in exercising, any power, right or remedy under this Agreement shall operate as a waiver thereof. No waiver by Secured Party shall be effective unless given in a writing signed by it. No waiver so given shall operate as a waiver in respect of any other matter or in respect of the same matter on a future occasion. Acceptance of or acquiescence in a course of performance in respect of this Agreement shall not waive or affect the construction or interpretation of the terms of this Agreement even if the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

                  SECTION VIII.6 Entire Agreement. This Agreement and the other Loan Documents are intended by the parties as a final expression of their agreement and a complete and exclusive statement of the terms and conditions thereof.

                  SECTION VIII.7 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions hereof, or of such provision in any other application, shall not be in any way affected or impaired thereby and such other provisions and applications shall enforceable to the full extent lawful.

                  SECTION VIII.8 Power of Attorney. The Grantor hereby appoints and constitutes Secured Party or any delegate, nominee or agent acting for Secured Party as the Grantor's attorney-in-fact with the power and authority (but not the duty), in the name of the Grantor or in the name of Secured Party or such delegate, nominee or agent, to (i) execute, deliver and file such financing statements, agreements, deeds and writings as the Grantor is required to execute, deliver or file hereunder, (ii) endorse, collect or transfer any item of Collateral (A) which the Grantor is required to endorse, collect or transfer hereunder after either (x) the occurrence and continuance of an Event of Default, or (y) Secured Party has requested that Grantor so endorse, collect or transfer and Grantor has failed to so endorse, collect or transfer or which Secured Party is permitted to endorse, collect or transfer hereunder, (iii) make any payments or take any action under Section 2.4 or Section 4.1(g) hereof, (iv) modify, in its sole discretion, the Intellectual Property Security Agreement entered into between Grantor and Secured Party without first obtaining Grantor's approval of or signature to such modification by amending Exhibit A, Exhibit B and Exhibit C, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Grantor no longer has or claims any right, title or interest, (v) transfer, upon the occurrence and during the continuance of an Event of Default, the Intellectual Property Collateral into the name of Secured Party or a third party to the extent permitted under the California Uniform Commercial Code, (vi) take any other action (A) permitted to Secured Party hereunder or (B) required of the Grantor hereunder after either (x) an Event of Default has occurred and is continuing or
(y) the Secured party has requested that Grantor take such action and Grantor has failed to do so, and (vi) take any action reasonably necessary to any of the foregoing. This power of attorney is coupled with an interest and is irrevocable as to the

Grantor. Secured Party shall have no duty whatsoever to exercise any power herein granted it.

                  SECTION VIII.9 Counterparts. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

                  SECTION VIII.10 Costs and Expenses. The Grantor hereby agrees to pay or reimburse Secured Party for all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and court costs) incurred in connection with or as a result of the exercise or enforcement by Secured Party of any right or remedy available to it or the protection or enforcement of its interest in the Collateral in any bankruptcy case or insolvency proceeding.

                  SECTION VIII.11 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; LIMITATION OF LIABILITY; WAIVER OF BOND.

                  (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE SECURITY INTERESTS HEREUNDER IN RESPECT OF ANY PARTICULAR COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA.

                  (b) SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OR THE CENTRAL DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THOSE COURTS. EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS MAY BE MADE BY ANY MEANS PERMITTED BY CALIFORNIA LAW.

                  (c) WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ALL RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE, AND AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH PARTY FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS HEREBY WAIVED AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT

         AND THE OTHER LOAN DOCUMENTS.

                  (d) LIMITATION OF LIABILITY. NO CLAIM MAY BE MADE BY THE GRANTOR AGAINST THE SECURED PARTY OR ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM (WHETHER BASED UPON BREACH OF CONTRACT, TORT, BREACH OF STATUTORY DUTY OR ANY OTHER THEORY OF LIABILITY) ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND THE GRANTOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT NOW ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

                  (e) WAIVER OF BOND. THE GRANTOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF SECURED PARTY IN CONNECTION WITH THE ENFORCEMENT OF ANY OF ITS REMEDIES HEREUNDER, INCLUDING, WITHOUT LIMITATION, ANY ORDER OR WRIT FOR REPLEVIN OR DELIVERY OF POSSESSION OF ANY COLLATERAL.

                  SECTION 8.12 Successors and Assigns. This Agreement is binding upon and enforceable against the Grantor and its successors and assigns. It shall inure to the benefit of and may be enforced by Secured Party and its successors and assigns, for its and their own benefit and for the benefit of each and every present and future Lender or other Person entitled to enforce any of the Secured Obligations and each of their respective heirs, representatives, successors and assigns.

                  IN WITNESS WHEREOF, the parties have caused this Borrower Pledge and Security Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                        O.S.I. CORPORATION,
                                        a California corporation



                                        By: _________________________________
                                                 Name:
                                                 Title:


                                        COMERICA BANK-CALIFORNIA



                                        By: _________________________________
                                                 Name:
                                                 Title:

                                   EXHIBIT B-3

                                     FORM OF
                    SUBSIDIARY PLEDGE AND SECURITY AGREEMENT


                  This SUBSIDIARY PLEDGE AND SECURITY AGREEMENT, dated as of October 30, 1996, is made by each entity that is identified on the signature pages hereof or that hereafter executes and delivers a Subsidiary Joinder in substantially the form set forth as Annex 1 hereto (each such entity, a "Grantor"), in favor of COMERICA BANK- CALIFORNIA, a California chartered bank (the "Lender"), as Lender under the Credit Agreement (defined below).

                                    RECITALS

                  A. The Lender has entered into that certain Credit Agreement, dated as of October 30, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and between O.S.I. Corporation, a California corporation (the "Borrower") and the Lender.

                  B. Each Grantor is a direct or indirect subsidiary of the Borrower and expects to derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement. Each Grantor has entered into a Subsidiary Guaranty (or a Subsidiary Joinder thereto) dated of even date herewith, in favor of the Lender.

                  C. It is a condition precedent to the extension of credit under the Credit Agreement that each Grantor shall have granted the security interests described herein as security for each and all the Obligations (as that term is defined in the Credit Agreement) and as security for the other debts, liabilities and obligations secured hereunder.

                  D. The Borrower has agreed, in the Credit Agreement, to cause all future Material Subsidiaries of the Borrower to become party to this Subsidiary Pledge and Security Agreement, as a Grantor hereunder.

                  NOW, THEREFORE, in consideration of the foregoing and in order to induce the Lender to extend credit under the Credit Agreement, each Grantor hereby agrees as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION I.1 General Definitions. Except as otherwise specifically provided herein, the terms that are defined in Section 1.1 of the Credit Agreement shall have the same meanings when used in this Agreement and the provisions of Sections 1.2 and 1.3 of the Credit Agreement shall apply to this Agreement.

                  SECTION I.2 U.C.C. Definitions. Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the




                                      B-3-1

Uniform Commercial Code as enacted in the State of California (the "Code").

                  SECTION I.3 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Agreement" means this Subsidiary Pledge and Security Agreement, dated as of October 30, 1996, made by and between the Grantor and the Secured Party.

                  "Claims" is defined in Section 2.1(g).

                  "Collateral" is defined in Section 2.1.

                  "Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

                  "Intellectual Property Collateral" means

                           (a) Copyrights, Trademarks and Patents;

                           (b) Any and all trade secrets, and any and all
intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

                           (c) Any and all design rights which may be available
to Borrower now or hereafter existing, created, acquired or held;

                           (d) Any and all claims for damages by way of past,
present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

                           (e) All licenses or other rights to use any of the
Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

                           (f) All amendments, renewals and extensions of any of
the Copyrights, Trademarks or Patents; and

                           (g) All proceeds and products of the foregoing,
including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

                  "Patents" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

                  "Pledged Shares" is defined in Section 2.1(a).




                                      B-3-2

                  "Proceeds" includes (i) all payments, dividends, cash, options, warrants, rights, instruments and other property of any type or nature at any time received, receivable or otherwise distributed, voluntarily or involuntarily, (x) on account of, in respect of or in exchange for any item of Collateral or (y) upon the collection, sale or other disposition of any item of Collateral; (ii) any insurance or payments under any indemnity, warranty or guaranty now or hereafter payable in respect of any item of Collateral or any proceeds thereof or any loss relating thereto; (iii) all proceeds of any Collateral; and (iv) any property or interest in property acquired with or in exchange for any of the foregoing.

                  "Secured Obligations" is defined in Section 2.2.

                  "Secured Party" means Comerica Bank-California.

                  "Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Assignor connected with and symbolized by such trademarks.


                                   ARTICLE II
                        SECURITY INTEREST AND COLLATERAL

                  SECTION II.1 Creation of Security Interest. As security for the due and punctual payment and performance of all present and future Secured Obligations, each Grantor hereby grants Secured Party a security interest in all right, title and interest of such Grantor in, to, under or derived from the following property (collectively, the "Collateral"), in each case whether now owned or hereafter acquired by such Grantor and wherever located:

                  (a) The shares of stock listed on Schedule A hereto (the "Pledged Shares");

                  (b) All other shares of stock or equity securities of, or ownership interests in, any issuer of the Pledged Shares or any other Person, in each case whether or not represented by a certificated security or other instrument;

                  (c) All options, warrants and rights to subscribe for or purchase voting or nonvoting capital stock or equity securities of, or ownership interests in, any issuer of the Pledged Shares or any other corporation, partnership, trust or Person, whether or not represented by a certificated security or other instrument;

                  (d) All inventory, including, without limitation, (i) all raw materials, work in process and finished goods held for sale or lease or leased or furnished or to be furnished under contracts of service, (ii) all goods returned to or stopped in transit by such Grantor and (iii) all supplies and materials used or consumed in any business of such Grantor; and all documents of title;

                  (e) All equipment, including, without limitation, manufacturing, distribution and sales equipment, office equipment, supplies, appliances, data processing and communications equipment,




                                      B-3-3
         furniture, furnishings, tools, fixtures, trade fixtures, automobiles, trucks, trailers, other motor vehicles and aircraft and all other goods (other than inventory) used or bought for use for any business;

                  (f) All accounts and accounts receivable, including, without limitation, all rights to payment for goods sold or leased or for services rendered which are not evidenced by an instrument or chattel paper, and all liens and security interests at any time securing the same;

                  (g) All money, notes, bonds, debentures, evidences of indebtedness and all other debt instruments, all chattel paper, all loans receivable, all tax refunds, all deposits and deposit accounts, all royalties, guaranties, and indemnities, all claims and causes of action of every type and description, and all other rights and claims for the payment of money (in each case whether due or to become due, whether arising by contract or founded in tort or arising by law or otherwise, and whether or not earned by performance, and specifically including all "claims", as such term is defined in Section 101 of the United States Bankruptcy Code, as in effect on the date hereof; hereinafter, "Claims"), and all liens and security interests at any time securing the same;

                  (h) All other general intangibles, including, without limitation, Intellectual Property Collateral, permits, licenses, franchises, contracts, patents, patent applications, copyrights, copyright applications, rights and interests in copyrights and works protectable by copyright, trademarks, trademark applications, trade names, service marks and service mark applications and other indicia of origin, technical knowledge and processes, formal or informal licensing arrangements, blueprints, technical specifications, computer software, know-how, trade secrets, customer lists, supplier lists, corporate books and records, business plan and other corporate information, and all embodiments thereof, and rights thereto, together with the goodwill of the business symbolized by or connected with such Grantor's trademarks, licenses and other rights described in this subsection ("General Intangibles");

                  (i) All replacements, additions, parts, appurtenances, accessions, substitutions, repairs, products, offspring, issues, rents and profits of, to or from any of the foregoing; and,

                  (j) All Proceeds of any of the foregoing,

provided, nevertheless, that (A) the Collateral shall not include (i) any interest in real property (or any estate for years therein) or (ii) more than 65% of any class of equity securities of any Foreign Subsidiary (or any options, warrants or rights to subscribe for equity securities which if exercised would cause the Collateral to include more than 65% of any class of equity securities of any Foreign Subsidiary), (B) the foregoing grant of a security interest shall not require Secured Party to provide any goods or services or assume any other duties or obligations under the documents or agreements set forth in Section 2.1(h) above and (C) the foregoing grant of a security interest shall not extend to, and the term "Collateral" shall not include, any rights in any General Intangibles representing rights under agreements between the Grantor and any third party, (x) that are now held by the Grantor as lessee or otherwise or (y) that are hereafter entered into between the Grantor and any third party with respect to which Grantor has complied with Section 4.1(k) herein, to the extent that (i) such General Intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the other party thereto and (ii) such consent has not been obtained; provided, however, that the foregoing grant of security



                                      B-3-4
interest shall extend to, and the term Collateral shall include, (a) any and all proceeds of such General Intangibles to the extent that the assignment or encumbering of such proceeds is not so restricted and upon any such other applicable party's consent with respect to any such otherwise excluded General Intangibles being obtained, thereafter such General Intangibles as well as any and all proceeds thereof that might theretofore have been excluded from such grant of a security interest and the term Collateral. In the event that an Event of Default shall have occurred and be continuing, the Grantor shall use all reasonable efforts to obtain the consents of any such other party as may be requested from time to time by the Secured Party in writing.

                  SECTION II.2 Secured Obligations. The Collateral secures (i) the payment of all present and future Obligations and all other debts and liabilities of the Grantor now outstanding or hereafter arising under (A) the Credit Agreement, this Agreement, any other Loan Document or (B), unless the Grantor and the Secured Party otherwise specifically agree in writing, any other agreement between Grantor and Secured Party, and all other debts and liabilities of the Grantor to the Secured Party, now outstanding or hereafter arising, and whether for principal, interest, fees, cost and expense reimbursements, indemnification or otherwise, (ii) the performance by the Grantor of all its other obligations of every kind and character arising under (A) the Credit Agreement, this Agreement or any other Loan Document or (B), unless the Grantor and the Secured Party otherwise specifically agree in writing, any other agreement, document or instrument between the Grantor and the Secured Party, now outstanding or hereafter arising and

(iii) all costs and expenses incurred by Secured Party in asserting, enforcing or protecting a Claim in respect of any such debts, liabilities and obligations or the Collateral in any bankruptcy case or insolvency proceeding to which the Grantor or any other Loan Party may be party and all collection costs and enforcement expenses incurred by Secured Party in collecting any such Claim or in retaking, holding, preparing for sale, selling or otherwise disposing of or realizing on any Collateral or otherwise exercising or enforcing any of its rights or remedies hereunder, together (in each case) with Secured Party's reasonable attorneys' fees and disbursements and court costs related thereto (collectively, the "Secured Obligations").

                  SECTION II.3 Delivery of Instruments. All stock certificates, notes, bonds, debentures and other instruments constituting the Collateral (except checks received and collected in the ordinary course of business) shall be delivered to and held by Secured Party on the date hereof or, if hereafter acquired, promptly, and, in any case, no later than five (5) days, after or upon acquisition thereof by any Grantor and without any notice from or demand by Secured Party, in each case in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignments in blank or with appropriate endorsements, in form and substance reasonably satisfactory to Secured Party.

                  SECTION II.4 Further Assurances. Each Grantor will promptly (and in no event later than five days after request by Secured Party) execute and deliver, and use its reasonable and diligent best efforts to obtain from other Persons, all instruments and documents (including, without limitation, assignments, transfer documents and transfer notices, financing statements and other lien notices), in form and substance reasonably satisfactory to Secured Party, and take all other actions which are necessary or, in the reasonable good faith judgment of Secured Party, desirable or appropriate to create, perfect, protect or enforce Secured Party's security interests in the Collateral, to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral, to protect the Collateral against the rights, Claims or interests of third Persons or to effect or to assure further the purposes and provisions of this Agreement, and the Grantor will pay all costs related thereto and all



                                      B-3-5
reasonable expenses incurred by Secured Party in connection therewith; provided, the foregoing shall not apply to Collateral that is Inventory with an aggregate value of less than One Million Dollars ($1,000,000) held by consignees in the ordinary course of business so long as an Event of Default has not occurred.

                  SECTION II.5 Survival of Security Interest. Except as otherwise required by law, the security interest granted hereby shall, (i) remain enforceable as security for all Secured Obligations now outstanding or created or incurred at any future time (whether or not created or incurred pursuant to any agreement presently in effect or hereafter made and notwithstanding any subsequent repayment of any of the Secured Obligations or any other act, occurrence or event), until all obligations of the Lender to extend credit to the Grantor have expired or been terminated and all Secured Obligations have been fully and finally paid, (ii) survive the expiration or termination of the Credit Agreement and the repayment of the Advances to the same extent that any contingent Obligation survives, and (iii) survive any sale, exchange or other disposition of the Grantor's interest in any Collateral and remain enforceable against each transferee and subsequent owner of such interest, unless such sale, exchange or other disposition is permitted at the time under the Credit Agreement.

                  SECTION II.6 Reinstatement. If at any time any payment on any Secured Obligation is set aside, avoided, or rescinded or must otherwise be restored or returned, this Agreement and the security interest created hereby shall remain in full force and effect and, if previously released or terminated, shall be automatically and fully reinstated, without any necessity for any act, consent or agreement of any Grantor, as fully as if such payment had never been made and as fully as if any such release or termination had never become effective.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

                  SECTION III.1 Representations and Warranties of Grantors. Each Grantor represents and warrants that:

                  (a) Schedule A completely and accurately sets forth all shares of stock, and all other equity, ownership and profit interests in which the Grantor owns any interest. The Pledged Shares have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in breach or derogation of preemptive rights of any Person.

                  (b) The Grantor's chief executive office is located at the address shown as the chief executive office on Schedule B hereto. The Grantor has no places of business other than its chief executive office and the other locations set forth on Schedule B. All tangible Collateral, except instruments and stock certificates delivered to Secured Party in pledge, and all of the Grantor's records relating to any Claims owned by it are kept solely at the locations set forth in Schedules B hereto (other than (i) Inventory in transit in the ordinary course of business, (ii) Inventory temporarily held by contractors or agents in the ordinary course of business, and (iii) Inventory with an aggregate value of less than One Million Dollars ($1,000,000) held by consignees in the ordinary course of business).

                  (c) The Grantor does not do business, and for the previous five years has not done business, under any fictitious business names or trade names other than those listed on Schedule C hereto.




                                      B-3-6

                  (d) The Grantor at all times is (or, as to any item of Collateral acquired after the date hereof, will be) the sole legal and beneficial owner of all Collateral reflected on its books and records as belonging to it and has exclusive possession and control thereof (except for Inventory with an aggregate value of less than One Million Dollars ($1,000,000) in the possession of consignees, agents or contractors) free and clear of any Liens except those created by this Agreement or permitted under Section 5.3(a) of the Credit Agreement. No financing statement, notice of lien, mortgage, deed of trust or instrument similar in effect covering the Collateral or any portion thereof or any proceeds thereof exists or is on file in any public office, except as may have been filed in favor of Secured Party those relating to Liens permitted by the Credit Agreement.

                  (e) The Collateral has not been and will not be used or bought by the Grantor for personal, family or household purposes.

                  (f) All originals of all stock certificates, notes, bonds, debentures and other instruments constituting Collateral (except checks received and collected by the Grantor in the ordinary course of business) have been delivered to Secured Party with all necessary or appropriate endorsements.

                  (g) Except (i) as set forth in Schedule D and (ii) as to laws generally applicable to the creation, perfection or enforcement of security interests in personal property, neither the Grantor nor any of the Collateral purported to granted by it is subject to any requirement of law or contractual obligation which prohibits, restricts or limits the execution, delivery or performance of this Agreement or the creation, perfection or enforcement of the security interest purported to be created hereby.

                  (h) None of the Collateral constitutes "margin stock," as defined in Regulation U of the Board of Governors of the Federal Reserve System.

                  (k) The proper taxpayer identification number for the Grantor is accurately set forth on Schedule E.

                  (l) Grantor is the sole owner of the Intellectual Property Collateral listed below its name on Exhibits A, B and C to the Intellectual Property Security Agreement, except for non-exclusive licenses granted by Grantor in the ordinary course of business and except for the grant of licenses in connection with the settlement or enforcement of the Galley Litigation outside of the United States. Each of the Patents is valid and enforceable. No part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part except for such Intellectual Property Collateral that the Grantor deems, in its reasonable business judgment, to be immaterial to the operation of Grantor's business and does not generate any of Grantor's accounts. No claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party (it being understood that the Galley Litigation and the Litigation Adjustment shall not be deemed a breach of this representation). Except for and upon the filing with the United States Patent and Trademark Office with respect to the Patents and Trademarks and the Register of Copyrights with respect to the Copyrights necessary to perfect the security interests created hereunder, and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any United States governmental authority or United States regulatory




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         body is required either (i) for the grant by Grantor of the security interest granted hereby or for the execution, delivery or performance of Loan Documents by Grantor in the United States or (ii) for the perfection in the United States or the exercise by Secured Party of its rights and remedies hereunder.


                                   ARTICLE IV
                                    COVENANTS

                  SECTION IV.1 Covenants of Grantors. Each Grantor covenants and agrees that so long as the security interest created hereby remains outstanding:

                  (a) The Grantor will deliver to Secured Party each instrument included in the Collateral as set forth in Section 2.3.

                  (b) The Grantor will not (i) cause, permit or suffer any voluntary or involuntary change in its name, identity or corporate structure, or in the location of its chief executive office, and (ii) keep any tangible Collateral or any records relating to any Claim owned by it, or permit or suffer any such Collateral or records to be moved, to any location other than those specified in Schedule B (except with respect to (i) Inventory in transit in the ordinary course of business,
         (ii) Inventory temporarily held by contractors or agents in the ordinary course of business, and (iii) Inventory with an aggregate value of less than One Million Dollars ($1,000,000) held by consignees in the ordinary course of business) unless (in each case) (x) Schedule B has first been appropriately supplemented with respect thereto, and
         (y) an appropriate financing statement has been filed in the proper office and in the proper form, and all other requisite actions have been taken, to perfect or continue the perfection (without loss of priority) of Secured Party's security interest in the Collateral.

                  (c) The Grantor will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein unless such interest is permitted hereunder and under the Credit Agreement.

                  (d) The Grantor will not encumber, sell, exchange or otherwise dispose of any item of Collateral or any interest therein, or permit or suffer any such item to be encumbered, sold, exchanged or otherwise disposed of, unless (i) such action is permitted at the time under the Credit Agreement and (ii) the Grantor makes all payments on account of the Obligations required to be made therefrom (provided that any such payments made in connection with any Asset Sale permitted under Section 5.3(b)(iii) of the Credit Agreement shall be made concurrently with the closing of such Asset Sale), and the Grantor and each other Loan Party takes all other actions required to be taken in connection therewith, under the Credit Agreement, this Agreement or any other Loan Document.

                  (e) Secured Party is hereby authorized to file one or more financing statements, and continuations thereof and amendments thereto, relative to all or any part of the Collateral, without the signature of the Grantor where permitted by law.




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                  (f) The Grantor will (i) maintain insurance as required in
         Section 5.2(g) of the Credit Agreement, (ii) give the Lender written notice of any default in the payment of premiums on such insurance policies and at least ten (10) days written notice prior to cancellation of any such policies, and (iii) cause the Lender to be named (A) as the principal beneficiary on any key-man life insurance policy and (B) as an additional insured on a lender's loss payable endorsement, in a form satisfactory to the Lender, for any other such insurance policies.

                  (g) Secured Party may at any time (but shall not be obligated to) (i) perform any of the obligations of the Grantor under this Agreement if the Grantor fails to perform such obligation within 30 days (or, in the case of insurance, within 10 days) after written demand by Secured Party and (ii) make any payments and do any other acts it may deem reasonably necessary or desirable to protect its security interest in the Collateral, including, without limitation, the right to pay, purchase, contest or compromise any Lien that attaches or is asserted against any Collateral (other than Liens permitted under Section 5.3(a) of the Credit Agreement), to procure insurance required to be provided by the Grantor under the Credit Agreement, and, to the extent the Grantor is required hereunder or under the Credit Agreement to do so, to appear in and defend any action or proceeding relating to the Collateral, if the Grantor fails to make such payments or perform such acts within 30 days after written demand by Secured Party and the Grantor will promptly reimburse Secured Party for all payments made by Secured Party in doing so, together with interest thereon at the rate then applicable under the Credit Agreement to the Advances, and all costs and expenses related thereto as set forth in Section 8.10 hereof.

                  (h) Grantor shall give Secured Party prompt notice of any material adverse change in the composition of the Intellectual Property Collateral, including, but not limited to, any subsequent ownership right of Grantor in or to any Copyright, Patent or Trademark not specified in any intellectual property security agreement between Grantor and Secured Party or knowledge of an event that materially adversely affects the value of the Intellectual Property Collateral.

                  (i) Grantor shall register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those intellectual property rights listed below on Exhibits A, B and C to the Intellectual Property Security Agreement delivered to Secured Party by Grantor in connection with this Agreement within thirty (30) days of the date of this Agreement. Grantor shall timely register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those additional United States Copyrights, Trademarks, Patents or maskworks developed or acquired by Grantor from time to time in connection with any product prior to the sale or licensing of such product to any third party, including without limitation revisions or additions to the intellectual property rights listed on Exhibits A, B and C but excluding Copyrights or Trademarks with respect to advertising.

                  (j) Grantor shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents and Copyrights unless the Grantor in good faith determines that such actions are not in the best interests of the Grantor and the failure to so act could not reasonably be expected to have a Material Adverse Change on the value of the Intellectual Property Collateral, (ii) use its commercially reasonable efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise




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         Secured Party in writing of material infringements detected and (iii)
         not allow any Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Secured Party unless the Grantor determines in good faith that such abandonment or forfeiture is in the best interests of the Grantor and could not reasonably be expected to have a Material Adverse Change on the value of the Intellectual Property Collateral.

                  (k) Grantor shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Grantor's rights and interests in any property included within the definition of the General Intangibles acquired under such contracts, except to the extent that such provisions are necessary in Grantor's exercise of its reasonable business judgement.


                                    ARTICLE V
                   VOTING RIGHTS, DIVIDENDS AND DISTRIBUTIONS

                  SECTION V.1 Voting Rights. So long as no Event of Default has occurred and is continuing or would result from any exercise thereof, each Grantor shall have and may exercise all voting rights with respect to any and all shares of stock, equity securities and other equity, ownership or profit interests constituting Collateral, except that:

                  (a) the Grantor may not and will not act or vote in favor of any action that would be or cause a breach of any obligations of the Grantor or any other Loan Party under the Credit Agreement or under any other Loan Document;

                  (b) the Grantor may not and will not act or vote in favor of
         (i) the authorization or issuance of any options, warrants, voting rights, or preference shares or additional shares, or (ii) any reclassification, readjustment, reorganization, merger, consolidation, sale or disposition of assets, or dissolution, without giving Secured Party at least 15 days' prior written notice thereof; and

                  (c) the Grantor may not and will not act or vote in favor of any action that does or is reasonably likely to have a material adverse effect on the aggregate value of the Collateral provided that, for purposes of this Section 5.1(c), the effect of any such act or vote shall be determined with respect to the facts and circumstances at the time of such act or vote.

Upon the occurrence and during the continuance of an Event of Default, Secured Party may (but shall not be obligated to) terminate the Grantor's right to exercise voting rights with respect to any or all such shares of stock, equity securities and ownership interests, either by giving written notice of such termination to the Grantor or by transferring such shares, securities or interests into Secured Party's name, and Secured Party shall thereupon have the sole right and power to exercise such voting rights.

                  SECTION V.2 Dividends, Distributions and Payments. So long as no Event of Default has occurred and is continuing or would result, the Grantors shall be entitled to receive all dividends and distributions on all shares of stock, equity securities and other equity, ownership and profit interests constituting Collateral and




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all payments on any notes, bonds, debentures and other instruments constituting
Collateral, so long as the Grantors make all payments on account of the Obligations required to be made therefrom, and the Grantors and each other Loan Party takes all other actions required to be taken in connection therewith, under the Credit Agreement, this Agreement or any other Loan Document.


                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

                  SECTION VI.1 Remedies. Upon and at any time after the occurrence and during the continuance of any Event of Default, Secured Party may exercise and enforce, in any order, (i) each and all of the rights and remedies available to a secured party upon default under the Code or other applicable law, (ii) each and all of the rights and remedies available to it, as Lender or as Secured Party, under the Credit Agreement or any other Loan Document and
(iii) each and all of the following rights and remedies:

                  (a) Secured Party may notify any or all account debtors and obligors on any Collateral to make payment directly to Secured Party.

                  (b) Secured Party may take possession of all items of Collateral that are not then in its possession and require the Grantors or the Person in possession thereof to deliver such Collateral to Secured Party at one or more locations designated by Secured Party and reasonably convenient to it and the Grantors.

                  (c) Secured Party may sell, lease, license or otherwise dispose of any or all of the Collateral or any part thereof in one or more parcels at a public sale or in a private sale or transaction, on any exchange or market or at Secured Party's offices or on the Grantor's premises or at any other location, for cash, on credit or for future delivery, and may enter into all contracts necessary or appropriate in connection therewith, without any notice whatsoever unless required by law. The Grantors agree that at least ten calendar days' written notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall be commercially reasonable. The giving of notice of any such sale or other disposition shall not obligate Secured Party to proceed with the sale or disposition, and any such sale or disposition may be postponed or adjourned from time to time, without further notice.

                  (d) Secured Party may, on a royalty-free basis, use and license use of any trademark, trade name, trade style, copyright, patent or technical knowledge or process owned, held or used by the Grantor in respect of any Collateral as to which any right or remedy of Secured Party is exercised or enforced.

In addition, Secured Party may exercise and enforce such rights and remedies for the collection of any Secured Obligation as may be available to it by law or agreement.

                  SECTION VI.2 Remedies Cumulative. Secured Party may exercise and enforce each right and remedy available to it upon the occurrence of an Event of Default either before or concurrently with or after, and




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independently of, any exercise or enforcement of any other right or remedy of
Secured Party against any Person or property. All such rights and remedies shall be cumulative, and no one of them shall exclude or preclude any other.

                  SECTION VI.3 Surplus; Deficiency. Any surplus proceeds of any sale or other disposition of Collateral by Secured Party remaining after all the Secured Obligations are paid in full shall be paid over to the Grantors or to whomever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct, but if any obligation to make Advances then remains outstanding or if any contingent, unliquidated or unmatured Secured Obligation then remains outstanding, such surplus proceeds may be retained by Secured Party and held as Collateral until such time as all such obligations have expired or been terminated and all outstanding Secured Obligations have been determined, liquidated, paid in full and discharged. The Grantors shall be and remain liable for any deficiency.

                  SECTION VI.4 Information Related to Collateral. If Secured Party determines to sell or otherwise dispose of any Collateral, the Grantor shall, and shall cause any Person controlled by it to, furnish to Secured Party all information Secured Party may request that pertains or could pertain to the value or condition of such Collateral or would or might facilitate its sale.

                  SECTION VI.5 Sale Exempt from Registration. Secured Party shall be entitled at any sale or other disposition of Collateral, if it deems it advisable to do so, to restrict the prospective bidders or purchasers to persons who will provide assurances satisfactory to Secured Party that they may be offered and sold the Collateral to be sold without registration under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable state or federal statute, and upon the consummation of any such sale, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Secured Party may solicit offers to buy the Collateral, or any part of it, from a limited number of investors deemed by Secured Party, in its commercially reasonable judgment, to meet the requirements to purchase securities under Regulation D promulgated under the Securities Act as then in effect (or any other regulation of similar import). If Secured Party solicits such offers from such investors, then the acceptance by Secured Party of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of such Collateral.

                  SECTION VI.6 Registration Rights. During the continuance of an Event of Default, if Secured Party determines that registration of any securities constituting Collateral under the Securities Act or other applicable law is required or desirable in connection with any sale, the Grantors will use their best efforts to cause such registration to be effectively made, at no expense to Secured Party, and to continue any such registration effective for such time as may be reasonably necessary in the opinion of the Secured Party.


                                   ARTICLE VII
                                THE SECURED PARTY

                  SECTION VII.1 Credit Agreement Provisions. Secured Party is executing and delivering this Agreement, and accepting the security interests, rights, remedies, powers and benefits conferred upon Secured Party hereby, as Lender under the Credit Agreement. The provisions of Article VI of the Credit Agreement and all rights, powers, immunities and indemnities granted to the Lender under the Credit Agreement and other Loan Documents shall apply in respect of such execution, delivery and acceptance and in respect of any and all actions taken or




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omitted by Secured Party under, in connection with or with respect to this
Agreement.

                  SECTION VII.2 No Liability. Secured Party makes no statement, promise, representation or warranty whatsoever, and shall have no liability whatsoever, to any holder of any Secured Obligations as to the authorization, execution, delivery, legality, enforceability or sufficiency of this Agreement or as to the creation, perfection, priority or enforceability of any security interest granted hereunder or as to existence, ownership, quality, condition, value or sufficiency of any Collateral or as to any other matter whatsoever.

                  SECTION VII.3 Duty of Care. Neither Secured Party nor any director, officer, employee, attorney or agent of Secured Party shall be obligated to care for the Collateral hereunder or to collect, enforce, vote or protect the Collateral or any rights or interests of the Grantor related thereto or to preserve or enforce any rights which the Grantor or any other Person may have against any third party, except only that Secured Party shall exercise reasonable care in physically safekeeping any item of Collateral that was delivered into Secured Party's possession. Secured Party shall be deemed to have exercised such reasonable care if the Collateral is accorded treatment substantially equal to that which Secured Party accords to its own property or if it selects, with reasonable care, a custodian or agent to hold such collateral for Secured Party's account.


                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

                  SECTION VIII.1 Incorporation of Guaranty Provisions. The obligations of the Grantors under this Agreement: (i) shall be absolute and unconditional as set forth in Section 2.3 of the Guaranty, irrevocable and continuing as set forth in Section 2.4 of the Guaranty, subject to reinstatement as set forth in Section 2.5 of the Guaranty and not affected or impaired by any of the matters waived in Section 2.6 of the Guaranty; (ii) shall be subject to the provisions of Article III of the Guaranty; and (iii) shall otherwise be as equally enduring and free from defenses as such Grantor's respective liability under the Guaranty.

                  SECTION VIII.2 Notices. All notices, requests, approvals, consents and other communications required or permitted to be made hereunder shall, except as otherwise provided, be given in the manner specified and to the addresses set forth in Section 7.2 of the Credit Agreement.

                  SECTION VIII.3 Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

                  SECTION VIII.4 Changes. This Agreement or any provision hereof may be changed, waived or terminated only by a statement in writing signed by the party against which such change, waiver or termination is sought to be enforced except as required to comply with Section 4.1(b). Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION VIII.5 Grantors Remains Liable. The Grantors shall remain liable under all contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed. The exercise or enforcement by Secured Party of any of its rights and remedies under this Agreement or in respect of the Collateral shall not release the




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Grantor from any of its duties or obligations under any such contracts or agreements. Secured Party shall not be obligated to perform any such duties or obligations and shall not be liable for any breach thereof.

                  SECTION VIII.6 No Waiver. No failure by Secured Party to exercise, or delay by Secured Party in exercising, any power, right or remedy under this Agreement shall operate as a waiver thereof. No waiver by Secured Party shall be effective unless given in a writing signed by it. No waiver so given shall operate as a waiver in respect of any other matter or in respect of the same matter on a future occasion. Acceptance of or acquiescence in a course of performance in respect of this Agreement shall not waive or affect the construction or interpretation of the terms of this Agreement even if the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

                  SECTION VIII.7 Entire Agreement. This Agreement and the other Loan Documents are intended by the parties as a final expression of their agreement and a complete and exclusive statement of the terms and conditions thereof.

                  SECTION VIII.8 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions hereof, or of such provision in any other application, shall not be in any way affected or impaired thereby and such other provisions and applications shall enforceable to the full extent lawful.

                  SECTION VIII.9 Power of Attorney. Each Grantor hereby appoints and constitutes Secured Party or any delegate, nominee or agent acting for Secured Party as the Grantor's attorney-in-fact with the power and authority (but not the duty), in the name of the Grantor or in the name of Secured Party or such delegate, nominee or agent, to (i) execute, deliver and file such financing statements, agreements, deeds and writings as the Grantor is required to execute, deliver or file hereunder, (ii) endorse, collect or transfer any item of Collateral (A) which the Grantor is required to endorse, collect or transfer hereunder after either (x) the occurrence and continuance of an Event of Default, or (y) Secured Party has requested that Grantor so endorse, collect or transfer and Grantor has failed to so endorse, collect or transfer or which Secured Party is permitted to endorse, collect or transfer hereunder, (iii) make any payments or take any action under Section 2.4 or Section 4.1(g) hereof, (iv) modify, in its sole discretion, the Intellectual Property Security Agreement entered into between Grantor and Secured Party without first obtaining Grantor's approval of or signature to such modification by amending Exhibit A, Exhibit B and Exhibit C, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Grantor no longer has or claims any right, title or interest, (v) transfer, upon the occurrence and during the continuance of an Event of Default, the Intellectual Property Collateral into the name of Secured Party or a third party to the extent permitted under the California Uniform Commercial Code, (vi) take any other action (A) permitted to Secured Party hereunder or (B) required of the Grantor hereunder after either (x) an Event of Default has occurred and is continuing or
(y) the Secured party has requested that Grantor take such action and Grantor has failed to do so, , and (vii) take any action reasonably necessary or incidental to any of the foregoing. This power of attorney is coupled with an interest and is irrevocable as to each Grantor. Secured Party shall have no duty whatsoever to exercise any power herein granted it.

                  SECTION VIII.10 Counterparts. This Agreement and any amendments, waivers, consents or




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supplements may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

                  SECTION VIII.11 Costs and Expenses. Each Grantor hereby agrees to pay or reimburse Secured Party for all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and court costs) incurred in connection with or as a result of the exercise or enforcement by Secured Party of any right or remedy available to it or the protection or enforcement of its interest in the Collateral in any bankruptcy case or insolvency proceeding.

                  SECTION VIII.12 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; LIMITATION OF LIABILITY; WAIVER OF BOND.

                  (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE SECURITY INTERESTS HEREUNDER IN RESPECT OF ANY PARTICULAR COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA.

                  (b) SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OR THE CENTRAL DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THOSE COURTS. EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS MAY BE MADE BY ANY MEANS PERMITTED BY CALIFORNIA LAW.

                  (c)      WAIVER OF JURY TRIAL.  EACH PARTY HERETO WAIVES
         ALL RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION
         BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE, AND AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH PARTY FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS HEREBY WAIVED AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  (d) LIMITATION OF LIABILITY. NO CLAIM MAY BE MADE BY THE GRANTOR AGAINST THE LENDER OR ANY OF ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR




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         AGENTS FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN
         RESPECT OF ANY CLAIM (WHETHER BASED UPON BREACH OF CONTRACT, TORT, BREACH OF STATUTORY DUTY OR ANY OTHER THEORY OF LIABILITY) ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND THE GRANTOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT NOW ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

                  (e) WAIVER OF BOND. EACH GRANTOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF SECURED PARTY IN CONNECTION WITH THE ENFORCEMENT OF ANY OF ITS REMEDIES HEREUNDER, INCLUDING, WITHOUT LIMITATION, ANY ORDER OR WRIT FOR REPLEVIN OR DELIVERY OF POSSESSION OF ANY COLLATERAL.

                  SECTION VIII.12 Successors and Assigns. This Agreement is binding upon and enforceable against the Grantors and their successors and assigns. It shall inure to the benefit of and may be enforced by Secured Party and its successors and assigns, for its and their own benefit and for the benefit of each and every present and future lender or other Person entitled to enforce any of the Secured Obligations and each of their respective heirs, representatives, successors and assigns.




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                  IN WITNESS WHEREOF, the parties have caused this Subsidiary
Pledge and Security Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                        _______________________________________



                                        By: ___________________________________
                                              Name:
                                              Title:


                                        COMERICA BANK-CALIFORNIA



                                        By: ___________________________________
                                              Name:
                                              Title:



                                     B-3-S-1

                                     Annex 1

                           Form of Subsidiary Joinder


             AGREEMENT TO BE BOUND BY PLEDGE AND SECURITY AGREEMENT

                  This Agreement to be Bound by Pledge and Security Agreement (this "Agreement") is executed as of the _____ day of _________, ____, by [NAME OF NEW SUBSIDIARY] , a ____________ [corporation] [partnership] [etc.] (the "New Subsidiary").

                                    RECITALS

                  A. On or about October 30, 1996, O.S.I. Corporation, a California corporation (the "Borrower") executed that certain Credit Agreement, dated as of October 30, 1996 (as amended to date, the "Credit Agreement"), by and between the Borrower and Comerica Bank-California (the "Lender"). Terms not defined herein are used as defined in the Credit Agreement.

                  B. As a condition to the execution of the Credit Agreement by the Lender, all of the Material Subsidiaries of the Borrower executed that certain Subsidiary Guaranty, dated as of October 30, 1996 (as amended to date, the "Guaranty"), by and among the entities listed in the signature pages thereof in favor of the Lender.

                  C. In connection with the Credit Agreement and the Guaranty, all of the Material Subsidiaries of the Borrower executed that certain Subsidiary Pledge and Security Agreement dated as of October 30, 1996 (as amended to date, the "Pledge and Security Agreement") by and among the entities listed on the signature pages thereof in favor of the Lender.

                  D. Section 5.2(e) of the Credit Agreement provides that when the Borrower acquires or forms a new Material Subsidiary or when a Subsidiary becomes a Material Subsidiary, the Borrower will cause such Subsidiary to deliver an executed counterpart to the Pledge and Security Agreement and such Subsidiary shall become a party to the Pledge and Security Agreement.

                  E. On [Insert Date] , the New Subsidiary [Describe acquisition/formation of New Subsidiary, or growth of Material Subsidiary]. The New Subsidiary will benefit from the funds available to the Borrower under the Credit Agreement, and in recognition of this benefit and in order to comply with the Credit Agreement, the New Subsidiary is willing to enter into this Agreement.

                                    AGREEMENT

                  NOW, THEREFORE, the New Subsidiary agrees as follows:



                                   B-3-Annex-1

                  1. Representations and Warranties. On and as of the date of this Agreement (the "Effective Date") and for the benefit of the Lender, the New Subsidiary hereby makes each of the representations and warranties contained in the Pledge and Security Agreement, and delivers herewith (i) amended Schedules to the extent necessary to make the representations and warranties true and correct, (ii) all instruments, Pledged Shares and documents of title required under the Pledge and Security Agreement and (iii) all UCC-1 financing statements required to be filed in order to perfect the security interest in the Collateral.

                  2. Agreement to be Bound. The New Subsidiary agrees that, on and as of the Effective Date, it shall become a Grantor under the Pledge and Security Agreement and shall be bound by all the provisions of the Pledge and Security Agreement the same as if the New Subsidiary had executed the Pledge and Security Agreement on the Closing Date.

                  3. Waiver. Without limiting the generality of the waivers in the Pledge and Security Agreement, the New Subsidiary specifically agrees to be bound by the Pledge and Security Agreement and waives any right to notice of acceptance of its execution of this Agreement and of its agreement to be bound by the Pledge and Security Agreement.

                  4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

                  IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be Bound by Pledge and Security Agreement to be executed by its duly authorized officer.

                                        [NAME OF NEW SUBSIDIARY]



                                        By: ___________________________
                                        Name:
                                        Title:







                                   B-3-Annex-2

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT


         This Intellectual Property Security Agreement is made as of October 30, 1996 by O.S.I. CORPORATION, a California corporation ("OSI") and each other entity that is identified on the signature pages hereof or that hereafter executes and delivers a Subsidiary Joinder in substantially the form set forth as Annex 1 hereto (OSI and each such entity, a "Grantor") in favor of COMERICA BANK-CALIFORNIA, a California chartered bank, as the Lender (the "Lender").

                                    RECITALS

         A. OSI and Lender entered into Credit Agreement, dated of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement").

         B. Each Grantor, other than OSI, is a direct or indirect subsidiary of OSI and expects to derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement. Each Grantor, other than OSI, has entered into a Subsidiary Guaranty (or a Subsidiary Joinder thereto) dated of even date herewith, in favor of Lender.

         C. OSI has entered into a Borrower Pledge and Security Agreement, dated of even date herewith, in favor of the Lender. Each Grantor, other than OSI, has entered into a Subsidiary Pledge and Security Agreement (or a Subsidiary Joinder thereto), dated of even date herewith in favor of the Lender.

         D. It is a condition precedent to the extension of credit under the Credit Agreement that each Grantor shall have granted the security interests described herein as security for each and all the Secured Obligations (as that term is defined in the Pledge and Security Agreements) and as security for the other debts, liabilities and obligations secured hereunder.

                  NOW, THEREFORE, in consideration of the foregoing and in order to induce the Lender to extend credit under the Credit Agreement, each Grantor hereby agrees as follows:

                                    AGREEMENT

         To secure the Secured Obligations (as defined in the Pledge and Security Agreements), each Grantor grants and pledges to Lender a security interest in all of such Grantor's right, title and interest in, to and under its Intellectual Property Collateral (including without limitation those Copyrights, Patents and Trademarks listed on Schedules A, B and C hereto), and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all reissues, divisions continuations, renewals, extensions and continuations-in-part thereof.

         This security interest is granted in conjunction with the security interest granted to Lender under the Pledge and Security Agreements. The rights and remedies of Lender with respect to the security interest granted hereby are in addition to those set forth in the Pledge and Security Agreements and the other Loan Documents, and those which are now or hereafter available to Lender as a matter of law or equity. Each right, power and remedy of Lender provided for herein or in the Pledge and Security Agreements or any of the Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Lender of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Credit Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Lender, of any or all other rights, powers or remedies.

         IN WITNESS WHEREOF, the parties have cause this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

                                        GRANTOR:

Address of Grantor:                     O.S.I. Corporation

475 Eccles Ave.                         By: ________________________________
South San Francisco, CA  94080
                                        Title: _____________________________
Attn: ________________________
                                        LENDER:

Address of Bank:                        COMERICA BANK-CALIFORNIA

333 West Santa Clara Street             By: ________________________________
San Jose, California 95113
                                        Title: _____________________________
Attn: ________________________

                                     Annex 1

                           Form of Subsidiary Joinder


                            AGREEMENT TO BE BOUND BY
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

         This Agreement to be Bound by Intellectual Property Security Agreement (this "Agreement") is executed as of the _____ day of _________, ____, by [NAME OF NEW SUBSIDIARY] , a ____________ [corporation] [partnership] [etc.] (the "New Subsidiary").

                                    RECITALS

         A. On or about October ___, 1996, O.S.I. Corporation, a California corporation (the "Borrower") executed that certain Credit Agreement, dated as of October ____, 1996 (as amended to date, the "Credit Agreement"), by and between the Borrower and Comerica Bank-California, as Lender (the "Lender"). Terms not defined herein are used as defined in the Credit Agreement.

         B. As a condition to the execution of the Credit Agreement by the Lender, all of the Material Subsidiaries of the Borrower executed that certain Subsidiary Guaranty, dated as of October ___, 1996 (as amended to date, the "Guaranty"), by and among the entities listed in the signature pages thereof in favor of the Lender.

         C. In connection with the Credit Agreement and the Guaranty, all of the Material Subsidiaries of the Borrower executed that certain Subsidiary Pledge and Security Agreement dated as of October __, 1996 (as amended to date, the "Pledge and Security Agreement") and an Intellectual Property Security Agreement dated as of October __, 1996 (as amended to date, the "Intellectual Property Security Agreement") by and among the entities listed on the signature pages thereof in favor of the Lender.

         D. Section 5.2(e) of the Credit Agreement provides that when the Borrower acquires or forms a new Material Subsidiary or when a Subsidiary becomes a Material Subsidiary, the Borrower will cause such Subsidiary to deliver an executed counterpart to the Intellectual Property Security Agreement and such Subsidiary shall become a party to the Intellectual Property Security Agreement.

         E. On [Insert Date] , the New Subsidiary [Describe acquisition/formation of New Subsidiary, or growth of Material Subsidiary] . The New Subsidiary will benefit from the funds available to the Borrower under the Credit Agreement, and in recognition of this benefit and in order to comply with the Credit Agreement, the New Subsidiary is willing to enter into this Agreement.



                                    AGREEMENT




                                    Annex 1-1

         NOW, THEREFORE, the New Subsidiary agrees as follows:

         1. Agreements. On and as of the date of this Agreement (the "Effective Date") and for the benefit of the Lender, the New Subsidiary hereby makes all of the agreements contained in the Intellectual Property Security Agreement, and delivers herewith amended Schedules to the extent necessary to make the statements therein true and correct, listing all Copyrights, Trademarks and Patents, with all registration and other identifying numbers thereto, and all other information required to be filed in order to perfect the security interest in the Intellectual Property Collateral.

         2. Agreement to be Bound. The New Subsidiary agrees that, on and as of the Effective Date, it shall become a Grantor under the Intellectual Property Security Agreement and shall be bound by all the provisions of the Intellectual Property Security Agreement the same as if the New Subsidiary had executed the Intellectual Property Security Agreement on the Closing Date.

         3. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

         IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be Bound by Intellectual Property Security Agreement to be executed by its duly authorized officer.

                                        [NAME OF NEW SUBSIDIARY]



                                        By: ___________________________
                                        Name:
                                        Title:







                                    Annex 1-2

              NOTIFICATION OF SECURITY INTEREST IN DEPOSIT ACCOUNTS

                                October 30, 1996


Bank of America
349 Montgomery Street
Concourse Level, SR #1499
San Francisco, California 94104

         Re:  Notice of Security Interest in Deposit Accounts

Ladies and Gentlemen:

         O.S.I. Corporation (the "Borrower") has established at your branch the deposit accounts described in Exhibit A attached hereto (the "Deposit Accounts"). This letter shall constitute notice from Comerica Bank-California (the "Lender") to Bank of America that, pursuant to a Credit Agreement dated as of October 30, 1996, by and between the Borrower and the Lender, the Borrower has granted a security interest in, among other things, the Deposit Accounts, all rights to receive payment, other general intangibles and rights to payment related thereto and all proceeds arising therefrom. This letter is sent to you in accordance with the provisions of Section 9302(1)(g) of the California Commercial Code.

         Other than the making of an internal notation to reflect receipt of this Notice, no action is required of you at this time. Upon the occurrence of a default under the Credit Agreement and the taking of any remedial action by the Lender with respect thereto, we will provide you with further notices and instructions.

         We do, however, respectfully request that you acknowledge receipt of this Notice, and confirm in writing whether you have received any prior notice of assignment of the Deposit Accounts. An acknowledgement copy of this Notice and a return envelope is enclosed for your convenience.

                                        Very truly yours,

                                        COMERICA BANK-CALIFORNIA


                                        By: _________________________________

ACKNOWLEDGMENT:

Receipt is hereby acknowledged of the foregoing notice of assignment of security interest in each of the Deposit Accounts held by us for the Borrower. We have no notice of any other assignments thereof.


Date:  _____________                    Bank of America, as depositary


                                            By:  ______________________________
                                                 ______________________________
                                            Its: ______________________________

                                   EXHIBIT B-6


                                     FORM OF
         NOTICE OF SECURITY INTEREST IN FINANCIAL INTERMEDIARY ACCOUNTS

                                     [Date]

[Financial Intermediary]


         Re:  Notice of Security Interest in Financial Intermediary Accounts

Ladies and Gentlemen:

         O.S.I. Corporation (the "Borrower") has established at your branch the financial intermediary accounts described in Exhibit A attached hereto (the "Accounts"). This letter shall constitute notice from Comerica Bank-California (the "Lender") to [Financial Intermediary] that, pursuant to a Credit Agreement dated as of October 30, 1996, by and between the Borrower and the Lender, the Borrower has granted a security interest in, among other things, the Accounts, all rights to receive payment, other general intangibles and rights to payment related thereto and all proceeds arising therefrom. This letter is sent to you in accordance with the provisions of Section 9302(1)(g) of the California Commercial Code.

         Other than the making of an internal notation to reflect receipt of this Notice, no action is required of you at this time. Upon the occurrence of a default under the Credit Agreement and the taking of any remedial action by the Lender with respect thereto, we will provide you with further notices and instructions.

         We do, however, respectfully request that you please acknowledge receipt of this Notice and confirm in writing whether you have received any prior notice of assignment of the Accounts. An acknowledgement copy of this Notice and a return envelope is enclosed for your convenience.

                                        Very truly yours,

                                        COMERICA BANK-CALIFORNIA


                                        By: _________________________________





                                      B-6-1

ACKNOWLEDGMENT:

Receipt is hereby acknowledged of the foregoing notice of assignment of security interest in each of the Accounts held by us for the Borrower. We have no notice of any other assignments thereof.


Date:  _____________                             [Financial Intermediary]


                                        By:  ________________________________
                                             ________________________________
                                        Its: ________________________________






                                      B-6-2

                                    EXHIBIT A


                     LIST OF FINANCIAL INTERMEDIARY ACCOUNTS


Exhibit A to Notice of Security Interest in Deposit Accounts from Comerica Bank-California to [Financial Intermediary].


Account No.                                        Account Name
-----------                                        ------------







                                     B-6-A-1

                                   EXHIBIT B-7

                                     FORM OF
                             SUBORDINATION AGREEMENT




                  This SUBORDINATION AGREEMENT (the "Agreement"), dated as of October 30, 1996, is made by JOHN D. FRUTH (the "Subordinated Creditor"), in favor of COMERICA BANK-CALIFORNIA, a California chartered bank (the "Lender"), as Lender under the Credit Agreement (defined below).

                                    RECITALS

                  A. O.S.I. Corporation, a California Corporation (the "Borrower") has entered into that certain Credit Agreement, dated as of October 30, 1996 (as amended, supplemented or otherwise modified from time to time (the "Credit Agreement"), by and between the Borrower and the Lender.

                  B. The Subordinated Creditor has extended loans or other credit accommodations to the Borrower, including such debt as evidenced by a Junior Subordinated Promissory Note by the Borrower dated November 1, 1996 in the principal amount of $2,894,649 in favor of the Subordinated Creditor, the Borrower (the "Fruth Note"), and/or may extend loans or other credit accommodations to the Borrower from time to time.

                  C. In order to induce the Lender to extend credit to the Borrower under the Credit Agreement, and, at any time or from time to time, at the Lender's option, to make such further loans, extensions of credit, or other accommodations to or for the account of the Borrower, or to purchase or extend credit upon any instrument or writing in respect of which the Borrower may be liable in any capacity, or to grant such renewals or extension of any such loan, extension of credit, purchase, or other accommodation as the Lender may deem advisable, the Subordinated Creditor is willing to subordinate: (i) all of the Borrower's indebtedness and obligations to the Subordinated Creditor due and owing under the Fruth Note, whether presently existing or arising in the future (the "Subordinated Debt"), to all of the Borrower's indebtedness and obligations to the Lender, including, but not limited to, those amounts due and owing under the Credit Agreement, whether presently existing or arising in the future; and
(ii) all of the Subordinated Creditor's security interests, if any, to all of the Lender's security interests in the Borrower's property.


                  NOW, THEREFORE, in consideration of the foregoing and in order to induce the Lender to extend credit under the Credit Agreement, the Subordinated Creditor hereby agrees as follows:

         1. The Subordinated Creditor subordinates to the Lender any security interest or lien that the Subordinated Creditor may have in any property of the Borrower. Notwithstanding the respective dates of attachment or perfection of the security interest of the Subordinated Creditor and the security interest of the Lender, the security interest of the Lender in the Collateral, as defined in the Credit Agreement, shall at all times be prior to the security interest of the Subordinated Creditor.

         2. All Subordinated Debt is subordinated in right of payment to all obligations of the Borrower to the Lender now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys' fees), including, without limitation, all interest accruing after the commencement by or against the Borrower of any bankruptcy, reorganization or similar proceeding, and all obligations under the Credit Agreement (the "Senior Debt").

         3. The Subordinated Creditor will not demand or receive from the Borrower (and the Borrower will not pay to the Subordinated Creditor) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will the Subordinated Creditor exercise any remedy with respect to the Collateral, nor will the Subordinated Creditor commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against the Borrower, for so long as any portion of the Senior Debt remains outstanding. The foregoing notwithstanding, the Subordinated Creditor shall be entitled (i) to receive each regularly scheduled payment of interest that constitutes Subordinated Debt or (ii) to credit the principal amount of amounts due and owing under the Fruth Note to the option exercise price of stock options held and exercised by John D. Fruth as provided under the Fruth Note, provided that an Event of Default, as defined in the Credit Agreement, has not occurred and is not continuing and would not exist immediately after such payment.

         4. The Subordinated Creditor shall promptly deliver to the Lender in the form received (except for endorsement or assignment by the Subordinated Creditor where required by the Lender) for application to the Senior Debt any payment, distribution, security or proceeds received by the Subordinated Creditor with respect to the Subordinated Debt other than in accordance with this Agreement.

         5. In the event of the Borrower's insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, these provisions shall remain in full force and effect, and the Lender's claims against the Borrower and the estate of the Borrower shall be paid in full before any payment is made to the Subordinated Creditor.

         6. For so long as any of the Senior Debt remains unpaid, the Subordinated Creditor irrevocably appoints the Lender as the Subordinated Creditor's attorney-in-fact, and grants to the Lender a power of attorney with full power of substitution, in the name of the Subordinated Creditor or in the name of the Lender, for the use and benefit of the Lender, with subsequent notice as soon as reasonably practical to the Subordinated Creditor, to perform at the Lender's option the following acts in any bankruptcy, insolvency or similar proceeding involving the Borrower:

                  (i) To file the appropriate claim or claims in respect of the Subordinated Debt on behalf of the Subordinated Creditor if the Subordinated Creditor does not do so prior to 30 days before the expiration of the time to file claims in such proceeding and if the Lender elects, in its sole discretion, to file such claim or claims; and

                  (ii) In the event that the Subordinated Creditor does not comply with Section 7 herein, to accept or reject any plan of reorganization or arrangement on behalf of the Subordinated Creditor and to otherwise vote the Subordinated Creditor's claims in respect of any Subordinated Debt in any manner that the Lender deems appropriate for the enforcement of its rights hereunder;

         7. The Subordinated Creditor shall not vote to accept a plan of reorganization, propose a plan of reorganization or arrangement or otherwise act or vote the Subordinated Creditor's claim in respect of any Subordinated Debt in any manner that furthers or supports a plan of reorganization that does not provide that the Lender will be paid all Senior Debt either (i) in cash in full at the time of the confirmation of such plan or (ii) under the specific terms (including, but not limited to, payment and interest rate terms) provided in the Credit Agreement.

         8. The Subordinated Creditor shall immediately affix a legend to the instruments evidencing the Subordinated Debt stating that the instruments are subject to the terms of this Agreement. No amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the security interest or lien that the Subordinated Creditor may have in any property of the Borrower. By way of example, such instruments shall not be amended to (i) increase the rate of interest with respect to the Subordinated Debt, or (ii) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt.

         9. This Agreement shall remain effective for so long as the Borrower owes any amounts to the Lender under the Credit Agreement or otherwise. If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by the Lender for any reason (including, without limitation, the bankruptcy of the Borrower), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and the Subordinated Creditor shall immediately pay over to the Lender all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to the Subordinated Creditor, the Lender may take such actions with respect to the Senior Debt as the Lender, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to the Borrower, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against the Borrower or any other person. No such action or inaction shall impair or otherwise affect the Lender's rights hereunder. The Subordinated Creditor waives the benefits, if any, of Civil Code Sections 2809, 2810, 2819,

2845, 2847, 2848, 2849, 2850, 2899 and 3433.

         10. This Agreement shall bind any successors or assignees of the Subordinated Creditor and shall benefit any successors or assigns of the Lender. This Agreement is solely for the benefit of the Subordinated Creditor and the Lender and not for the benefit of the Borrower or any other party.

         11. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         12. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of laws principles. The Subordinated Creditor and the Lender submit to the exclusive jurisdiction of the state and federal courts located in Santa Clara County, California. THE SUBORDINATED CREDITOR AND THE LENDER WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

         13. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. The Subordinated Creditor is not relying on any representations by the Lender or the Borrower in entering into this Agreement, and the Subordinated Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of the Borrower. This Agreement may be amended only by written instrument signed by the Subordinated Creditor and the Lender.

         14. In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys' fees, incurred in such action.

         15. In the event that any of the terms of this Agreement conflict with or are inconsistent with any of the terms of the Fruth Note, the terms of this Agreement shall control.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                        "Lender"

__________________________________      COMERICA BANK-CALIFORNIA
John D. Fruth

                                        By: ___________________________________

                                        Title: ________________________________



The undersigned approves of the terms of this Agreement.

                                        "Borrower"
                                        O.S.I. CORPORATION


                                        By: ___________________________________

                                        Title: ________________________________

                             INTERCREDITOR AGREEMENT

         This Intercreditor Agreement (the "Agreement") is made as of October 30, 1996 by and between COMERICA BANK-CALIFORNIA, a California chartered bank, as Lender ("Comerica") and BANCO BILBAO VIZCAYA PUERTO RICO, a commercial banking institution organized and created pursuant to the laws of the Commonwealth of Puerto Rico ("Bilbao").


                                    RECITALS

         A. O.S.I. Puerto Rico Corporation ("OSI-PR") has borrowed or may borrow funds in the principal amount of up to $5,800,000 (the "Loan") from Bilbao pursuant to a Loan Agreement by and between OSI-PR and Bilbao dated November 17, 1995 (as amended from time to time, the "Bilbao Credit Agreement"). The Loan is evidenced by a Term Note executed by OSI-PR dated November 17, 1995 in the principal amount of $5,800,000.

         B. The Bilbao Credit Agreement is secured by a grant of a security interest in certain assets of OSI-PR, as evidenced by certain provisions of the Bilbao Credit Agreement and a Chattel Mortgage by and between OSI-PR and Bilbao dated November 17, 1995 and certain other documents, agreements and instruments evidencing, perfecting or otherwise pertaining to such security interests.

         C. Payment of certain amounts under the Bilbao Credit Agreement are guaranteed by O.S.I. Corporation d/b/a Ocular Sciences/American Hydron ("OSI") pursuant to a Guaranty by and between OSI and Bilbao dated as of November 17, 1995 (the "Guaranty").

         D. OSI and Comerica desire to enter into a Credit Agreement (as amended from time to time, the "Comerica Credit Agreement") pursuant to which OSI desires to borrow certain funds from Comerica. OSI and Comerica also desire that payment of outstanding amounts under the Comerica Credit Agreement shall be guaranteed by OSI-PR pursuant to a Subsidiary Guaranty by and between OSI-PR and Comerica (the "OSI-PR Guaranty").

         E. It is a condition to entering into the Comerica Credit Agreement that Comerica and Bilbao enter into this Agreement providing that Bilbao will provide notice to Comerica prior to enforcing the Guaranty.

         NOW, THEREFORE, in consideration of the foregoing and in order to induce Comerica to extend credit under the Comerica Credit Agreement, the parties agree as follows:

                                    AGREEMENT

         1. Notice Before Enforcement of Guaranty. In the event of a default under the Bilbao Credit Agreement or any other loan document between Bilbao and OSI-PR, Bilbao shall provide ten (10) business days prior written notice to Comerica before taking any action to enforce the Guaranty.

         2. Notices of Default. Bilbao and Comerica agree to use their best efforts to give to the other copies of any written notice of the occurrence or existence of an event of default sent to OSI-PR or OSI, simultaneously with the sending of such notice to OSI-PR or OSI but the failure to do so shall not affect the validity of such notice or create a cause of action against or liability on the part of the party failing to give such notice, nor shall it create any claim or right on behalf of the other party, OSI-PR, OSI or any third party. The sending of such notice shall not give the recipient the obligation to cure such default or event of default.

         3. Waiver of Jury Trial. Bilbao and Comerica each hereby waive the right to trial by jury in any action or proceeding based upon, arising out of, or in any way relating to: (i) this Agreement; or (ii) any other present or future instrument or agreement between Bilbao and Comerica relating to OSI or OSI-PR; or (iii) any conduct, acts or omissions of Bilbao and Comerica or any of their directors, officers, employees, agents, attorneys or any other persons affiliated with Bilbao and Comerica, relating to OSI or OSI-PR, in each of the foregoing cases, whether sounding in contract or tort or otherwise.

         4. Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Comerica or to Bilbao, as the case may be, at its address set forth below:

         If to Comerica:  Comerica Bank-California
                          333 West Santa Clara Street
                          San Jose, CA 95113
                          Attn: Ms. Lori Edwards
                          FAX: (408) 556-5292
         If to Bilbao:    Banco Bilbao Vizcaya Puerto Rico
                          G.P.O. Box 364745
                          San Juan PR 00936-4745
                          Attn:  Ramon A. Santiago Choperena
                          FAX:

         The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

         5. General. Bilbao and Comerica are not in any manner to be construed to be partners or joint venturers or to have any other legal relationship other than as expressly set forth in written agreements between them. Bilbao and Comerica each agrees to execute all such documents and instruments and take all such actions as the other shall reasonably request in




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order to carry out the purposes of this Agreement, (but this Agreement shall remain fully effective notwithstanding any failure to execute any additional documents, instruments, or amendments). This Agreement is solely for the benefit of Comerica and Bilbao and their successors and assigns, and OSI, OSI-PR or any other person shall not have any right, benefit, priority or interest under, or because of the existence of, this Agreement. This Agreement sets forth in full the terms of agreement between Bilbao and Comerica with respect to the subject matter hereof, and may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by Bilbao and Comerica. In the event of any litigation between the parties based upon or arising out of this Agreement, the prevailing party shall be entitled to recover all of its costs and expenses (including without limitation attorneys' fees) from the non-prevailing party. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall be construed in accordance with, and governed by, the laws of the State of California. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

         6. OSI-PR Guaranty. Bilbao hereby consents to the execution and delivery by OSI-PR of the OSI-PR Guaranty, a copy of which is attached hereto as Annex A.






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



         IN WITNESS WHEREOF, the undersigned have executed this Intercreditor Agreement as of October 30, 1996.

                                        COMERICA BANK-CALIFORNIA


                                        By: __________________________________

                                        Title: _______________________________


                                        BANCO BILBAO VIZCAYA PUERTO
                                        RICO


                                        By: __________________________________

                                        Title: _______________________________






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



                                     ANNEX A

                                     FORM OF
                               SUBSIDIARY GUARANTY


         This SUBSIDIARY GUARANTY, dated as of October 30, 1996, is made by each entity that is identified on the signature pages hereof or that hereafter executes and delivers a Subsidiary Joinder in substantially the form set forth as Annex 1 hereto (each such entity, a "Guarantor") in favor of Comerica Bank-California (the "Lender").

                                    RECITALS

                  A. The Lender has entered into that certain Credit Agreement, dated as of October 30, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and between O.S.I. Corporation (the "Borrower") and Lender.

                  B. Each Guarantor is a direct or indirect subsidiary of the Borrower and expects to derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement.

                  C. It is a condition precedent to the extension of credit under the Credit Agreement that each Guarantor shall have guaranteed payment of each and all the Obligations (as that term is defined in the Credit Agreement) and all other debts, liabilities and obligations of the Borrower and each other Subsidiary of the Borrower under the Loan Documents, on the terms set forth herein.

                  D. The Borrower has agreed, in the Credit Agreement, to cause all future Material Subsidiaries of the Borrower to become party to this Guaranty, as a Guarantor hereunder.

                  NOW, THEREFORE, in consideration of the foregoing and in order to induce the Lender to extend credit to the Borrower under the Credit Agreement, each Guarantor hereby agrees as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.1 General Definitions. Except as otherwise specifically provided herein, the terms that are defined in Section 1.1 of the Credit Agreement shall have the same meanings when used in this Guaranty and the provisions of Sections 1.2 and 1.3 of the Credit Agreement shall apply to this Guaranty.

                  SECTION 1.2 Certain Defined Terms. As used in this Guaranty, the following




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terms shall have the following meanings:

                  "Bankruptcy Code" means Title 11 of the United States Code, as from time to time amended.

                  "Guaranteed Obligations" is defined in Section 2.1(a).

                  "Guaranty" means this Subsidiary Guaranty, dated as of October 30, 1996, made by the Guarantors for the benefit of the Lender.

                  "Guaranty Taxes" is defined in Section 3.8(a).

                  "Subordinated Liabilities" is defined in Section 2.8(a).

                  "Subsidiary Joinder" means an instrument substantially in the form of Annex 1 hereto.

                                   ARTICLE II
                         GUARANTY AND RELATED PROVISIONS

                  SECTION II.1 Guaranty.  Each Guarantor hereby unconditionally:

                  (a) guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of (i) all Obligations now outstanding or hereafter arising under or in connection with the Credit Agreement or any other Loan Document, whether for principal, interest, fees, taxes, additional compensation, expense reimbursements, indemnification or otherwise, and (ii) all liabilities of each Guarantor now outstanding or hereafter arising under the Guaranty and any Subsidiary Joinder, and (iii) each other debt, liability or obligation of the Borrower or any Subsidiary of the Borrower now outstanding or hereafter arising under any of the Loan Documents (such Obligations, liabilities and other debts, liabilities and obligations, collectively, are the "Guaranteed Obligations"), and

                  (b) agrees to pay on demand (i) all Disallowed Post-Commencement Interest and Expenses, to the Person entitled to payment thereof if the claim therefor had been allowed in any Bankruptcy, Insolvency or Liquidation Proceeding, and (ii) all costs and expenses (including, without limitation, reasonable attorneys' fees and legal expenses) incurred by the Lender in enforcing this Guaranty.

                  SECTION II.2 Acceleration of Payment. If (i) the Advances become immediately due and payable pursuant to Section 6.1 of the Credit Agreement, (ii) any Bankruptcy, Insolvency or Liquidation Proceeding is commenced voluntarily by any Guarantor, or (iii) any Bankruptcy, Insolvency or Liquidation Proceeding is commenced involuntarily against any Guarantor and either (x) remains pending for more than 30 days or (y) an order for



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relief is granted or consented to by the Borrower or by the debtor therein, then all liability of each Guarantor under this Guaranty in respect of any Guaranteed Obligation that is not then due and payable shall thereupon become and be immediately due and payable, without notice or demand.

                  SECTION II.3 Guaranty Absolute and Unconditional. Each Guarantor guarantees that the Guaranteed Obligations will be paid in accordance with the terms of the Credit Agreement and the other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights and claims of the Lender against the Borrower or any Subsidiary of the Borrower with respect thereto and even if any such rights or claims are modified, reduced or discharged in a Bankruptcy, Insolvency or Liquidation Proceeding or otherwise. The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, whether or not any action is brought against the Borrower or any other Guarantor and whether or not the Borrower or any other Guarantor is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto; (ii) any change in the time, manner or place of payment of, or in any other term of, any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Credit Agreement or any other Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or any of its Subsidiaries or otherwise; (iii) any taking, exchange, release or non-perfection of any Lien securing, or any taking, release or amendment or waiver of or consent to departure from any other guaranty of, any of the Guaranteed Obligations; (iv) any manner or order of sale or other enforcement of any Lien securing any or all of the Guaranteed Obligations or any manner or order of application of the proceeds of any such Lien to the payment of the Guaranteed Obligations or any failure to enforce any Lien or to apply any proceeds thereof;
(v) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries; or (vi) any other circumstance which might otherwise constitute a defense (except the defense of payment) available to, or a discharge of, a surety or guarantor.

                  SECTION II.4 Guaranty Irrevocable and Continuing. This Guaranty is an irrevocable and continuing offer and agreement guaranteeing payment of any and all Guaranteed Obligations and shall extend to all Guaranteed Obligations now outstanding or created or incurred at any future time, whether or not created or incurred pursuant to any agreement presently in effect or hereafter made, until all obligations of the Lender to extend credit to the Borrower have expired or been terminated and all Guaranteed Obligations have been fully, finally and indefeasibly paid. To the extent any contingent Obligation survives the expiration or termination of the Credit Agreement and the repayment of the Advances, each Guarantor's liability under this Guaranty shall likewise survive. This Guaranty may be released only in writing except, with respect to a given Guarantor, as provided for in Section 2.10.




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

                  SECTION 2.5 Reinstatement. If at any time any payment on any Guaranteed Obligation is set aside, avoided or rescinded or must otherwise be restored or returned, this Guaranty and the liability of each Guarantor under this Guaranty shall remain in full force and effect and, if previously released or terminated, shall be automatically and fully reinstated, without any necessity for any act, consent or agreement of any Guarantor, as fully as if such payment had never been made and as fully as if any such release or termination had never become effective.

                  SECTION 2.6 Waiver. Guarantor hereby waives and relinquishes all rights, remedies and defenses accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights, remedies or defenses, including without limitation:

                  (a) any right to require the Lender to proceed against Borrower or any other Person or to proceed against or exhaust any security held by the Lender at any time or to pursue any other remedy in the power of the Lender before proceeding against Guarantor;

                  (b) the defense of the statute of limitations in any action hereunder or in any action for the collection or performance of any Guaranteed Obligations;

                  (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or the failure of the Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person;

                  (d) demand, presentment, protest and notice of any kind, including without limitation notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Borrower, Lender, any endorser or creditor of Borrower or Guarantor or on the part of any other Person under this or any other instrument in connection with any obligation or evidence of indebtedness held by Lender as Collateral or in connection with any Guaranteed Obligations;

                  (e) any defense based upon an election of remedies by the Lender (including without limitation an election to proceed by non-judicial rather than judicial foreclosure) irrespective of whether such election destroys or otherwise impairs any subrogation rights of Guarantor, the right of Guarantor to proceed against Borrower for reimbursement, or both (it being understood that as a consequence of the waiver set forth in this Section 2.6(e), Guarantor is waiving, among other things, any defense that Guarantor might be able to invoke under California law based upon the argument (as enunciated in, among other cases, Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968), and Cathay Bank v. Lee, 93 Los Angeles Daily Journal D.A.R. 4871 (1993)), that an election by a lender to foreclose non-judicially under a deed of trust effects a release of the Guarantor from any obligation to pay, under its guaranty, any portion of the guaranteed obligation remaining unpaid after the non-judicial foreclosure since the non-judicial foreclosure could destroy or impair Guarantor's subrogation or other rights to obtain any reimbursement from the Borrower for such payments);

                  (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

                  (g) any duty on the part of the Lender to disclose to Guarantor any facts the Lender may now or hereafter know about Borrower, regardless of whether the Lender has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, or has reason to believe that such facts are unknown to Guarantor, or has a reasonable opportunity to communicate such facts to Guarantor, since Guarantor acknowledges that Guarantor is fully responsible for being and keeping informed of the financial condition of Borrower and of all circumstances bearing on the risk of non-payment of any Guaranteed Obligations;

                  (h) any defense arising because of the election by the Lender, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code; and

                  (i) any defense based upon any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code.

                  Without limiting the generality of the foregoing, Guarantor hereby expressly waives any and all benefits which might otherwise be available to Guarantor under California Civil Code Sections 2809, 2810, 2819, 2839, 2845 through 2850, 2899 and 3433, California Code of Civil Procedure Sections 580(a), 580(b), 580(d) and 726, and California Commercial Code Section 3606(1).

                  SECTION II.7 Subrogation. Each Guarantor hereby represents, warrants and agrees, in respect of any and all present and future rights of subrogation, recourse, reimbursement, indemnity, exoneration, contribution and other claims that such Guarantor at any time may have against the Borrower, any other Guarantor or any other Person liable for the payment of any of the Guaranteed Obligations (including, without limitation, the owner of any interest in collateral subject to a Lien securing any of the Guaranteed Obligations) as a result of or in connection with this Guaranty or any payment hereunder, that:

                  (a) No Agreement. Such Guarantor has not entered into, and agrees that it will not enter into, any agreement providing, directly or indirectly, for any such right or claim against the Borrower or, except as set forth in Section 2.10, against any other Subsidiary of the Borrower, and each such agreement now existing or hereafter entered into (except as provided for in Section 2.10) is and shall be void;

                  (b) Release. Such Guarantor waives and releases any such right or claim




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

         against the Borrower, any other Guarantor or any other such Person until the Guaranteed Obligations have been paid in full;

                  (c) Capital Contribution. Neither the execution and delivery of this Guaranty by such Guarantor nor any payment by such Guarantor under this Guaranty shall give rise to any claim (as that term is defined in the Bankruptcy Code) in favor of such Guarantor against the Borrower until the Guaranteed Obligations have been paid in full; and

                  (d) Subordination of Contribution Rights. Such Guarantor reserves, as against each other Guarantor, its right of contribution under Section 2.10 but agrees that all such contribution rights shall be included among the Subordinated Liabilities.

                  SECTION II.8 Subordination Provisions.

                  (a) Subordination. Any and all present and future debts, liabilities and obligations of every type and description (whether for money borrowed, on intercompany accounts, for provision of goods or services, under tax sharing or contribution agreements or on account of any other transaction, agreement, occurrence or event and whether absolute or contingent, direct or indirect, matured or unmatured, liquidated or unliquidated, created directly or acquired from another, or sole, joint, several or joint and several) of the Borrower or any Subsidiary of the Borrower now outstanding or hereafter incurred or owed to any Guarantor (the "Subordinated Liabilities") shall be, and hereby are, subordinated to full and final payment of the Guaranteed Obligations.

                  (b) Prohibited Payments. If any Event of Default or Potential Default occurs, then for so long as such Event of Default or Potential Default may be continuing, no Guarantor will demand, sue for, accept or receive, or cause or permit any other Person to make, any payment on or transfer of property on account of any Subordinated Liabilities.

                  (c) No Liens or Transfers. Each Guarantor agrees that (i) it will not demand, accept or hold any Lien upon any real or personal property of the Borrower or any of its Subsidiaries as security for any of the Subordinated Liabilities and (ii) any such Lien shall be void.

                  (d) Insolvency Proceedings. In any Bankruptcy, Insolvency or Liquidation Proceeding, the Lender shall be entitled to receive payment in full of all amounts due or to become due on or in respect of the Guaranteed Obligations, or provision shall be made for such payment in money or money's worth, before any Guarantor is entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, on account of any of the Subordinated Liabilities, and to that end the Lender shall be entitled to receive, for application to the payment thereof, all payments and distributions of any kind or character, whether in cash, property or securities (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other debt or liability of the Borrower or any Subsidiary of the Borrower




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

         being subordinated to the payment of the Subordinated Liabilities), which may be payable or deliverable in respect of the Subordinated Liabilities in any such Bankruptcy, Insolvency or Liquidation Proceeding.

                  (e) Disallowed Post-Commencement Interest and Expenses. If in any Bankruptcy, Insolvency or Liquidation Proceeding (i) any payment or distribution of any kind or character, whether in cash, property or securities (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other debt or liability of the Borrower or any Subsidiary of the Borrower being subordinated to the payment of the Subordinated Liabilities) is payable or deliverable in respect of the Subordinated Liabilities, and (ii) the Lender is not otherwise entitled to receive such payment or distribution pursuant to Section 2.8(d), and (iii) any amount remains unpaid to the Lender on account of any Disallowed Post- Commencement Interest and Expenses, then the Lender shall be entitled to receive payment of all such unpaid Disallowed Post-Commencement Interest and Expenses from and out of any and all such payments and distributions in respect of the Subordinated Liabilities.

                  (f) Held in Trust. If any payment, transfer or distribution is made to any Guarantor upon any Subordinated Liabilities that is not permitted to be made under this Section 2.8 or that the Lender is entitled to receive under this Section 2.8, such Guarantor shall receive and hold the same in trust, as trustee for the benefit of the Lender, and shall forthwith transfer and deliver the same to the Lender, in precisely the form received (except for any required endorsement), for application to the payment of Guaranteed Obligations or any unpaid Disallowed Post-Commencement Interest and Expenses.

                  (g) Claims in Bankruptcy. Each Guarantor will file all claims against the Borrower or any Subsidiary of the Borrower in any Bankruptcy, Insolvency or Liquidation Proceeding in which the filing of claims is required or permitted by law upon any of the Subordinated Liabilities and will assign to the Lender, all rights of such Guarantor thereunder. If any Guarantor does not file any such claim at least 30 days prior to any applicable claims bar date, the Lender is hereby authorized (but shall not be obligated), as attorney-in-fact for such Guarantor with full power of substitution, either to file such claim or proof thereof in the name of such Guarantor or, at the option of the Lender, to assign the claim and cause the claim or proof thereof to be filed by an agent or nominee. The Lender and its agents and nominees shall have the sole right, but no obligation, to accept or reject any plan proposed in such Bankruptcy, Insolvency or Liquidation Proceeding and to cast any votes and to take any other action with respect to all claims upon any of the Subordinated Liabilities.

                  (h) Subordination Effective and not Impaired. This Section 2.8 shall remain effective for so long as this Guaranty is continuing and thereafter for so long as any Guaranteed Obligation is outstanding. Each Guarantor's obligations under this Section 2.8: (i) shall be absolute and unconditional as set forth in Section 2.3, irrevocable and continuing as set forth in Section 2.4, subject to reinstatement as set forth in Section 2.5




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

         and not be affected or impaired by any of the matters waived in Section 2.6; (ii) shall be subject to the provisions of Article III; and (iii) shall otherwise be as equally enduring and free from defenses as such Guarantor's liability under this Guaranty.

                  SECTION II.9 Fraudulent Transfer Limitation. If, in any action to enforce this Guaranty or any proceeding to allow or adjudicate a claim under this Guaranty, a court of competent jurisdiction determines that enforcement of this Guaranty against any Guarantor for the full amount of the Guaranteed Obligations is not lawful under, or would be subject to avoidance under, Section 548 of the Bankruptcy Code or any applicable provision of comparable state law, the liability of such Guarantor under this Guaranty shall be limited to the maximum amount lawful and not subject to avoidance under such law.

                  SECTION II.10 Contribution among Guarantors. The Guarantors desire to allocate among themselves, in a fair and equitable manner, their rights of contribution from each other when any payment is made by one of the Guarantors under this Guaranty. Accordingly, if any payment is made by a Guarantor under this Guaranty (a "Funding Guarantor") that exceeds its Fair Share, the Funding Guarantor shall be entitled to a contribution from each other Guarantor in the amount of such other Guarantor's Fair Share Shortfall, so that all such contributions shall cause each Guarantor's Aggregate Payments to equal its Fair Share. For these purposes:

                  (a) "Fair Share" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount of such Guarantor to (y) the aggregate Adjusted Maximum Amounts of all Guarantors, multiplied by (ii) the aggregate amount paid on or before such date by all Funding Guarantors under this Guaranty.

                  (b) "Fair Share Shortfall" means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor.

                  (c) "Adjusted Maximum Amount" means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the liability of such Guarantor under this Guaranty, limited to the extent required under Section 2.9 (except that, for purposes solely of this calculation, any assets or liabilities arising by virtue of any rights to or obligations of contribution under this Section 2.10 shall not be counted as assets or liabilities of such Guarantor).

                  (d) "Aggregate Payments" means, with respect to a Guarantor as of any date of determination, the aggregate net amount of all payments made on or before such date by such Guarantor under this Guaranty (including, without limitation, under this Section 2.10).

The amounts payable as contributions hereunder shall be determined by the Funding Guarantor




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

as of the date on which the related payment or distribution is made by the Funding Guarantor, and such determination shall be binding on the other Guarantors absent manifest error. The allocation and right of contribution among the Guarantors set forth in this Section 2.10 shall not be construed to limit in any way the liability of any Guarantor under this Guaranty to the Lender.

                  SECTION II.11 Joint and Several Obligation. This Guaranty and all liabilities of each Guarantor hereunder shall be the joint and several obligation of each Guarantor and may be freely enforced against each Guarantor, for the full amount of the Guaranteed Obligations (subject to Section 2.9), without regard to whether enforcement is sought or available against any other Guarantor.

                                   ARTICLE III
                            MISCELLANEOUS PROVISIONS

                  SECTION III.1 Condition of the Borrower. Each Guarantor is fully aware of the financial condition of the Borrower and its Subsidiaries and is executing and delivering this Guaranty based solely upon such Guarantor's own independent investigation of all matters pertinent hereto and is not relying in any manner upon any representation or statement by the Lender. Each Guarantor represents and warrants that it is in a position to obtain, and each Guarantor hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of the Borrower and each of its Subsidiaries and any other matter pertinent hereto as such Guarantor may desire, and such Guarantor is not relying upon or expecting the Lender to furnish to such Guarantor any information now or hereafter in the possession of the Lender concerning the same or any other matter. By executing this Guaranty, each Guarantor knowingly accepts the full range of risks encompassed within a contract of this type, which risks each Guarantor acknowledges. No Guarantor shall have the right to require the Lender to obtain or disclose any information with respect to the Guaranteed Obligations, the financial condition or prospects of the Borrower or any Subsidiary of the Borrower, the ability of the Borrower or any Subsidiary of the Borrower to pay or perform the Guaranteed Obligations, the existence, perfection, priority or enforceability of any collateral security for any or all of the Guaranteed Obligations, the existence or enforceability of any other guaranties of all or any part of the Guaranteed Obligations, any action or non-action on the part of the Lender, the Borrower, any Subsidiary of the Borrower or any other Person, or any other event, occurrence, condition or circumstance whatsoever.

                  SECTION III.2 Amendments.

                  (a) Amendment to Guaranty. No amendment or waiver of any provision of this Guaranty, no consent to any departure by any Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, except that no amendment, waiver or consent shall, unless in writing and signed by the Lender, (i) reduce or discharge the liability of any Guarantor



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         hereunder, or (ii) postpone any date fixed for payment hereunder.

                  (b) Amendment or Modification of Other Loan Documents. The other Loan Documents may be amended, modified or supplemented in accordance with their terms without notice to or consent or agreement by any Guarantor, including, without limitation, so as to (i) alter, compromise, modify, accelerate, extend, renew, refinance or change the time or manner for making of Advances, provision of other financial accommodations, or the payment or performance of all or any portion of the Guaranteed Obligations, (ii) increase or reduce the rate of interest or amount of principal payable on the Guaranteed Obligations,
         (iii) release or discharge the Borrower, any other Loan Party or any other Person as to all or any portion of the Guaranteed Obligations, or
         (iv) release, substitute or add any one or more guarantors or endorsers, accept additional or substituted security for payment or performance of the Guaranteed Obligations, or release or subordinate any security therefor.

                  SECTION III.3 Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to any Guarantor, c/o O.S.I. Corporation, 475 Eccles Avenue, South San Francisco, California 94080, Attention: Treasurer, with a copy to the General Counsel at the same address, and if to the Lender, at its address specified in the Credit Agreement, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

                  SECTION III.4 Right of Set off. If any Advances become immediately due and payable pursuant to Section 6.1 of the Credit Agreement, the Lender shall have the right at any time, and from time to time thereafter, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other liability at any time owing by Lender to or for the credit or the account of any Guarantor against any and all liability of such Guarantor under this Guaranty, whether or not Lender shall have made any demand under this Guaranty and even though such deposit or liability may then be unmatured. Lender agrees to promptly notify the affected Guarantor after any such set-off and application made by Lender, but the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this
Section 3.4 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Lender may have.

                  SECTION III.5 Successors and Assigns. This Guaranty is binding upon and enforceable against each Guarantor, its successors and assigns, and shall inure to the benefit of, and be enforceable by, the Lender and its representatives, successors and assigns.

                  SECTION III.6 No Inquiry. The Lender may rely, without further inquiry, on the power and authority of each Guarantor, the Borrower and each of its Subsidiaries and on the authority of all officers, directors and agents acting or purporting to act on their behalf.

                  SECTION III.7 Involuntary Proceedings. So long as the Lender is obligated to extend credit under the Credit Agreement or any Guaranteed Obligations are outstanding, no Guarantor will, without the prior written consent of the Lender, commence or join with any other Person in commencing any Bankruptcy, Insolvency or Liquidation Proceeding against the Borrower or any of its Subsidiaries.

                  SECTION III.8 Payments Free and Clear of Taxes.

                  (a) Payment. Each Guarantor agrees to pay any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty, excluding, with respect to the Lender, taxes imposed on its net income (collectively, the "Guaranty Taxes").

                  (b) Indemnity. Each Guarantor hereby indemnifies the Lender for the full amount of Guaranty Taxes (including, without limitation, any Guaranty Taxes imposed by any jurisdiction on amounts payable under this Section 3.8) paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto (plus interest on any amounts not paid within thirty days from the date written demand is made therefor at a rate equal to the rate payable under the Credit Agreement on Base Rate Advances during the continuance of a default in the repayment of Advances), whether or not such Guaranty Taxes were correctly or legally asserted; provided, however, that if the Lender subsequently recoups all or any part of such amount from the relevant taxation authority or other authority, then the Lender shall identify and remit the amount of the recoupment to such Guarantor within five Business Days after it receives the recoupment.

                  (c) Survival. Without prejudice to the survival of any other agreement of any Guarantor hereunder, the agreements and obligations of each Guarantor contained in this Section 3.8 shall survive the full and final payment and performance of the Guaranteed Obligations.

                  (d) Receipt. Within 30 days after the date of any payment of Guaranty Taxes by any Guarantor, such Guarantor shall furnish to the Lender a receipt for any Guaranty Taxes paid by such Guarantor pursuant to this Section 3.8.

                  SECTION III.9 No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, and no single or partial exercise of any right hereunder shall preclude any other or further exercise of any other right or of the same right as to any other matter or on a subsequent occasion.

                  SECTION III.10 Remedies Cumulative. All rights, powers and remedies of the Lender under this Guaranty, under any other agreement now or at any time hereafter in effect between the Lender and any Guarantor (whether relating to the Guaranteed Obligations or otherwise) or now or hereafter existing at law or in equity or by statute or otherwise, shall be cumulative and concurrent and not alternative and each such right, power and remedy may be exercised independently of, and in addition to, each other such right, power or remedy.

                  SECTION III.11 Severally Enforceable. This Guaranty may be enforced severally and successively by the Lender in one or more actions, whether independent, concurrent, joint, successive or otherwise.

                  SECTION III.12 Counterparts. This Guaranty may be executed in counterparts, and each such counterpart for all purposes shall be deemed an original and all such counterparts together shall constitute but one and the same agreement.

                  SECTION III.13 Severability. If any provision hereof or the application thereof in any particular circumstance is held to be unlawful or unenforceable in any respect, all other provisions hereof and such provision in all other applications shall nevertheless remain effective and enforceable to the maximum extent lawful.

                  SECTION III.14 Integration. This Guaranty and the other Loan Documents to which any Guarantor is party are intended as an integrated and final expression of the entire agreement of such Guarantor with respect to the subject matter hereof and thereof. No representation, understanding, promise or condition concerning the subject matter hereof and thereof shall be binding upon the Lender unless expressed herein or therein, and no course of prior dealing or usage of trade, and no parol or extrinsic evidence of any nature, shall be admissible to supplement, modify or vary any of the terms hereof or thereof. Acceptance of or acquiescence in a course of performance rendered under this Guaranty or any other dealings between any Guarantor and the Lender shall not be relevant to determine the meaning of this Guaranty even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

                  SECTION III.15 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES.

                  (a) GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

                  (b) SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES

         FOR THE NORTHERN DISTRICT OR THE CENTRAL DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THOSE COURTS. EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED HERETO. SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS MAY BE MADE BY ANY MEANS PERMITTED BY CALIFORNIA LAW.

                  (c) WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ALL RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE, AND AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH PARTY FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS HEREBY WAIVED AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

                  (d) LIMITATION OF LIABILITY. NO CLAIM MAY BE MADE BY ANY GUARANTOR AGAINST THE LENDER OR ANY OF ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM (WHETHER BASED UPON ANY BREACH OF CONTRACT, TORT, BREACH OF STATUTORY DUTY OR ANY OTHER THEORY OF LIABILITY) ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH GUARANTOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT NOW ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

                  SECTION III.16 Acceptance and Notice. Each Guarantor acknowledges acceptance hereof and reliance hereon by the Lender and waives, irrevocably and forever, all notice thereof.

                  IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.




                                        By: ________________________________
                                              Name:
                                              Title:











                                     B-1-S-1

                                     Annex 1

                           Form of Subsidiary Joinder


                        AGREEMENT TO BE BOUND BY GUARANTY

                  This Agreement to be Bound by Guaranty (this "Agreement") is executed as of the _____ day of _________, ____, by [NAME OF NEW SUBSIDIARY] , a ____________ [corporation] [partnership] [etc.] (the "New Subsidiary").

                                    RECITALS

                  A. On or about October 30, 1996, O.S.I. Corporation, a California corporation (the "Borrower") executed that certain Credit Agreement, dated as of October 30, 1996 (as amended to date, the "Credit Agreement"), by and between the Borrower and Comerica Bank-California (the "Lender"). Terms not defined herein are used as defined in the Credit Agreement.

                  B. As a condition to the execution of the Credit Agreement by the Lender, all of the Material Subsidiaries of the Borrower (other than the Foreign Subsidiaries) executed that certain Subsidiary Guaranty, dated as of October 30, 1996 (as amended to date, the "Guaranty"), by and among the entities listed in the signature pages thereof in favor of the Lender.

                  C. Section 5.2(e) of the Credit Agreement provides that when the Borrower acquires or forms a new Material Subsidiary or when a Subsidiary becomes a Material Subsidiary, the Borrower will cause such Subsidiary to deliver an executed counterpart to the Guaranty and such Subsidiary shall become a party to the Guaranty.

                  D. On [Insert Date] , the New Subsidiary [Describe acquisition/formation of New Subsidiary, or growth of Material Subsidiary] . The New Subsidiary will benefit from the funds available to the Borrower under the Credit Agreement, and in recognition of this benefit and in order to comply with the Credit Agreement, the New Subsidiary is willing to enter into this Agreement.

                                    AGREEMENT

                  NOW, THEREFORE, the New Subsidiary agrees as follows:

                  1. Representations and Warranties. On and as of the date of this Agreement (the "Effective Date") and for the benefit of the Lender, the New Subsidiary hereby makes each of the representations and warranties contained in the Guaranty.

                  2. Agreement to be Bound. The New Subsidiary agrees that, on and as of the Effective Date, it shall become a Guarantor under the Guaranty and shall be bound by all the provisions of the Guaranty the same as if the New Subsidiary had executed the Guaranty on the




                                                    B-1-Annex-1

Closing Date.

                  3. Waiver. Without limiting the generality of the waivers in the Guaranty, the New Subsidiary specifically agrees to be bound by the Guaranty and waives any right to notice of acceptance of its execution of this Agreement and of its agreement to be bound by the Guaranty.

                  4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

                  IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be Bound by Guaranty to be executed by its duly authorized officer.

                                        [NAME OF NEW SUBSIDIARY]



                                        By: ___________________________
                                        Name:
                                        Title:






                                   B-1-Annex-2

                                October 30, 1996

Comerica Bank - California
333 West Santa Clara Street
San Jose, CA 95113

        Re:    O.S.I. Corporation

Ladies and Gentlemen:

         This opinion is delivered to you in connection with that certain Credit Agreement between O.S.I. Corporation, a California corporation (the "BORROWER"), and Comerica Bank - California (the "LENDER") dated as of October 30, 1996 (the "CREDIT AGREEMENT"). Capitalized terms used in this opinion that are not defined herein shall have the same meanings given to those terms in the Credit Agreement.

         In order to render this opinion, we have examined the following (the "REVIEWED DOCUMENTS"):

         (a) the Amended and Restated Articles of Incorporation of the Borrower as certified by the Secretary of State of California as of October 18, 1996, and the Bylaws of the Borrower certified by the Assistant Secretary of the Borrower on the date hereof;

         (b) the Certificate of Incorporation of O.S.I. Puerto Rico Corporation ("O.S.I. Puerto Rico"), as certified by the Secretary of State of Delaware as of October 19, 1996, and the Bylaws of O.S.I. Puerto Rico certified by the Assistant Secretary of O.S.I. Puerto Rico on the date hereof;

         (c) the Credit Agreement;

         (d) the Borrower Pledge and Security Agreement dated as of October 30, 1996 between the Borrower and the Lender (the "PLEDGE AND SECURITY AGREEMENT");

         (e) the Intellectual Property Security Agreement dated as of October 30, 1996 between the Borrower and the Lender (the "INTELLECTUAL PROPERTY SECURITY AGREEMENT");

         (f) the Guaranty dated as of October 30, 1996 by O.S.I. Puerto Rico in favor of the Lender ("the Guaranty");

         (g) copies of resolutions adopted by the Board of Directors of the Borrower by unanimous written consent dated October 24, 1996 relating to the Credit Agreement, the Pledge and Security Agreement and the Intellectual Property Security Agreement (the "LOAN DOCUMENTS");

         (h) copies of resolutions adopted by the Board of Directors of O.S.I. Puerto Rico by written consent of the sole Director dated October 24, 1996 relating to the Guaranty;

         (i) UCC-1 financing statement for filing with the Secretary of State of California naming Borrower as debtor and Lender as secured party (the "Financing Statement);

         (j) a Certificate of Status regarding the Borrower issued by the Secretary of State of the State of California dated October 23, 1996;

         (k) a letter from the California Franchise Tax Board dated October 25, 1996, to the effect that the Borrower is in good standing with respect to its California franchise tax filings and has no known unpaid franchise tax liability;

         (l) a certificate of good standing regarding the Borrower issued by the Secretary of State of the Commonwealth of Pennsylvania dated October 24, 1996;

         (m) a certificate of good standing regarding O.S.I. Puerto Rico issued by the Secretary of State of the State of Delaware dated October 25, 1996;

         (n) Management Certificates addressed to us and dated of even date herewith executed by the Borrower and O.S.I. Puerto Rico (the "MANAGEMENT CERTIFICATES");

         (o) incumbency certificates executed by officers of the Borrower and O.S.I. Puerto Rico dated October 30, 1996; and

         (p) copies of the contracts, instruments, documents and agreements of the Borrower and O.S.I. Puerto Rico that are listed on Exhibit A attached hereto (the "MATERIAL AGREEMENTS"), which contracts, instruments, documents and agreements the Borrower and O.S.I. Puerto Rico, respectively, have represented to us to be the only material agreements to which they are a party or by which their assets are bound.

         In connection with this opinion we have not examined, and we express no opinion with respect to, any documents other than the Reviewed Documents expressly referred to above and have not made any other independent factual investigation. We have assumed, based solely upon the representations made to us by the Borrower and O.S.I. Puerto Rico in the Management Certificates, that, neither the Borrower or O.S.I. Puerto Rico nor either of their assets, is a party to, bound by or subject to any agreement or instrument that would change any conclusion stated in this opinion.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the Reviewed Documents and representations and warranties made by representatives of the Borrower and O.S.I. Puerto Rico to us, including without limitation, those set forth in the Management Certificates, and the representations and warranties made by the Borrower and the Lender in the Loan Documents and by O.S.I. Puerto Rico and the Lender in the Guaranty. We have made no independent investigation or other attempt to verify the accuracy of any of such information, representations, warranties or other facts as represented by the Borrower, O.S.I. Puerto Rico or the Lender or to verify the existence or non-existence of any other factual matters. In particular, but not by way of limitation, in rendering our opinion expressed in paragraph 6 below, we have not caused the search of any docket of any court, tribunal, agency or similar authority.

         In our examination, we have assumed, without independent investigation, and express no opinion as to (a) the authenticity and completeness of all original documents submitted to us as originals, (b) the genuineness of all signatures on such documents, (c) the completeness and conformity to originals of all documents submitted to us as copies, (d) the legal competence of all natural persons who are signatories of original documents, (e) the lack of any undisclosed modifications, waivers or amendments to any agreements or other documents examined by us, (f) the due execution and delivery of all documents by all parties thereto (other than the Borrower and O.S.I. Puerto Rico) where due execution and delivery are prerequisites to the effectiveness thereof, (g) the accuracy, completeness and authenticity of certificates of public officials. For the purposes of this opinion, we have also assumed, without independent investigation, that: (i) the Loan Documents and Guaranty reflect the complete understanding and agreement of the parties concerning the subject matter thereof, (ii) the Loan Documents have been duly authorized, executed and delivered by the Lender and are legal, valid and binding obligations of the Lender, enforceable against the Lender in accordance with their respective terms; (iii) the Borrower is not insolvent and by executing and delivering the Loan Documents will not become insolvent; (iv) O.S.I. Puerto Rico is not insolvent and by executing and delivering the Guaranty will not become insolvent; (v) that the Lender qualifies for an exemption from the otherwise applicable interest rate limitations of California law for loans or forbearances contained in Article XV, Section 1 of the California Constitution; (vi) that all loans under the Loan Documents will be made by the Lender for its own account or for the account of another person or entity that qualifies for an exemption from the interest rate limitations of California law; and (vii) there is no present agreement or plan, express or implied, on the part of the Lender to sell participations or any other interest in the loans to be made under the Loan Documents to any person or entity other than a person or entity that also qualifies for an exemption from the interest rate limitations of California law.

         A matter stated below to be "to our knowledge" or "known to us" refers only to the actual knowledge of those attorneys currently in this firm who have rendered legal services to the Borrower in connection with the Loan Documents, and means that, while such attorneys have not been informed by the Borrower that the matter stated is factually incorrect, we have made no independent factual investigation with respect to such matter. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Borrower.

         With respect to our opinion in paragraph 4 below, we have relied solely upon copies, supplied to us by Borrower, of those contracts, instruments, documents and agreements which have been identified to us by Borrower and O.S.I. Puerto Rico in the Management Certificates as being all material contracts, instruments, documents and agreements to which the Borrower or O.S.I. Puerto Rico is a party or by which its assets are bound. Each of the foregoing are listed as Material Agreements on Exhibit A hereto. We have not undertaken any independent investigation of such matters.

         We do not assume any responsibility for the accuracy, completeness or fairness of any information, including, but not limited to, financial information, furnished to you by the Borrower or O.S.I. Puerto Rico concerning the business, assets or affairs of the Borrower or O.S.I. Puerto Rico or any other information furnished to you by the Borrower or O.S.I. Puerto Rico or any of their agents or representatives.

         Where statements in this opinion are qualified by the term "material," those statements involve judgments and opinions as to the materiality or lack of materiality of any matter to the Borrower or its business, assets or financial condition, which are entirely those of the Borrower and its officers.

         This opinion is subject to, and we render no opinion with respect to, the limitations, qualifications and exceptions applicable to contracts and obligations generally. Without limitation, this opinion is subject to, and we render no opinion with respect to, the following:

         (a) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, bulk sales, fraudulent conveyance and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors generally;

         (b) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether considered in a proceeding in equity or at law;

         (c) the effect of limitations imposed by reason of generally applicable public policy principles or considerations or limitations imposed by or resulting from the exercise by any court of its discretion;

         (d) any implied duty or covenant of good faith and fair dealing to which the Lender may have been or may be subject;

         (e) the effect of Section 1670.5 of the California Civil Code and of California court decisions, invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where (i) the breach of such covenants or provisions imposes restrictions or burdens upon the other party and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the party seeking to enforce such provisions or (ii) the enforcement of such covenants or provisions under the circumstances would violate the implied covenant of good faith and fair dealing;

         (f) The effect of California Civil Code Section 1698 and similar statutes and federal laws and judicial decisions that provide, among other things, (i) that oral modifications to a contract or waivers of contractual provisions may be enforceable, if the modification was performed, notwithstanding any express provision in the agreement that the agreement may only be modified or an obligation thereunder waived in writing, or (ii) that an implied agreement may be created from trade practices or course of conduct;

         (g) The effect of California Civil Code Section 1717 and other applicable statutes and judicial decisions which provide, among other things, that a court may limit the granting of attorneys' fees to those attorneys' fees which are determined by the court to be reasonable and that attorneys' fees may be granted only to a prevailing party and that a contractual provision for attorneys' fees is deemed to extend to both parties (notwithstanding that such provision by its express terms benefits only one party);

         (h) The effect of any California or federal law or court decisions that requires a lender to enforce its remedies in a commercially reasonable manner;

         (i) The enforceability of any provisions in the Loan Documents or Guaranty releasing or exonerating a party from liability or providing for indemnification or contribution;

         (j) The enforceability under certain circumstances of contractual provisions respecting self-help or summary remedies;

         (k) The enforceability of any waiver of the Borrower's or O.S.I. Puerto Rico's right to assert counterclaims or other claims or defenses;

         (l) The enforceability of any provision in the Loan Documents or Guaranty requiring the Borrower or O.S.I. Puerto Rico to execute, in the future, additional instruments and documents;

         (m) The enforceability of any waivers or releases of rights by the Borrower in the Loan Documents or by O.S.I. Puerto Rico in the Guaranty, to the extent any of such waivers or releases are not enforceable under applicable law, including any provision in the Loan Documents or Guaranty that purports to waive broadly or vaguely stated rights or unknown future rights, or rights which may not be waived on statutory or public policy grounds;

         (n) The enforceability of any provision in the Loan Documents or Guaranty stating that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to, or with any other right or remedy, or that the election of some particular remedy or remedies does not preclude recourse to one or more others;

         (o) The enforceability of any consent to service, jurisdiction or forum for any claim, suit, demand, action or cause of action arising under or related to the Loan Documents or Guaranty, or the transactions contemplated therein, or any provision providing for the exclusive jurisdiction of a particular court or purporting to waive rights to trial by jury, service of process or objections to the laying of venue or to forum on the basis of forum non conveniens in connection with any litigation arising out of or pertaining to the Loan Documents or Guaranty;

         (p) The enforceability of any provision in the Loan Documents or Guaranty purporting to appoint the Lender as attorney-in-fact for the Borrower or O.S.I. Puerto Rico or to grant an irrevocable power of attorney to the Lender;

         (q) The enforceability of any provision in the Loan Documents or Guaranty that would purport to permit or authorize the realization of, or exercise of remedies pursuant to a security interest in personal property in any manner inconsistent with the provisions and procedures set forth in Divisions 8 and 9 of the California Uniform Commercial Code;

         (r) The enforceability of any provision in the Loan Documents or Guaranty that permit or authorize the Lender to exercise remedies or impose penalties or an increase in interest rate for late payment or other default if it is determined that the default is not material, the remedies or penalties bear no reasonable relation to the damage suffered by the Lender as a result of the default or it cannot be demonstrated that the enforcement of the remedies or penalties is reasonably necessary for the protection of the Lender;

         (s) The enforceability of any provisions of the Loan Documents or Guaranty that purport to limit the standards imposed upon the Lender for the care of Collateral in the possession of the Lender to the extent such provisions are inconsistent with applicable provisions of the California Uniform Commercial Code (the "California UCC").

         (t) The enforceability of any provisions of the Loan Documents providing for rights to registration of any securities under the Securities Act of 1933, as amended; and

         (u) The enforceability of any provisions of the Loan Documents that permit or authorize the Lender to vote, or direct the voting, of any shares of capital stock of which it is not the registered holder.

         Additionally, we express no opinion with respect to the compliance or noncompliance with any federal or state antifraud statutes, rules and regulations applicable to the offer or sale of securities. Furthermore, we express no opinion with respect to the enforceability of any provision in the Guaranty specifying the governing law, and we assume that the Guaranty will be governed by, and construed in accordance with, California law.

         Our opinions in paragraphs 8 and 9 are also subject to the following assumptions, exceptions, limitations and qualifications:

         (i) we express no opinion as to the priority of any security interest or lien;

         (ii) we express no opinion as to the creation, validity or perfection of any security interest that is not governed by, or that is excluded from coverage by, Division 8 and Division 9 of the California UCC;

         (iii) we have assumed that the Borrower has "rights" in the Collateral, as contemplated by Section 9203 of the California UCC;

         (iv) we have assumed that, as of the relevant times, "value" (as that word is used in Section 9203(l)(b) of the California UCC) has been given by the secured party;

         (v) we express no opinion as to the accuracy or completeness of the descriptions of the Collateral in any Loan Document or the Financing Statement;

         (vi) we have assumed that none of the Collateral consists of consumer goods, crops growing or to be grown, timber to be cut, minerals or the like (including oil and gas) or accounts resulting from the sale of minerals or the like at the wellhead or the mine head, beneficial interests in a trust or decedent's estate, letters of credit, items which are subject to a statute or treaty of the United States which provides for a national or international registration or a national or international certificate of title or which specifies a place of filing different from that specified in the California UCC for filing of the security interest, or any other items excluding from the coverage of the California UCC by Section 9104 thereof;

         (vii) we call to your attention the fact that the perfection of a security interest in "proceeds" (as defined in the California UCC) of collateral is governed and restricted by Section 9306 of the California UCC;

         (viii) we express no opinion as to whether the phrase "all personal property" or similarly general phrases would be held to describe any particular item or items of collateral;

         (ix) we call to your attention the fact that under the California UCC, with certain limited exceptions, the effectiveness of the Financing Statement will lapse five years after the date of filing thereof and your security interest will become unperfected, unless a continuation statement is filed within six months prior to the end of such five-year period. We also call to your attention the fact that perfection of security interests under the California UCC in any of the Collateral will be terminated as to any Collateral acquired by the Company more than four (4) months after the Company changes its name, identity or corporate structure to such an extent as to make the Financing Statement seriously misleading, unless a new appropriate financing statement or an appropriate amendment to the Financing Statement indicating the new name, identity or corporate structure of the Company is properly filed before the expiration of four (4) months after such change;

         (x) we express no opinion as to the perfection of any security interest as against any claim or lien in favor of the United States or any State, or any agency or instrumentality thereof, including, without limitation, liens for the payment of federal or state taxes which are given priority by operation of law and liens under Title IV of the Employee Retirement Income Security Act of 1974;

         (xi) we have assumed that the Lender has taken possession of the Pledged Shares in good faith and without prior notice of any adverse claim;

         (xii) we have assumed that the Lender has not expressly or by implication waived, subordinated or agreed to any modification of the perfection of any security interest under the Loan Documents or agreed to any adverse claim; and

         (xiii) we call to your attention the fact that the security interest of the Lender in the Pledged Shares may be subject to security interests in favor of other persons that exist pursuant to Section 8-313(1)(i) or Section 8-321 of the California UCC if on or within 21 days prior to the date of delivery of any Pledged Shares to the Lender, the owner of such Pledged Shares shall have signed in favor of any person other than the Lender a security agreement which contains a description of such Pledged Shares and shall have received new value therefor from such person.

         We further advise you that:

         a. The enforceability of the Guaranty against O.S.I. Puerto Rico may be subject to California statutory provisions and case law to the effect that, in certain circumstance, a guarantor may be exonerated if the beneficiary of the Guaranty alters the original obligation of the principal without the consent of the guarantor, fails to inform the guarantor of material information pertinent to the principal or any collateral, elects remedies that may impair the subrogation rights of the guarantor against the principal or that may impair the value of the collateral, fails to accord the guarantor the protections afforded a debtor under the California Uniform Commercial Code or otherwise takes any action that materially prejudices the guarantor. While we believe that express and specific waivers of a guarantor's right to be exonerated, such as those contained in the Guaranty, should be generally enforceable under California law, we express no opinion as to whether the Guaranty contains an express and specific waiver of each exoneration a guarantor might assert in defense of a claim under a guaranty, or as to whether each of the waivers contained in the Guaranty is fully enforceable. In addition, we express no opinion with respect to the effect of (i) any modification to or amendment of the obligations of the Borrower that materially increases such obligations; (ii) any election of remedies by the Lender following the occurrence of an event of default under the Credit Agreement; or (iii) any other action by the Lender that materially prejudices O.S.I. Puerto Rico, if, in any such instance, such modification, election, or action occurs without notice to O.S.I. Puerto Rico and without granting O.S.I. Puerto Rico an opportunity to cure any default by the Borrower.

         b. It could be contended that the Guaranty has not been given for a fair or reasonably equivalent consideration, that O.S.I. Puerto Rico is, or, by executing the Guaranty may become, insolvent, and that the Guaranty may be violable by creditors of O.S.I. Puerto Rico or by a trustee or receiver of O.S.I. Puerto Rico in bankruptcy or similar proceedings pursuant to applicable bankruptcy, fraudulent conveyance or similar laws. Because of these possible contentions, our opinion set forth in paragraph 3 below is further limited by and subject to the effect of such laws.

         With respect to our opinion expressed in paragraph 1 below that the Borrower is in good standing under the laws of the State of California, we have relied solely upon the Certificate of Status (referred to above) of the Secretary of State of the State of California dated October 23, 1996 to the effect that the Borrower is duly incorporated and in good standing under the laws of the State of California. With respect to our opinion expressed in paragraph 1 below that the Borrower is duly qualified to do business in the Commonwealth of Pennsylvania we have relied solely on the certificate of good standing (referred to above) regarding the Borrower issued by the Pennsylvania Secretary of State and dated October 24, 1996. With respect to our opinion expressed in paragraph 1 below that O.S.I. Puerto Rico is in good standing under the laws of the State of Delaware, we have relied solely upon the certificate (referred to above) of the Secretary of State of the State of Delaware dated October 25, 1996 to the effect that O.S.I. Puerto Rico is duly incorporated and in good standing under the laws of the State of Delaware.

         We are admitted to practice law in the State of California. The opinions expressed herein are limited to the existing laws of the State of California, the Delaware General Corporation Law as in effect on the date hereof, and (except as expressly set forth below) the existing federal laws of the United States of America, assuming that such laws apply to the matters expressed herein. We disclaim any opinion as to the laws of any other jurisdiction. We have not conducted any special investigation of statutes, laws, rules, or regulations and our opinion is limited to such California and United States statutes, laws, rules or regulations, and provisions of the Delaware General Corporation Law, as in our experience are of general application to transactions of the sort contemplated by the Loan Documents. We also call your attention to the fact that under various reports published by committees of the State Bar of California, certain assumptions, qualifications and exceptions are implicit in opinions of lawyers. Although we have expressly set forth certain assumptions, qualifications and exceptions herein, we are not limiting or omitting any others set forth in the various reports or otherwise deemed standard by practice for lawyers in California.

         In rendering the opinions below, we are opining only as to the specific legal issues expressly set forth herein, and no opinion shall be inferred as to any other matters.

         Based upon and subject to the foregoing, and subject to the qualifications and exceptions contained herein, we are of the opinion that:

         1 . The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as it is currently being conducted. O.S.I. Puerto Rico is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as it is currently being conducted. The Borrower is duly qualified to do business and is in good standing in the Commonwealth of Pennsylvania (which the Borrower has represented in the Management Certificate to be the only jurisdiction other than California in which the Borrower owns property, has offices or employs employees).

         2. The execution, delivery and performance by the Borrower of each Loan Document has been duly authorized by all necessary corporate action on the part of the Borrower, The execution, delivery and performance by O.S.I. Puerto Rico of the Guaranty has been duly authorized by all necessary corporate action on the part of O.S.I. Puerto.

         3. The Loan Documents have been duly executed and delivered by Borrower. The Guaranty has been duly executed and delivered by O.S.I. Puerto Rico. The Loan Documents constitute legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms. The Guaranty constitutes a legal, valid, and binding obligation of O.S.I. Puerto Rico, enforceable against O.S.I. Puerto Rico in accordance with its terms.

         4. To our knowledge, the execution and delivery of the Loan Documents by the Borrower, and the execution and delivery of the Guaranty by O.S.I. Puerto Rico, does not (i) result in a breach of or constitute a default under or (except as contemplated in the Loan Documents) require the creation of any lien, charge or encumbrance on any property or assets of the Borrower or O.S.I. Puerto Rico, pursuant to the terms of any of the Material Agreements, or (ii) violate any law, statute, rule, or governmental regulation of the State of California or the United States of America presently in effect and applicable to the Borrower or O.S.I. Puerto Rico, except in each case for violations, breaches or defaults that would not reasonably be expected to have a material adverse effect on the Borrower.


         5. No authorization or approval or other action by, and no notice to or filing with, any United States federal or California governmental authority is required in connection with the execution and delivery of the Loan Documents by the Borrower or the execution and delivery of the Guaranty by O.S.I. Puerto Rico, except for filings required for the perfection of the liens and security interests granted to the Lender under the Loan Documents.

         6. To our knowledge, there are no actions or proceedings against the Borrower pending before any court, governmental agency or arbitrator which could reasonably be expected to have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Borrower (except the Galley Litigation, as to which we render no opinion) or which contest the legality, validity or enforceability of any Loan Document.

         7. Upon the proper filing and indexing of the Financing Statement in the Office of the Secretary of State of California (assuming that the representations made by Borrower with respect to the location of the Collateral, its place of business and chief executive office are and remain true and correct), the security interests granted by Borrower under the Pledge and Security Agreement in and to such Collateral will constitute perfected security interests therein to the extent that security interests in such Collateral may be perfected by filing a financing statement under Division 9 of the California Uniform Commercial Code.

         8. Assuming the Lender takes possession of and holds the shares of capital stock of O.S.I. Puerto Rico listed on Schedule A to the Pledge and Security Agreement (the "Pledged Shares"), delivered to the Lender pursuant to the Pledge and Security Agreement, with undated stock powers duly endorsed in blank, in the State of California, the Pledge and Security Agreement creates a valid and perfected security interest in favor of the Lender in the Pledged Shares.

         9. Neither Borrower nor O.S.I. Puerto Rico is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         10. The making of the Advances to the Borrower and the application of the proceeds thereof by the Borrower pursuant to and in accordance with the terms of the Credit Agreement does not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

         This opinion is intended solely for the benefit of the Lender for the purpose of the financing contemplated by the Credit Agreement and is not to be used by the Lender for any other purpose or made available to or relied upon by any other person, firm or entity, without our prior written consent. We disclaim any duty to update or advise the Lender of any fact, circumstance, event or change in the law that may hereafter occur or be brought to our attention even if it may affect or modify the opinions expressed herein.






                                Very truly yours,

                                                   FENWICK & WEST LLP

                               BIRD BIRD & HESTRES
                                    LAW FIRM
                              202 GALLARDO BUILDING
                             301 RECINTO SUR STREET
                           SAN JUAN, PUERTO RICO 00902



ANTONIO M. BIRD (1915-1995)                                        P.O. BOX 3128
ANTONIO M. BIRD, JR.                                   SAN JUAN, P.R. 00902-3128
EUGENE F. HESTRESTELEPHONE: (809) 721-0190            TELECOPIER: (809) 724-5305
      -----------
JOANNA BOCANEGRA OCASIO
GILOREN S. CARO PEREZ





                                October 30, 1996



Comerica Bank-California
c/o Gray Cary Ware & Freidenrich
400 Hamilton Avenue
Palo Alto, CA  94301-1825

                       Re:  O.S.I. Puerto Rico Corporation
                            BBH No. 80.7

Gentlemen:

                  We have acted as counsel to O.S.I. Puerto Rico Corporation ('OSI-PR') in connection with the proposed financing by and between O.S.I. Corporation d/b/a Ocular Sciences/American Hydron ('OSI') and Comerica Bank-California ('Comerica'). This opinion is delivered to you pursuant to the provisions of the Credit Agreement of even date herewith (the 'Comerica Credit Agreement').

                  The opinions expressed herein are qualified to the extent that the validity or enforceability of any of the agreements, documents or obligations referred to herein may be subject to or affected by applicable reorganization, moratorium, bankruptcy, insolvency, or other laws relating to or affecting the rights of creditors generally. We do not express any opinion on the availability of any equitable (whether in a proceeding at law or in equity) or other specific remedy upon breach of any of the agreements, documents or obligations referred to herein.

                  On the basis of and subject to the foregoing, it is our opinion that:

                  1. A court in the Commonwealth of Puerto Rico would enforce the choice of law provision (i.e., California Law) contained in the Guaranty Agreement of OSI dated as of October 30, 1996 (the "Guaranty").

                  2. The United States District Court in the Commonwealth of Puerto Rico would enforce a judgment against OSI obtained in a United States federal court in California with respect to the Guaranty. In the case of a judgment rendered by a California state court, for the judgment to be enforceable in the Commonwealth of Puerto Rico an exequatur petition would have to be filed in the General Court of Justice of the Commonwealth of Puerto Rico in order to give full faith and credit to the California judgment.

                  3. The filing of annual corporate reports with the Department of State of the Commonwealth of Puerto Rico are required in order for a corporation to be in good standing under the General Corporation Law of Puerto Rico. According to the records of the Department of State, OSI-PR's annual reports for the years 1991, 1993, 1994 and 1995 are outstanding and the firm of KPMG Peat Marwick has been engaged to file the outstanding reports. Upon the filing of these reports, OSI-PR will be in good standing under the laws of the Commonwealth of Puerto Rico.

                  This opinion is issued solely for your information in connection with the transaction described above and should not be quoted in whole or in part or otherwise referred to in any financial statement or other document or furnished to any other party or agency without our prior written consent and with the consent of OSI-PR.

                  I am a member of the bar of the Commonwealth of Puerto Rico. In rendering the foregoing opinions I have made no independent investigation of any laws other than the laws of the Commonwealth of Puerto Rico and the General Corporation Law of the Commonwealth of Puerto Rico.

                                        Very truly yours,



                                        BIRD BIRD & HESTRES

Our Ref:   RPB.JEM.                                          MOORE &
Your Ref:                                                    BLATCH
                                                             S O L I C I T O R S






October 30, 1996



Comerica Bank - California                                       11 The Avenue
333 West Santa Clara Street                                        Southampton
San Jose                                                              SO17 IXF
CA 95113                                             Telephone: (01703) 636311
USA                                                        Fax: (01703) 332205
                                                        DX 38507 Southampton 3

Dear Sirs

OSI CORPORATION (OSI) - EQUITABLE PLEDGE OF SHARES OF OCULAR SCIENCES LIMITED (THE COMPANY)

1        INTRODUCTION

We have been asked to give an opinion in connection with an equitable pledge (the CHARGE) of, inter alia, 1,950,000 ordinary shares of pound sterling1 each in the capital of the Company comprising 65 per cent of the issued share capital of the Company (the CHARGED SHARES) pursuant to a borrower pledge and security agreement dated 30 October 1996 (the BORROWER PLEDGE AGREEMENT) between OSI and Comerica Bank - California (the BANK) as part security for a loan facility of up to US $27,000,000 from the Bank to OSI pursuant to a credit agreement likewise dated 30 October 1996 between OSI and the Bank (the CREDIT AGREEMENT).

In this Opinion, reference to the DOCUMENTS shall be construed as reference to the Credit Agreement and the Borrower Pledge Agreement.

Words and expressions defined in the Documents will, unless otherwise defined herein, have the same meaning when used herein.

This opinion is given only in respect of the matters stated as at 30 October 1996 and on the basis of the law as it existed at that date.

We have been acting as legal advisers in England to OSI and the Company in connection with the Charge to the extent addressed in this Opinion.

2        DOCUMENTS

For the purpose of giving this Opinion we have examined the following documents:

2.1 an executed copy of the Credit Agreement, but not the Exhibits or Schedules thereto

2.2 an executed copy of the Borrower Pledge Agreement;

2.3 copies of the Memorandum of Association and the Articles of Association of the Company, certified as being true and correct copies as at 29 October 1996 by the Company Secretary of the Company;

2.4 a copy of the resolutions in writing of the members of the Company made pursuant to Section 381A of the Companies Act 1985, dated on or before 30 October 1996 signed by each member of the Company resolving in the terms and dealing with the matters referred to therein, duly certified by the Company Secretary of the Company as a true and complete copy of the original thereof;

2.5 copies of the resolutions in writing of a majority of the directors of the Company made pursuant to article 15 of the Articles of Association of the Company, each dated on or before 30 October 1996 signed by a majority of the directors of the Company resolving in the terms and dealing with the matters referred to therein, duly certified by the Company Secretary of the Company as true and complete copies of the originals thereof;

2.6 a copy of the unanimous written consent of the board of directors of OSI held on or before 30 October 1996, signed by each director of the board of OSI, resolving to approve the entry into the Documents and the other matters referred to therein duly certified by the Company Secretary of OSI as a true and complete copy of the original thereof;

2.7 our agent's report following their search on 28 October 1996 of the public records of the Company on file which were available for inspection by the public at the Companies Registry;

2.8 a certificate dated 29 October 1996 by the Company Secretary of the Company as to the due appointment of the directors adopting the resolutions referred to in paragraph 2.4 above;

2.9 a certificate dated 29 October 1996 by the Company Secretary of OSI, as to the due appointment of the directors adopting the resolutions referred to in paragraph 2.6 above, and as to the incumbency and signatures of the persons named in those resolutions as being authorised to sign, execute and deliver the Documents;

2.10 a copy of the undated stock transfer form in respect of the Charged Shares executed by OSI in favour of the Bank;

2.11 copies of the share certificates dated on or before 30 October 1996 sealed by the Company in favour of OSI in respect of the Charged Shares, duly certified by the Company Secretary of the Company as true and complete copies of the originals thereof;

and such other documents, records and papers as we think necessary or relevant as a basis for our opinions herein contained.


                                   - page 2 -

3        ASSUMPTIONS

For the purpose of this Opinion, we have assumed (without making any investigation thereof):

3.1 the authenticity of all documents or instruments submitted to us as originals;

3.2 the completeness and the conformity to original documents or instruments or all documents or instruments submitted to us as certified or other copies of originals;

3.3 the genuineness of all signatures and seals on the documents and instruments submitted to us;

3.4 that the Documents have been duly and properly executed by the persons authorised to execute the Documents by resolutions of the board of directors of OSI referred to in paragraph 2.6;

3.5 that there have been and will be no amendments to the Memorandum of Association or the Articles of Association of the Company as examined by us and certified as being true and correct copies by the Company Secretary of the Company as referred to in paragraph 2.3;

3.6 that the resolutions of the members of the Company referred to in paragraph
2.4 have not been and will not be amended or rescinded and are in full force and effect;

3.7 that the resolutions of the majority of the directors of the Company referred to in paragraph 2.5 have not been and will not be amended or rescinded and are in full force and effect and that due disclosure had been made by each director of any interest he might have in the transactions to which the Documents relate in accordance with the provisions of Section 317 of the Companies Act 1985 and the Articles of Association of the Company and that no director of the Company has any interest in the transactions to which the Documents relate except to the extent permitted by the Articles of Association of the Company;

3.8 that the Company has not passed and will not pass a voluntary winding-up resolution, no petition has been or will be presented or order made by a Court for the winding-up, dissolution or administration of the Company and no receiver, trustee, administrator, administrative receiver or similar officer has been or will be appointed in relation to the Company or any of its assets or revenues;

3.9 that each of the Credit Agreement and the Borrower Pledge Agreement are legal, valid, binding and enforceable under the laws of the State of California and that the Bank has not breached and will not breach any of the terms of the Documents;

3.10 that there is nothing in the Credit Agreement, the Borrower Pledge Agreement or in any agreement referred to in the documents reviewed by us which will affect the import of any of the statements made in this Opinion;

3.11 the capacity, power and authority of all parties to enter into, perform, observe and comply with all the terms of, and the due execution and delivery by such parties of, the Documents;



                                   - page 3 -

3.12 the accuracy and completeness of all factual representations contained or referred to in the Documents and in the documents referred to in paragraph 2 (which representations we have not independently verified) and that there are no other facts which were relevant as at 30 October 1996;

3.13 that on 30 October 1996, OSI was and will remain a duly organised and validly existing corporation in good standing under the laws of the State of California and had and has all corporate power and authority and full legal right to own its properties (including the capital stock or shares of its subsidiaries) and to carry on the businesses in which it was engaged on 30 October 1996 and proposed to be engaged thereafter.

3.14 that the Bank (pursuant to the Documents) is and will be a bona fide purchaser or transferee for value of the Charged Shares and rights secured under the Borrower Pledge Agreement without notice of any other concurrent or prior transfer, charge, mortgage or other encumbrance or security interest of whatsoever nature or claim in respect of the Charged Shares and rights at the date on which monies were and are advanced under the Credit Agreement and at the date of such purchase or transfer of the Charged Shares.

3.15 that no taxes or duties are payable in any jurisdiction outside England in connection with the documents referred to in this paragraph 3 or, if any taxes or duties are payable, that they will be fully paid in accordance with the law of such jurisdiction(s);

3.16 that to the extent that any consents were or are have been or will be required from any governmental or regulatory authority or agency or any third party (including banks or other lenders) in any jurisdiction outside England or from any third party (including banks or other lenders) in England all such consents have been and will be obtained for the pledging of the Charged Shares pursuant to the Borrower Pledge Agreement and the transfer of the Charged Shares pursuant thereto;

3.17 that none of the parties is or will be seeking to achieve any purpose not apparent from the Documents which might render any of the Documents illegal or void; and

3.18 that there are no provisions of the laws of any jurisdiction outside England which would have any implication on the opinions we express.

3.19 that the execution of the Borrower Pledge Agreement, the delivery of the same together with the delivery of the share certificates referred to in paragraph 2.11 and the stock transfer form referred to in paragraph 2.10 to the Bank were done as security for the indebtedness of OSI pursuant to the Credit Agreement;

3.20 that the terms set out in the Documents are not altered prior to the Transfer (as defined in paragraph 3.21) of the Charged Shares to the Bank;

3.21 that any Transfer (as herein defined) of the Charged Shares to the Bank is pursuant to the proper and valid exercise of an entitlement to do so on the part of the Bank under the terms of the Borrower Pledge Agreement (whether as a result of an Event of Default (as defined in the Borrower Pledge Agreement) or otherwise). For the purposes of this Opinion Transfer means the



                                   - page 4 -
completion by the Bank of the stock transfer form referred to in paragraph 2.10 and the registration in the register of members of the Company of the Bank as a member of the Company following the delivery by the Bank of such stock transfer form, duly stamped and the share certificates referred to in paragraph 2.11 to the Company for registration thereof.

We have made such examination of the laws of England as currently applied by English Courts as in our judgement is necessary for the purpose of this opinion. We do not however purport to be qualified to pass upon and express no opinion herein as to the laws of any jurisdiction other than those of England. This Opinion is governed by and shall be construed in accordance with English law.

4        OPINIONS

Based upon and subject to the foregoing and further subject to the assumptions and qualifications in this Opinion and having regard to such legal considerations as we have deemed relevant, we are of the opinion that: -

4.1 the Company is a company duly incorporated under the laws of England as a private limited liability company and is validly existing thereunder. As at 17 October 1996, the Company was in Good Standing as herein define. By GOOD STANDING (a phrase which has no recognised meaning under English law), we mean that according to a certificate dated 17 October 1996 from the Registrar of Companies, the Company has been in continuous and unbroken existence since the date of its incorporation on 25 April 1985 and that there is no document on the public file showing the institution of any proceedings for the winding up or liquidation of the Company or that the Company is not still in operation.

4.2 the Charged Shares have been duly authorised for issuance by the Company and have been issued to OSI fully paid up or credited as fully paid up.

4.3 Under the laws of England, there are no legal restrictions on the Transfer of the Charged Shares pursuant to the proper and valid enforcement of the Charge and the Transfer of the Charged Shares in manner aforesaid does not require any governmental approval or authorization in England, and the Memorandum and Articles of Association of the Company do not contain any restrictions on the Transfer of the Charged Shares in manner aforesaid and do not require any approval or other authorisation of the members of the Company in connection therewith.

4.4 The execution by OSI of the Borrower Pledge Agreement and delivery of the same together with the delivery of the share certificates referred to in paragraph 2.11 and the stock transfer form referred to in paragraph 2.10 to the Bank create a valid equitable pledge of the Charged Shares under the laws of England, enforceable in England.

4.5 All actions of the Company and OSI required by the laws of England in respect of the Charge to create a valid and enforceable equitable pledge under the laws of England have been duly taken by the Company and OSI.

4.6 Until the occurrence of: -



                                   - page 5 -

4.6.1 any Event of Default (as defined in the Borrower Pledge Agreement);

4.6.2 any other event entitling the Bank to enforce the Charge; or

4.6.3 any Transfer of the Charged Shares to the Bank

the Charge will not result in the imposition upon the Bank of any liability applicable to membership of the Company for capital contributions to the Company, for funding any unfunded obligations of the Company or for any other liability of the Company.

5        QUALIFICATIONS

The opinions expressed herein are subject to the following qualifications: -

5.1 the validity and enforcement of any of the Documents may be limited by statutes of limitation, lapse of time and by laws relating to bankruptcy, insolvency, liquidation, arrangement, moratorium, re-organisation or other laws relating to or affecting generally the enforcement of the rights of creditors, and claims may be or become subject to set-off or counterclaim;

5.2 equitable remedies, such as injunction and specific performance, are discretionary and may not necessarily be awarded by the English Courts; in particular, such remedies may not be available where damages are considered to be an adequate and appropriate remedy;

5.3 a provision that a calculation, determination or certificate will be conclusive and binding will not apply to a calculation, determination or certificate which is given unreasonably, arbitrarily or without good faith or which is fraudulent or manifestly inaccurate and will not necessarily prevent judicial enquiry into the merits of any claim;

5.4 failure to exercise a right may operate as a waiver of that right notwithstanding a provision such as section 8.5 of the Borrower Pledge Agreement.

5.5 we express no opinion on the accuracy or completeness of any statements or warranties of fact set out in the Documents, which statements and warranties we have not independently verified;

5.6 we express no opinion on any provision in any of the Documents requiring written amendments and waivers of such documents insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon or granted by or between the parties;

5.7 where any party to any of the Documents is vested with a discretion or may determine a matter in its opinion, Courts in England may require that such a discretion be exercised reasonably or that such an opinion be based on reasonable grounds;

5.8 An English Court would determine in its discretion whether or not an invalid, illegal or unenforceable provision may be severed or be partially effective, notwithstanding a provision such as section 8.7 of the Borrower Pledge Agreement;



                                   - page 6 -

5.9 the exercise by the Bank of the powers and remedies conferred on it by each of the Documents or otherwise vested in it by law will be subject to general equitable principles regarding the enforcement of security and the general supervisory powers and discretion of the English Courts in the context thereof and we express no opinion as to the efficacy of any powers conferred upon or the Bank or any receiver, administrative receiver or similar officer appointed under the Documents insofar as these powers go beyond those conferred by statute or by common law;

5.10 an English Court may not award by way of costs all of the expenditure incurred by a successful litigant in proceedings brought before the Court and an undertaking by any party to the Documents to bear any indemnity in respect of any taxes or duties might not be enforceable in respect of United Kingdom stamp duties, pursuant to Section 117 of the Stamp Act 1891, if such were imposed in the future;

5.11 the opinion expressed in paragraph 4.1 that the Company is a company duly incorporated under English law is based on the assumption set out in paragraph 3.8, on our telephone enquiry made on 30 October 1996 confirming that no winding up petition had been presented in respect of the Company but otherwise solely upon the result of a search conducted by our agents at the Companies Registry on 28 October 1996. It should be noted that: -

5.11.1 a search at the Companies Registry is not capable of revealing whether or not a winding-up petition or a petition for the making of an administration order has been presented; and

5.11.2 notice of a winding-up order or resolution, notice of an administration order and notice of the appointment of a receiver may not be filed at the Companies Registry immediately and there may be delay in the relevant notice appearing on the file of the relevant party;

5.12     we express no opinion as to:

5.12.1 the priority of any of the security created by the Borrower Pledge Agreement;

5.12.2 the legality, validity, binding nature or enforceability of the payment obligations contained in the Documents;

5.12.3 the efficacy of the Borrower Pledge Agreement in relation to any property other than the Charged Shares;

5.13 unless and until the Charged Shares are registered in the register of members of the Company in the name of the Bank the Charge will take effect as an equitable charge and may be defeated by interests acquired by third parties without notice of the Charge;

5.14 we express no opinion as to whether any provision in the Documents conferring a right of set-off or similar right would be effective against a liquidator, administrator or a creditor;

5.15 as regards the enforcement of a judgment of a foreign Court, the Courts of England will not simply register and enforce such judgment. It would be necessary to commence fresh



                                   - page 7 -
proceedings before the English Courts, in which the foreign judgment would be evidence of liability, subject to satisfaction of the following criteria: -

5.15.1 the procedural rules for commencement and maintenance of proceedings before the English Courts would need to be observed;

5.15.2 the foreign Court must properly have had jurisdiction to hear and determine the matter;

5.15.3 the decision of the foreign Court must have been final and conclusive;

5.15.4 the decision of the foreign Court must have been for a fixed sum only;

5.15.5 the decision of the foreign Court must not have been obtained by fraud or by a trick;

5.15.6 the decision of the foreign Court must not be contrary to public policy or have been given in proceedings of a penal or revenue nature; and

5.15.7 the decision of the foreign Court must not be contrary to natural justice;

5.16 the Transfer of the Charged Shares to the Bank will attract ad valorem stamp duty at the rate of 50 pence for each pound sterling100 (or part thereof) of consideration and accordingly the Bank will be required to submit the stock transfer form referred to in paragraph 2.10 for stamping and pay the duty thereon prior to being entitled to be registered as a member of the Company in the register of members of the Company.

5.17 The Company's loan facility from Midland Bank Plc (MIDLAND) contains a provision which would entitle Midland to withdraw the facility in the event of a change of control of the Company. There is no definition of "control" in the Midland loan documentation. However, it is likely that control would be deemed to change if the Charged Shares were registered in the name of the Bank.

This Opinion is given for the sole benefit of the Bank in connection with the transactions contemplated by the Credit Agreement. This Opinion is not to be disclosed to any other person nor is it to be relied upon by any other person or for any other purpose or quoted or referred to in any public document without our prior written consent.

Yours faithfully



MOORE & BLATCH




                                   - page 8 -

                                   EXHIBIT D-1

                         FORM OF COMPLIANCE CERTIFICATE



         This Compliance Certificate is being delivered by the undersigned, an Authorized Officer of O.S.I. Corporation (the "Borrower"), to Comerica Bank-California (the "Lender") pursuant to Section 5.2(c) (vi) of the Credit Agreement dated as of October 30, 1996 among the Borrower and the Lender (as amended or modified from time to time, the "Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the same meanings as set forth in the Agreement.

         The undersigned hereby certifies and warrants to the Lender, on behalf of the Borrower, as follows:

         1. The representations and warranties contained in Article IV of the Agreement and Article III of each Pledge and Security Agreement are true and correct in all material respects on and as of the date of this Compliance Certificate (or in the case of representations and warranties stated as having been made only on the date of such Agreement, on the date of such Agreement).

         2. No event has occurred and is continuing which constitutes an Event of Default or a Potential Default.

         3. Since December 31, 1995 there has been no Material Adverse Change.

         4. The following is a true and correct computation of the ratios and financial tests contained in the Agreement as of __________, 19___ (the "Fiscal Quarter End Date"):

         (a)   Section 5.1(a) - Maximum Leverage Ratio

               (i)      Total liabilities of the Borrower and its
                        consolidated Subsidiaries as of the Fiscal
                        Quarter End Date determined in accordance
                        with GAAP:                                              $

               (ii)     Subordinated Debt as of the Fiscal Quarter
                        End Date:                                               $

               (iii)    Debt permitted under Section 5.3(d)(vii) as of
                        the Fiscal Quarter End Date:                            $

               (iv)     Consolidated Total Debt as of the Fiscal
                        Quarter End Date [Item 4(a)(i) minus Item
                        4(a)(ii) minus Item 4(a)(iii)]:                         $

               (v) Consolidated Tangible Effective Net Worth as of





                                     D-1-1


                        the Fiscal Quarter End Date [Item 4(d)(x)
                        below]:                                                 $

               (vi)     Leverage Ratio as of the Fiscal Quarter End
                        Date [Item 4(a)(iv) divided by Item
                        4(a)(v)]:                                                ____:1.00

               (vii) The ratio in Item 4(a)(vi) may not be greater than:

                                 Fiscal Quarter End Date
                                 Closing Date through 6/30/97                    1.75:1.00
                                 9/30/97 and thereafter                          1.50:1.00

         (b)   Section 5.1(b) - Minimum Fixed Charge Coverage Ratio

               (i)      Net income of the Borrower and its
                        consolidated Subsidiaries for the four
                        consecutive Fiscal Quarters ending on the
                        Fiscal Quarter End Date determined in
                        accordance with GAAP:                                   $

               (ii)     Litigation Adjustment (net of applicable
                        taxes) for the four consecutive Fiscal Quarters
                        ending on the Fiscal Quarter End Date:                  $

               (iii)    Consolidated Interest Expense for the four
                        consecutive Fiscal Quarters ending on the
                        Fiscal Quarter End Date:                                $

               (iv)     Depreciation and amortization expense of the
                        Borrower and its consolidated Subsidiaries for
                        the four consecutive Fiscal Quarters ending
                        on the Fiscal Quarter End Date:                         $

               (v)      Preferred stock dividends paid or payable by
                        the Borrower or any of its consolidated
                        Subsidiaries for the four consecutive Fiscal
                        Quarters ending on the Fiscal Quarter End
                        Date:                                                   $

               (vi)     Consolidated Capital Expenditures for the
                        four consecutive Fiscal Quarters ending on
                        the Fiscal Quarter End Date:                            $

               (vii)    Proceeds from Permitted Outside Funded Debt generated
                        for the four consecutive Fiscal Quarters ending on
                        the Fiscal Quarter End
                        Date:                                                   $

               (viii)   Cash Flow for the four consecutive Fiscal Quarters




                                      D-1-2

                        ending on the Fiscal Quarter End Date [Item 4(b)(i)
                        plus Item 4(b)(ii) plus Item 4(b)(iii) plus Item
                        4(b)(iv) minus Item 4(b)(v),
                        minus Item 4(b)(vi) plus Item 4(b)(vii)]:               $

               (ix)     Consolidated Interest Expense for the four
                        consecutive Fiscal Quarters ending on the
                        Fiscal Quarter End Date:                                $

               (x)      The aggregate of all principal payments with respect
                        to all indebtedness for borrowed money (including
                        Capital Leases and Facility B, but excluding Facility
                        A and Debt permitted under Section 5.3(d)(vii)) due
                        and payable or paid during the four consecutive
                        Fiscal Quarters ending on the Fiscal Quarter
                        End Date:                                               $

               (xi)     Item 4(b)(ix) plus Item 4(b)(x):                        $

               (xii)    Fixed Charge Coverage Ratio as of the Fiscal
                        Quarter End Date [Item 4(b)(viii) divided by
                        Item 4(b)(xi)]:                                         ____:1.00

               (xiii) The ratio in Item 4(b)(xii) may not be less than:

                                 Fiscal Quarter End Date
                                 Closing Date through 3/31/97                   1.10:1.00
                                 6/30/97                                        1.25:1.00
                                 9/30/97 through 9/30/98                        1.40:1.00
                                 12/31/98 and thereafter                        1.50:1.00

         (c)   Section 5.1(c) - Minimum Profitability

               (i)      Net income of the Borrower and its
                        consolidated Subsidiaries for the Fiscal
                        Quarter ending on the Fiscal Quarter End
                        Date determined in accordance with GAAP:                $

               (ii)     Litigation Adjustment (net of applicable
                        taxes) during the Fiscal Quarter ending on the
                        Fiscal Quarter End Date:                                $

               (iii)    Consolidated Net Income [Item 4(c)(i) plus
                        Item 4(c)(ii)]:                                         $

               (iv)     The amount set forth in Item 4(c)(iii) may not be



                                   D-1-3

                        less than:                                           $1

         (d)   Section 5.1(d) - Minimum Consolidated
               Tangible Effective Net Worth

               (i)      Base amount:                                            $18,750,000

               (ii)     Cumulative Consolidated Net Income (but without
                        taking into account any losses), commencing with the
                        Fiscal Quarter ending on September 30, 1996 and
                        ending with the Fiscal Quarter ending on the Fiscal
                        Quarter End Date, determined in accordance with
                        GAAP:                                                   $

               (iii)    80% of Item 4(d)(ii):                                   $

               (iv)     100% of the Cash Proceeds from any Equity
                        Issuance after the Closing Date:                        $

               (v)      Item 4(d)(i) plus Item 4(d)(iii) plus Item
                        4(d)(iv):                                               $

               (vi)     Net book value of all assets of the Borrower
                        and its consolidated Subsidiaries as of the
                        Fiscal Quarter End Date determined in
                        accordance with GAAP:                                   $

               (vii)    Intangible Assets as of the Fiscal Quarter End
                        Date:                                                   $

               (viii)   Consolidated Total Debt as of the Fiscal
                        Quarter End Date [Item 4(a)(iv) above]:                 $

               (ix)     Litigation Adjustment (net of applicable
                        taxes) incurred after the Closing Date:                 $

               (x)      Consolidated Tangible Effective Net Worth as
                        of the Fiscal Quarter End Date [Item 4(d)(vi)
                        minus Item 4(d)(vii) minus Item 4(d)(viii)
                        plus Item 4(d)(ix)]:                                    $

               (xi) The amount in Item 4(d)(x) may not be less than the amount in Item 4(d)(v).

         The undersigned has reviewed the terms of the Agreement and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of the Borrower during the Fiscal Quarter covered by this Compliance Certificate.

         IN WITNESS WHEREOF, the Borrower has caused this Compliance Certificate to be




                                      D-1-4
executed and delivered, and the certifications and warranties contained herein to be made, as of this day of ___________, 19___.




                                        O.S.I. CORPORATION


                                        By ___________________________________

                                        Its __________________________________










                                      D-1-5